AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 6, 2015

REGISTRATION NO. 333-189337

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DELMAR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	2834	99-0360497
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Suite 720-999 West Broadway

Vancouver, British Columbia

Canada V5Z 1K5

(604) 629-5989

 (Address and telephone number of principal executive offices)

Jeffrey Bacha

Suite 720-999 West Broadway

Vancouver, British Columbia

Canada V5Z 1K5

(604) 629-5989

(Name, address and telephone number of agent for service)

Copies to:

Gregory Sichenzia, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

(COVER CONTINUES ON FOLLOWING PAGE)

i

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer

☐ Accelerated filer

☐ Non-accelerated filer

☒ Smaller reporting company

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities under this prospectus until the registration statement of which it is a part and filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED MARCH 6, 2015

DELMAR PHARMACEUTICALS, INC.

24,828,168 Shares of Common Stock

This prospectus relates to the public offering of up to 24,828,168 shares of common stock of DelMar Pharmaceuticals, Inc. by the selling stockholders, including 17,005,298 outstanding shares, 7,622,870 shares issuable upon exercise of outstanding warrants, and 200,000 shares issuable upon exchange of Exchangeable Shares (as defined herein).

The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.

We will not receive any of the proceeds from the sale of common stock by the selling stockholders. We will pay the expenses of registering these shares.

Investing in our common stock involves a high degree of risk.  You should consider carefully the risk factors beginning on page 2 of this prospectus before purchasing any of the shares offered by this prospectus.

Our common stock is quoted on the OTCQX and trades under the symbol “DMPI”. The last reported sale price of our common stock on the OTCQX on March 5, 2015, was $0.87 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is_________, 2015.

iii

DELMAR PHARMACEUTICALS, INC.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

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EXPLANATORY NOTE

This registration statement is filed by the registrant as post-effective amendment #2 on Form S-1 to update the Registration Statement on Form S-1 originally filed by the registrant with the Securities and Exchange Commission on June 14, 2013 and declared effective by the Securities and Exchange Commission on June 28, 2013, as amended by post-effective amendment #1 thereto, filed with the Securities and Exchange Commission on April 17, 2014, and declared effective by the Securities and Exchange Commission on April 29, 2014. The registrant is not seeking to register any additional shares pursuant to this Registration Statement.

Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the section entitled “Risk Factors”, before deciding to invest in our common stock.

About Us

DelMar Pharmaceuticals, Inc. (the “Company”) is a Nevada corporation formed on June 24, 2009 under the name Berry Only Inc. (“Berry”). Prior to the Reverse Acquisition (discussed below), Berry did not have any significant assets or operations.

DelMar Pharmaceuticals, Inc. is the parent company of Del Mar Pharmaceuticals (BC) Ltd. (“DelMar (BC)”), a British Columbia, Canada corporation incorporated on April 6, 2010, which is a clinical and commercial stage drug development company with a focus on the treatment of cancer.   We are conducting clinical trials in the United States with our lead product, VAL-083, as a potential new treatment for glioblastoma multiforme (“GBM”), the most common and aggressive form of brain cancer.  We have also acquired certain exclusive commercial rights to VAL-083 in China where it is approved as a chemotherapy for the treatment of chronic myelogenous leukemia (“CML”) and lung cancer.  We plan to seek marketing partnerships in China in order to generate royalty revenue.

References in this prospectus, and the registration statement of which it forms a part, to “we,” “us,” “our” and similar words refer to the Company and its wholly-owned subsidiaries, DelMar (BC), Callco (defined below) and Exchangeco (defined below), unless the context indicates otherwise, and, prior to the effectiveness of the Reverse Acquisition, these terms refer to DelMar (BC). References to “Berry” relate to the Company prior to the Reverse Acquisition.

About this Offering

On January 25, 2013 (the “Closing Date”), the Company entered into and closed an exchange agreement (the “Exchange Agreement”), with DelMar (BC), 0959454 B.C. Ltd., a British Columbia corporation and a wholly-owned subsidiary of the Company (“Callco”), 0959456 B.C. Ltd., a British Columbia corporation and a wholly-owned subsidiary of the Company (“Exchangeco”), and securityholders of DelMar (BC). Pursuant to the Exchange Agreement, (i) the Company issued 4,340,417 shares of common stock  (the “Parent Shares”) to the shareholders of DelMar (BC) who are United States residents (the “U.S. Holders”) in exchange for the transfer to Exchangeco of all 4,340,417 outstanding common shares of DelMar (BC) held by the U.S. Holders, (ii) the shareholders of DelMar (BC) who are Canadian residents (the “Canadian Holders”) received, in exchange for the transfer to Exchangeco of all 8,729,583 outstanding common shares of DelMar (BC) held by the Canadian Holders, 8,729,583 exchangeable shares (the “Exchangeable Shares”) of Exchangeco, and (iii) outstanding warrants to purchase 3,360,000 common shares of DelMar (BC) and outstanding stock options to purchase 1,020,000 common shares of DelMar (BC) were deemed to be amended such that,  rather than entitling the holder to acquire common shares of DelMar (BC), such options and warrants (as amended, the “Exchange Agreement Warrants”) will entitle the holders to acquire shares of common stock of the Company. The Canadian Holders will be entitled to require Exchangeco to redeem (or, at the option of the Company or Callco, to have the Company or Callco purchase) the Exchangeable Shares, and upon such redemption or purchase to receive an equal number of shares of common stock of the Company.

Effective on the Closing Date, pursuant to the Exchange Agreement, DelMar (BC) became (indirectly through Exchangeco) a wholly-owned subsidiary of the Company. The acquisition of DelMar (BC) is treated as a reverse acquisition (the “Reverse Acquisition”), and the business of DelMar (BC) became the business of the Company. At the time of the Reverse Acquisition, Berry was not engaged in any active business.

We have incurred losses since our inception. Since our inception on April 6, 2010 through December 31, 2014, we have accumulated net losses of $21,064,623. We incurred net losses of $2,399,120 for the six months ended December 31, 2014, $8,290,689 and $ 2,400,363 for the years ending December 31, 2013 and 2012, respectively.

Our executive offices are located at Suite 720-999 West Broadway, Vancouver, British Columbia, Canada V5Z 1K5.  Our clinical operations are managed at Suite R, 3475 Edison Way, Menlo Park, California, 94025.  Our website is located at www.delmarpharma.com, and our telephone number is 604-629-5989.

1

On January 25, 2013, January 31, 2013, February 8, 2013, February 21, 2013, February 28, 2013, March 1, 2013, and March 6, 2013, the Company entered into and closed a series of subscription agreements with accredited investors (the “Investors”), pursuant to which the Company sold an aggregate of 13,125,002 Units, each Unit consisting of one share of common stock and one five-year warrant (the “Investor Warrants”) to purchase one share of common stock at an exercise price of $0.80, for a purchase price of $0.80 per Unit, for aggregate gross proceeds of $10,500,000 (the “Private Offering”). The exercise price of the Investor Warrants is subject to adjustment in the event that the Company sells common stock at a price lower than the exercise price, subject to certain exceptions. The Investor Warrants are redeemable by the Company at a price of $0.001 per Warrant at any time subject to the conditions that (i) the Company’s common stock has traded for twenty (20) consecutive trading days with a closing price of at least $1.60 per share with an average trading volume of 50,000 shares per day and (ii) the underlying shares of common stock are registered.

  Effective January 24, 2013, the Company affected a warrant dividend (the “Warrant Dividend”) pursuant to which the Company issued one five-year warrant to purchase one share of common stock at an exercise price of $1.25 for each outstanding share of common stock. Effective October 31, 2014, the Company entered into amendments (the “Dividend Warrant Amendments”) with holders of such warrants (as amended, the “Dividend Warrants”). Pursuant to the Dividend Warrant Amendments, 3,250,007 Dividend Warrants were amended to remove the provision requiring the Company to net cash settle the Dividend Warrants in the event the Company fails to timely deliver shares of common stock upon exercise, and to remove the Company’s right to redeem the Dividend Warrants.

Pursuant to the Warrant Dividend, the Company issued an aggregate of 3,250,007 Dividend Warrants. The Dividend Warrants have the same material terms as the Investor Warrants except as follows:

    The exercise price of the Dividend Warrants is $1.25, which will not be adjustable in the event of subsequent equity sales by the Company at a lower price.

    The Dividend Warrants will only be exercisable at such times as the underlying shares of common stock are registered.

This prospectus includes the resale of (i) 16,050,298 shares of common stock issued in the Private Offering or issued upon exercise of warrants issued in the Private Offering, (ii) 4,372,863 shares of common stock underlying the Investor Warrants issued in the Private Offering, (iii) 3,250,007 shares of common stock underlying the Dividend Warrants, (iv) 515,000 shares of common stock issued to certain selling stockholders for services, (v) 200,000 shares of common stock issuable upon exchange of Exchangeable Shares held by certain selling stockholders,  (vii) 190,000 Parent Shares held by certain selling stockholders, (viii) 200,000 shares of common stock issued upon the exchange of Exchangeable Shares, and (ix) 50,000  shares of common stock issued upon the exercise of Exchange Agreement Warrants.

Summary of the Shares offered by the Selling Stockholders.

The following is a summary of the shares being offered by the selling stockholders:

Common Stock offered by the selling stockholders	Up to 24,828,168 shares of common stock, of which 7,622,870 shares are issuable upon exercise of warrants and 200,000 shares are issuable upon exchange of Exchangeable Shares.

Common Stock outstanding prior to the offering	34,854,889 (1)

Common Stock to be outstanding after the offering	42,677,759 assuming the full exercise of the warrants and full exchange of the Exchangeable Shares the underlying shares of which are included in this prospectus.

Use of proceeds	We will not receive any proceeds from the sale of the Common Stock hereunder.

(1)   Based upon the total number of issued and outstanding shares as of March 5, 2015.

RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. Our business, operating results and financial condition could be harmed and the value of our stock could go down as a result of these risk factors. This means you could lose all or a part of your investment.

2

Risks related to our Business and our Industry

We have a limited operating history and a history of operating losses, and expect to incur significant additional operating losses.

We are an early stage company and there is limited historical financial information upon which to base an evaluation of our performance. Our prospects must be considered in light of the uncertainties, risks, expenses, and difficulties frequently encountered by companies in their early stages of operations. We have generated net losses since we began operations, including $2,399,120, $2,798,908, $8,290,689 and $2,400,363 for the six months ended December 31, 2014 and June 30, 2014 and the years ended December 31, 2013 and 2012, respectively. We expect to incur substantial additional net expenses over the next several years as our research, development, and commercial activities increase. The amount of future losses and when, if ever, we will achieve profitability are uncertain. Our ability to generate revenue and achieve profitability will depend on, among other things, successful completion of the preclinical and clinical development of our product candidate; obtaining necessary regulatory approvals from the Food and Drug Administration (“FDA”) and international regulatory agencies; successful manufacturing, sales, and marketing arrangements; and raising sufficient funds to finance our activities. If we are unsuccessful at some or all of these undertakings, our business, prospects, and results of operations may be materially adversely affected.

We will need to secure additional financing.

We anticipate that we will incur operating losses for the foreseeable future. We will require additional funds for our anticipated operations and if we are not successful in securing additional financing, we may be required to delay significantly, reduce the scope of our research and development program, downsize our general and administrative infrastructure, or seek alternative measures to avoid insolvency, including arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies or product candidate.

We are an early-stage company with an unproven business strategy and may never achieve commercialization of our candidate products or profitability.

We are at an early stage of development and commercialization of our technologies and product candidate. We have not yet begun to market any products and, accordingly, have not begun or generate revenues from the commercialization of our product. Our product will require significant additional clinical testing and investment prior to commercialization. A commitment of substantial resources by ourselves and, potentially, our partners to conduct time-consuming research and clinical trials will be required if we are to complete the development of our product candidate. There can be no assurance that our product candidate will meet applicable regulatory standards, obtain required regulatory approvals, be capable of being produced in commercial quantities at reasonable costs or be successfully marketed. Our product candidate is not expected to be commercially available for several years, if at all.

We are currently focused on the development of a single product candidate.

Our product development efforts are currently focused on a single product, VAL-083, for which we are researching multiple indications. If VAL-083 fails to achieve clinical endpoints or exhibits unanticipated toxicity or if a superior product is developed by a competitor, our prospects for obtaining regulatory approval and commercialization may be negatively impacted. In the long term, we hope to establish a pipeline of product candidates and we have identified additional product candidates that we may be able to acquire or license in the future. However, at this time we do not have any formal agreements granting us any rights to such additional product candidates.

Our collaborators’ ability to sell therapeutic products will depend to a large extent upon reimbursement from health care insurance companies.

Our success may depend, in part, on the extent to which reimbursement for the costs of therapeutic products and related treatments will be available from third-party payers such as government health administration authorities, private health insurers, managed care programs, and other organizations. Over the past decade, the cost of health care has risen significantly, and there have been numerous proposals by legislators, regulators, and third-party health care payers to curb these costs. Some of these proposals have involved limitations on the amount of reimbursement for certain products. Similar federal or state health care legislation may be adopted in the future and any products that we or our collaborators seek to commercialize may not be considered cost-effective. Adequate third-party insurance coverage may not be available for us or our collaborative partners to establish and maintain price levels that are sufficient for realization of an appropriate return on investment in product development.

We are dependent on obtaining certain patents and protecting our proprietary rights.

Our success will depend, in part, on our ability to obtain patents, maintain trade secret protection and operate without infringing on the proprietary rights of third parties or having third parties circumvent our rights. We have filed and are actively pursuing patent applications for our products. The patent positions of biotechnology, biopharmaceutical and pharmaceutical companies can be highly uncertain and involve complex legal and factual questions. Thus, there can be no assurance that any of our patent applications will result in the issuance of patents, that we will develop additional proprietary products that are patentable, that any patents issued to us or those that already have been issued will provide us with any competitive advantages or will not be challenged by any third parties, that the patents of others will not impede our ability to do business or that third parties will not be able to circumvent our patents. Furthermore, there can be no assurance that others will not independently develop similar products, duplicate any of our products not under patent protection, or, if patents are issued to us, design around the patented products we developed or will develop.

3

We may be required to obtain licenses from third parties to avoid infringing patents or other proprietary rights. No assurance can be given that any licenses required under any such patents or proprietary rights would be made available, if at all, on terms we find acceptable. If we do not obtain such licenses, we could encounter delays in the introduction of products, or could find that the development, manufacture or sale of products requiring such licenses could be prohibited.

A number of pharmaceutical, biopharmaceutical and biotechnology companies and research and academic institutions have developed technologies, filed patent applications or received patents on various technologies that may be related to or affect our business. Some of these technologies, applications or patents may conflict with our technologies or patent applications. Such conflict could limit the scope of the patents, if any, that we may be able to obtain or result in the denial of our patent applications. In addition, if patents that cover our activities are issued to other companies, there can be no assurance that we would be able to obtain licenses to these patents at a reasonable cost or be able to develop or obtain alternative technology. If we do not obtain such licenses, we could encounter delays in the introduction of products, or could find that the development, manufacture or sale of products requiring such licenses could be prohibited. In addition, we could incur substantial costs in defending ourselves in suits brought against us on patents it might infringe or in filing suits against others to have such patents declared invalid.

Patent applications in the U.S. are maintained in secrecy and not published if either: i) the application is a provisional application or, ii) the application is filed and we request no publication, and certify that the invention disclosed “has not and will not” be the subject of a published foreign application. Otherwise, U.S. applications or foreign counterparts, if any, publish 18 months after the priority application has been filed. Since publication of discoveries in the scientific or patent literature often lag behind actual discoveries, we cannot be certain that we or any licensor were the first creator of inventions covered by pending patent applications or that we or such licensor was the first to file patent applications for such inventions. Moreover, we might have to participate in interference proceedings declared by the U.S. Patent and Trademark Office to determine priority of invention, which could result in substantial cost to us, even if the eventual outcome were favorable to us. There can be no assurance that our patents, if issued, would be held valid or enforceable by a court or that a competitor’s technology or product would be found to infringe such patents.

In addition, the protection of intellectual property rights in China (where our clinical product candidate, VAL-083, is manufactured pursuant to a collaboration agreement with the only manufacturer presently licensed by the CFDA to produce the product for the China market, and where VAL-083 is approved for the treatment of CML and lung cancer) is relatively weak compared to the United States, which may negatively affect our ability to generate royalty revenue from sales of VAL-083 in China.

Much of our know-how and technology may not be patentable. To protect our rights, we require employees, consultants, advisors and collaborators to enter into confidentiality agreements. There can be no assurance, however, that these agreements will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure. Further, our business may be adversely affected by competitors who independently develop competing technologies, especially if we obtain no, or only narrow, patent protection.

We are subject to various government regulations.

The manufacture and sale of human therapeutic and diagnostic products in the U.S., Canada and foreign jurisdictions are governed by a variety of statutes and regulations. These laws require approval of manufacturing facilities, controlled research and testing of products and government review and approval of a submission containing manufacturing, preclinical and clinical data in order to obtain marketing approval based on establishing the safety and efficacy of the product for each use sought, including adherence to current cGMP during production and storage, and control of marketing activities, including advertising and labeling.

The product we are currently developing will require significant development, preclinical and clinical testing and investment of substantial funds prior to their commercialization. The process of obtaining required approvals can be costly and time-consuming, and there can be no assurance that future products will be successfully developed and will prove to be safe and effective in clinical trials or receive applicable regulatory approvals. Markets other than the U.S. and Canada have similar restrictions. Potential investors and shareholders should be aware of the risks, problems, delays, expenses and difficulties which we may encounter in view of the extensive regulatory environment which controls our business.

If we are unable to keep up with rapid technological changes in our field or compete effectively, we will be unable to operate profitably.

We are engaged in a rapidly changing field. Other products and therapies that will compete directly with the products that we are seeking to develop and market currently exist or are being developed. Competition from fully integrated pharmaceutical companies and more established biotechnology companies is intense and is expected to increase. Most of these companies have significantly greater financial resources and expertise in discovery and development, manufacturing, preclinical and clinical testing, obtaining regulatory approvals and marketing than us. Smaller companies may also prove to be significant competitors, particularly through collaborative arrangements with large pharmaceutical and established biopharmaceutical or biotechnology companies. Many of these competitors have significant products that have been approved or are in development and operate large, well-funded discovery and development programs. Academic institutions, governmental agencies and other public and private research organizations also conduct research, seek patent protection and establish collaborative arrangements for therapeutic products and clinical development and marketing. These companies and institutions compete with us in recruiting and retaining highly qualified scientific and management personnel. In addition to the above factors, we will face competition based on product efficacy and safety, the timing and scope of regulatory approvals, availability of supply, marketing and sales capability, reimbursement coverage, price and patent position. There is no assurance that our competitors will not develop more effective or more affordable products, or achieve earlier patent protection or product commercialization, than our own.

4

Other companies may succeed in developing products earlier than ourselves, obtaining Health Canada, European Medicines Agency (“EMA”) and FDA approvals for such products more rapidly than we will, or in developing products that are more effective than products we propose to develop. While we will seek to expand our technological capabilities in order to remain competitive, there can be no assurance that research and development by others will not render our technology or products obsolete or non-competitive or result in treatments or cures superior to any therapy we develop, or that any therapy we develop will be preferred to any existing or newly developed technologies.

Clinical trials for our product candidate are expensive and time consuming, and their outcome is uncertain.

The process of obtaining and maintaining regulatory approvals for new therapeutic product is expensive, lengthy and uncertain. Costs and timing of clinical trials may vary significantly over the life of a project owing to any or all of the following non-exclusive reasons:

•	the duration of the clinical trial;

•	the number of sites included in the trials;

•	the countries in which the trial is conducted;

•	the length of time required and ability to enroll eligible patients;

•	the number of patients that participate in the trials;

•	the number of doses that patients receive;

•	the drop-out or discontinuation rates of patients;

•	per patient trial costs;

•	third party contractors failing to comply with regulatory requirements or meet their contractual obligations to us in a timely manner;

•	our final product candidates having different properties in humans than in laboratory testing;

•	the need to suspend or terminate our clinical trials;

•	insufficient or inadequate supply of quality of necessary materials to conduct our trials;

•	potential additional safety monitoring, or other conditions required by FDA or comparable foreign regulatory authorities regarding the scope or design of our clinical trials, or other studies requested by regulatory agencies;

•	problems engaging institutional review boards (“IRB”) to oversee trials or in obtaining and maintaining IRB approval of studies;

•	the duration of patient follow-up;

•	the efficacy and safety profile of a product candidate;

•	the costs and timing of obtaining regulatory approvals; and

•	the costs involved in enforcing or defending patent claims or other intellectual property rights.

Late stage clinical trials are especially expensive, typically requiring tens of millions of dollars, and take years to reach their outcomes. Such outcomes often fail to reproduce the results of earlier trials. It is often necessary to conduct multiple late stage trials (including multiple Phase III trials) in order to obtain sufficient results to support product approval, which further increases the expense. Sometimes trials are further complicated by changes in requirements while the trials are under way (for example, when the standard of care changes for the disease that is being studied in the trial). Accordingly, any of our current or future product candidates could take a significantly longer time to gain regulatory approval than we expect, or may never gain approval, either of which could delay or stop the commercialization of our product candidate.

5

We may be required to suspend or discontinue clinical trials due to unexpected side effects or other safety risks that could preclude approval of our product candidate.

Our clinical trials may be suspended at any time for a number of reasons. For example, we may voluntarily suspend or terminate our clinical trials if at any time we believe that they present an unacceptable risk to the clinical trial patients. In addition, the FDA or other regulatory agencies may order the temporary or permanent discontinuation of our clinical trials at any time if they believe that the clinical trials are not being conducted in accordance with applicable regulatory requirements or that they present an unacceptable safety risk to the clinical trial patients.

Administering any product candidate to humans may produce undesirable side effects. These side effects could interrupt, delay or halt clinical trials of our product candidates and could result in the FDA or other regulatory authorities denying further development or approval of our product candidates for any or all targeted indications. Ultimately, some or all of our product candidates may prove to be unsafe for human use. Moreover, we could be subject to significant liability if any volunteer or patient suffers, or appears to suffer, adverse health effects as a result of participating in our clinical trials.

We may not receive regulatory approvals for our product candidate or there may be a delay in obtaining such approvals.

Our product and our ongoing development activities are subject to regulation by regulatory authorities in the countries in which we or our collaborators and distributors wish to test, manufacture or market our products. For instance, the FDA will regulate the product in the U.S. and equivalent authorities, such as the EMA, will regulate in Europe. Regulatory approval by these authorities will be subject to the evaluation of data relating to the quality, efficacy and safety of the product for its proposed use, and there can be no assurance that the regulatory authorities will find our data sufficient to support product approval of VAL-083.

The time required to obtain regulatory approval varies between countries. In the U.S., for products without “Fast Track” status, it can take up to eighteen (18) months after submission of an application for product approval to receive the FDA's decision. Even with Fast Track status, FDA review and decision can take up to twelve (12) months. At present, we do not have Fast Track status for our clinical product candidate, VAL-083.

Different regulators may impose their own requirements and may refuse to grant, or may require additional data before granting, an approval, notwithstanding that regulatory approval may have been granted by other regulators. Regulatory approval may be delayed, limited or denied for a number of reasons, including insufficient clinical data, the product not meeting safety or efficacy requirements or any relevant manufacturing processes or facilities not meeting applicable requirements as well as case load at the regulatory agency at the time.

We may fail to comply with regulatory requirements.

Our success will be dependent upon our ability, and our collaborative partners’ abilities, to maintain compliance with regulatory requirements, including cGMP, and safety reporting obligations. The failure to comply with applicable regulatory requirements can result in, among other things, fines, injunctions, civil penalties, total or partial suspension of regulatory approvals, refusal to approve pending applications, recalls or seizures of products, operating and production restrictions and criminal prosecutions.

Regulatory approval of our products may be withdrawn at any time.

After regulatory approval has been obtained for medicinal products, the product and the manufacturer are subject to continual review, including the review of adverse experiences and clinical results that are reported after our products are made available to patients, and there can be no assurance that such approval will not be withdrawn or restricted. Regulators may also subject approvals to restrictions or conditions, or impose post-approval obligations on the holders of these approvals, and the regulatory status of such products may be jeopardized if such obligations are not fulfilled. If post-approval studies are required, such studies may involve significant time and expense.

The manufacturer and manufacturing facilities we use to make any of our products will also be subject to periodic review and inspection by the FDA or EMA, as applicable. The discovery of any new or previously unknown problems with the product, manufacturer or facility may result in restrictions on the product or manufacturer or facility, including withdrawal of the product from the market. We will continue to be subject to the FDA or EMA requirements, as applicable, governing the labeling, packaging, storage, advertising, promotion, recordkeeping, and submission of safety and other post-market information for our product candidate, even those that the FDA or EMA, as applicable, had approved. If we fail to comply with applicable continuing regulatory requirements, we may be subject to fines, suspension or withdrawal of regulatory approval, product recalls and seizures, operating restrictions and other adverse consequences.

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We manufacture our clinical supplies at a single location. Any disruption at this facility could adversely affect our business and results of operations.

We rely on our manufacturing partner, Guangxi Wuzhou Pharmaceuticals (Group) Co. Ltd., for the manufacture of clinical supply of VAL-083. If our partner’s facility were damaged or destroyed, or otherwise subject to disruption, it would require substantial lead-time to replace our clinical supply. In such event, we would be forced to rely entirely on other third-party contract manufacturers for an indefinite period of time. We have established a relationship with a back-up manufacturer, which has produced quantities of the active pharmaceutical ingredient contained in VAL-083. However, at this time no drug product has been manufactured by a third-party back-up manufacturer. Any disruptions or delays by Guangxi Wuzhou Pharmaceuticals or their failure to meet regulatory compliance could impair our ability to develop VAL-083, which would adversely affect our business and results of operations.

There may not be a viable market for our product.

We believe that there will be many different applications for our product. We also believe that the anticipated market for our product will continue to expand. These assumptions may prove to be incorrect for a variety of reasons, including competition from other products and the degree of our products’ commercial viability.

We rely on key personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

We are dependent on certain members of our management, scientific and drug development staff and consultants, the loss of services of one or more of whom could materially adversely affect us.

We currently have four full-time employees, and retain the services of approximately 15 persons on an independent contractor/consultant and contract-employment basis. Our ability to manage growth effectively will require us to continue to implement and improve our management systems and to recruit and train new employees. Although we have done so in the past and expect to do so in the future, there can be no assurance that we will be able to successfully attract and retain skilled and experienced personnel.

We may be subject to foreign exchange fluctuation.

Our functional and reporting currency is the United States dollar.  We maintain bank accounts in United States and Canadian dollars. A portion of our expenditures are in foreign currencies, most notably in Canadian dollars, and therefore we are subject to foreign currency fluctuations, which may, from time to time, impact our financial position and results. We may enter into hedging arrangements under specific circumstances, typically through the use of forward or futures currency contracts, to minimize the impact of increases in the value of the Canadian dollar. In order to minimize our exposure to foreign exchange fluctuations we may hold sufficient Canadian dollars to cover our expected Canadian dollar expenditures.

We may be exposed to potential product and clinical trials liability.

Our business exposes us to potential product liability risks, which are inherent in the testing, manufacturing, marketing and sale of therapeutic products. Human therapeutic products involve an inherent risk of product liability claims and associated adverse publicity. While we will continue to take precautions we deem appropriate, there can be no assurance that we will be able to avoid significant product liability exposure. We maintain liability insurance coverage. Such insurance is expensive, difficult to obtain and may not continue to be available on acceptable terms, if at all. An inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of our current or potential products. A product liability claim brought against us in a clinical trial or a product withdrawal could have a material adverse effect upon us and our financial condition.

We are dependent on our collaborative partners and service providers the loss of which would hurt our business.

Our strategy is to enter into various arrangements with corporate and academic collaborators, licensors, licensees, service providers and others for the research, development, clinical testing and commercialization of our product. We intend to or have entered into agreements with academic, medical and commercial organizations to research, develop and test our product. In addition, we intend to enter into corporate partnerships to commercialize the Company’s core product. There can be no assurance that such collaborations can be established on favorable terms, if at all.

7

Should any collaborative partner or service provider fail to appropriately research, develop, test or successfully commercialize any product to which the Company has rights, our business may be adversely affected. Failure of a collaborative partner or service provider to successfully conduct or complete their activities or to remain a viable collaborative partner or commercialize enterprise for any particular program could delay or halt the development or commercialization of any products arising out of such program. While management believes that collaborative partners and service providers will have sufficient economic motivation to continue their activities, there can be no assurance that any of these collaborations or provisions of required services will be continued or result in successfully commercialized products.

In addition, there can be no assurance that the collaborative research or commercialization partners will not pursue alternative technologies or develop alternative products either on their own or in collaboration with others, including our competitors, as a means for developing treatments for the diseases or conditions targeted by our programs.

We may become subject to liabilities related to risks inherent in working with hazardous materials.

Our discovery and development processes involve the controlled use of hazardous and radioactive materials. We are subject to federal, provincial and local laws and regulations governing the use, manufacture, storage, handling and disposal of such materials and certain waste products. Although we believe that our safety procedures for handling and disposing of such materials comply with the standards prescribed by such laws and regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, we could be held liable for any damages that result and any such liability could exceed our resources. We are not specifically insured with respect to this liability. Although we believe that we are in compliance in all material respects with applicable environmental laws and regulations and currently do not expect to make material capital expenditures for environmental control facilities in the near-term, there can be no assurance that we will not be required to incur significant costs to comply with environmental laws and regulations in the future, or that our operations, business or assets will not be materially adversely affected by current or future environmental laws or regulations.

Risks Related to Our Common Stock

There is a limited trading market for the Company’s common stock, and you may have difficulty trading and obtaining quotations for our common stock.

The Company’s common stock is registered under the Exchange Act and is quoted on the OTCQX. Prior to January 25, 2013, there was no reported trading in the Company’s common stock. Since January 25, 2013, there has been limited trading in our common stock. As a result, investors may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities. This severely limits the liquidity of the common stock, and may adversely affect the market price of our common stock. A limited market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or assets by using common stock as consideration.

The market price of our common stock is, and is likely to continue to be, highly volatile and subject to wide fluctuations.

The market price of our common stock is highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

●	variations in our quarterly operating results;

●	announcements that our revenue or income are below analysts’ expectations;

●	general economic slowdowns;

●	sales of large blocks of the Company’s common stock; and

●	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments.

Because we became public by means of a reverse acquisition, we may not be able to attract, or maintain, the attention of brokerage firms.

Because we became public through a “reverse acquisition”, securities analysts of brokerage firms may not provide or continue to provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of the Company in the future.

8

Applicable regulatory requirements, including those contained in and issued under the Sarbanes-Oxley Act of 2002, may make it difficult for the Company to retain or attract qualified officers and directors, which could adversely affect the management of its business and its ability to obtain or retain listing of its common stock.

 The Company may be unable to attract and retain those qualified officers, directors and members of board committees required to provide for effective management because of the rules and regulations that govern publicly held companies, including, but not limited to, certifications by principal executive officers. The enactment of the Sarbanes-Oxley Act has resulted in the issuance of a series of related rules and regulations and the strengthening of existing rules and regulations by the SEC, as well as the adoption of new and more stringent rules by the stock exchanges. The perceived increased personal risk associated with these changes may deter qualified individuals from accepting roles as directors and executive officers.

Further, some of these changes heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. The Company may have difficulty attracting and retaining directors with the requisite qualifications. If the Company is unable to attract and retain qualified officers and directors, the management of its business and its ability to obtain or retain listing of our shares of common stock on any stock exchange (assuming the Company elects to seek and are successful in obtaining such listing) could be adversely affected.

Voting power of our shareholders is highly concentrated by insiders.

Our officers and directors control, either directly or indirectly, a substantial portion of our voting securities. Therefore, our management may significantly affect the outcome of all corporate actions and decisions for an indefinite period of time including election of directors, amendment of charter documents and approval of mergers and other significant corporate transactions.

We do not intend to pay dividends for the foreseeable future.

We have paid no dividends on our common stock to date and it is not anticipated that any dividends will be paid to holders of our common stock in the foreseeable future. While our future dividend policy will be based on the operating results and capital needs of the business, it is currently anticipated that any earnings will be retained to finance our future expansion and for the implementation of our business plan. As an investor, you should take note of the fact that a lack of a dividend can further affect the market value of our common stock, and could significantly affect the value of any investment in our Company.

Our articles of incorporation allow for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board of Directors has the authority to issue up to 5,000,000 shares of our preferred stock (of which 1 share has been designated Special Voting Preferred Stock and is issued and outstanding, and 278,530 shares have been designated Series A Preferred Stock and are issued and outstanding; see “Description of Securities”) without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders. Although we have no present intention to issue any additional shares of preferred stock or to create any additional series of preferred stock, we may issue such shares in the future.

Our issuance of common stock upon exercise of warrants or options or exchange of Exchangeable Shares may depress the price of our common stock.

As of March 5, 2015, we have 34,854,889 shares of common stock issued and outstanding, 4,256,042 shares of common stock issuable upon exchange of the Exchangeable Shares, outstanding warrants to purchase 13,817,870 shares of common stock, and outstanding options to purchase 3,475,000 shares of common stock. The issuance of shares of common stock upon exercise of outstanding warrants or options or exchange of Exchangeable Shares could result in substantial dilution to our stockholders, which may have a negative effect on the price of our common stock.

FORWARD-LOOKING STATEMENTS

Statements in this prospectus may be “forward-looking statements.” Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this prospectus, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this prospectus and in other documents which we file with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to:

9

•	our ability to raise funds for general corporate purposes and operations, including our clinical trials;

•	the commercial feasibility and success of our technology;

•	our ability to recruit qualified management and technical personnel;

•	the success of our clinical trials;

•	our ability to obtain and maintain required regulatory approvals for our products; and

•	the other factors discussed in the “Risk Factors” section and elsewhere in this prospectus.

Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this current report.

USE OF PROCEEDS

We will receive no proceeds from the sale of shares of common stock offered by the selling stockholders. However, we will generate proceeds from the cash exercise of the warrants by the selling stockholders, if any. We intend to use those proceeds for general corporate purposes.

SELLING SECURITY HOLDERS

This prospectus relates to the offering by the selling stockholders of up to 24,828,168 shares of common stock, including 7,622,870 shares issuable upon exercise of warrants and 200,000 shares issuable upon exchange of Exchangeable Shares.  Common stock issued upon exchange of Exchangeable Shares and upon the exercise of Exchange Agreement Warrants held by Canadian residents may be subject to statutory hold periods in accordance with applicable Canadian securities laws.

The following table sets forth, based on information provided to us by the selling stockholders or known to us, the name of each selling stockholder, the nature of any position, office or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by the stockholder before this offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Except as set forth below, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

  We have assumed all shares of common stock reflected on the table will be sold from time to time in the offering covered by this prospectus. Because the selling stockholders may offer all or any portions of the shares of common stock listed in the table below, no estimate can be given as to the amount of those shares of common stock covered by this prospectus that will be held by the selling stockholders upon the termination of the offering.

10

Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Shares of Common Stock Offered in this Offering		Shares of Common Stock Beneficially Owned After this Offering	Percentage of Common Stock Beneficially Owned After this Offering
Howard K. Fuguet	2,500,000	2,000,000	(1)	0	0
DCG & T TTEE Howard K. Fuguet IRA	500,000	500,000	(1)	0	0
Justin K. McCormick	250,000	250,000	(1)	0	0
Greg Waisanen	31,500	31,500	(2)	0	0
John Menna	250,000	250,000	(3)	0	0
Michael Leiter	437,500	437,500	(4)	0	0
Don Bahouth	1,390,000	1,042,500	(34)	347,500	*
Robert M. Newsome	1,250,000	1,250,000	(1)	0	0
John C. Ramsay	367,500	367,500	(1)	0	0
Renald & Catherine C. Anelle JTTEN	392,500	392,500	(1)	0	0
John D. Marx	101,092	81,345	(34)	19,747	*
William R. LeFever	574,000	574,000	(1)	0	0
Michael & Sophie Mannarino JTTEN	125,000	125,000	(5)	0	0
William H. Heilferty	96,250	96,250	(1)	0	0
Martin Johnston	39,408	39,212	(34)	196	*
DCG & T TTEE David A. King IRA	167,500	167,500	(1)	0	0
Scott Anderson	166,667	125,000	(34)	41,667	*
Raymond L. Vollintine	1,015,000	500,000	(5)	0	0
RL Vollintine Construction Inc. (35)	515,000	515,000	(5)	0	0
Richard Grossbard	375,000	375,000	(1)	0	0
William C. Stone & Megan N. Williams JTTEN	220,000	220,000	(1)	0	0
George C. Christensen	199,000	57,625	(34)	19,208	*
DCG & T TTEE George C. Christensen IRA	104,167	78,125	(34)	26,042	*
Carey Christensen Inc. (36)	18,000	13,500	(34)	4,500	*
Lance Siegall	78,766	78,766	(1)	0	0
David Barry	91,667	83,750	(34)	7,917	*
Sean Joseph Cunningham	33,333	25,000	(34)	8,333	*
Janet Gargiulo	17,692	14,038	(34)	3,654	*
Michael Ravallo	333,334	125,000	(34)	41,667	*
W. Ron Raecker	40,626	40,626	(1)	0	0
Steve M. Payne	500,000	500,000	(6)	0	0

Lawrence Grossbard	482,250	482,250	(7)	0	0
Michael L. & Ann J. Hetzner JTTEN	46,500	46,500	(1)	0	0
Feldman Rev Inter Vivos Tr. Howard Feldman TTEE	62,500	62,500	(1)	0	0
Mayra Acevedo	13,333	10,000	(34)	3,333	*
Marc S. Sidoti	208,333	125,000	(34)	83,333	*
DCG & T TTEE FBO Raymond Coppede R/O IRA	500,000	500,000	(1)	0	0
ECPC Capital LLC (37)	500,000	500,000	(6)	0	0
Mark F. Adams	93,500	93,500	(8)	0	0
John A. Medica III	59,500	59,500	(1)	0	0
Ryan Modesto	500,000	375,000	(34)	125,000	*
Keith Goodman	50,000	50,000	(9)	0	0
William C. & Debra B. Purdon JTTEN	90,000	90,000	(1)	0	0
DCG & T TTEE FBO William C. Stone SEP IRA	195,000	195,000	(1)	0	0
DCG & T TTEE FBO Michael Ravallo ROTH IRA	166,667	125,000	(34)	41,667	*
Anthony Lightman	12,500	12,500	(1)	0	0
Tim Slifkin	12,500	12,500	(10)	0	0
Jerry L. Derflinger	112,500	112,500	(1)	0	0
Space Maker Marketing Ltd (38)	10,833	8,125	(34)	2,708	*
Richard Todd Gross	166,667	125,000	(34)	41,667	*
Ronald C. Astrup	10,000	7,500	(34)	2,500	*
S. Kent Adams	415,000	415,000	(11)	0	0
DCG & T TTEE FBO Keith Goodman IRA R/O	50,000	50,000	(12)	0	0
Bradley Emms	72,000	72,000	(13)	0	0
Ralph D. Bias	250,000	250,000	(1)	0	0
Lennin Cepeda	5,000	3,750	(34)	1,250	*
James W. Fugate	250,000	250,000	(1)	0	0

11

Fermo C. Jaeckle	25,000	25,000	(14)	0	0
Manish Desai & Patricia Yeomans JTTEN	50,000	50,000	(5)	0	0
Joseph E. & Christine D. Heller JTTEN	110,000	102,500	(15)	7,500	*
Deepak H. Aggarwal	100,000	100,000	(16)	0	0
Eugene H. & Ellen R. Winter JTTEN	27,500	27,500	(17)	0	0
Akita Capital LLC (39)	62,500	62,500	(1)	0	0
Robert W. Lawrence	49,000	42,750	(34)	6,250	*
Charles Hill	856,000	546,000	(18)	0	0
DCG & T TTEE Charles Hill SEP IRA	299,750	299,750	(19)	0	0
DCG & T TTEE Sherrie Hill SEP IRA	120,250	120,250	(20)	0	0
Jennifer Warneke	3,333	2,500	(1)	833	*
Bradley Dale Wardlaw Revocable Trust UAD 8/16/94—Virginia J. Wardlaw and Samuel J. Wardlaw TTEE’s	17,500	17,500	(21)	0	0
William Nowlin	64,167	48,125	(34)	16,042	*
Salvatore Gaglio	26,667	20,000	(34)	6,667	*
Thomas J. & Norva H. Gormley JTTEN	41,667	31,250	(34)	10,417	*
Rex Foley	14,000	14,000	(22)	0	0
Veidt Research LLC Profit Sharing Plan Michael Anthony TTEE	250,000	250,000	(3)	0	0
Jesse W. Yeomans	74,175	74,175	(23)	0	0
Michael Bonevento	125,000	125,000	(1)	0	0
Ronald J. Kapphahn	15,000	15,000	(5)	0	0
Daniel Coiro	125,000	125,000	(1)	0	0
Barry Magnus	50,000	50,000	(1)	0	0

Shawn MacArthur	43,750	43,750	(5)	0	0
Empire Stock Transfer Inc. (40)	62,500	62,500	(5)	0	0
Joseph B. Byrum	500,000	500,000	(1)	0	0
DCG & T TTEE FBO John Dempsey IRA	100,000	100,000	(1)	0	0
DCG & T TTEE FBO Charles Hill IRA	10,250	10,250	(41)	0	0
Michael A. Price	141,490	141,490	(24)	0	0
Allan P. Steffes	250,000	250,000	(3)	0	0
Laura Kozlowski	25,000	25,000	(14)	0	0
Robert J. Hoffman & Angela C. Mattiace	25,000	25,000	(14)	0	0
Brian & Debbie Keller	53,000	48,250	(34)	4,750	*
Doug Terry	133,500	133,500	(25)	0	0
Stourbridge Investments LLC (42)	33,800	33,800	(1)	0	0
Mark B. Reed	62,500	62,500	(26)	0	0
Peter Einstein TOD Beneficiary Account	13,333	10,000	(34)	3,333	*
Deck F. Couch	187,170	175,170	(34)	12,000	*
Paul Schumacher	177,500	177,500	(27)	0	0
MFO Management Co Pension Trust FBO C. Edward White	25,000	25,000	(14)	0	0
DCG & T TTEE FBO Philip J. Benz IRA	43,500	43,500	(28)	0	0
Rajo Corp (43)	31,250	31,250	(5)	0	0
DCG & T TTEE FBO Sherrie Hill IRA	25,250	25,250	(29)	0	0
DCG & T TTEE FBO Sherrie Hill SEP IRA	426,250	426,250	(30)	0	0
Dubon Investments LLC (43)	31,250	31,250	(5)	0	0
SuperEight International Fund LTD (43)	93,750	93,750	(5)	0	0
Craig Fielder	400,000	350,000	(34)	50,000	*
John Ricotta	50,000	50,000	(1)	0	0
Kent F. Osborne	12,500	12,500	(10)	0	0
Arun Virick	12,000	12,000	(1)	0	0
DCG & T TTEE FBO Jared Sender IRA	62,500	62,500	(5)	0	0
Harris Berenholz	16,667	12,500	(34)	4,167	*
Max Poynor	60,000	60,000	(31)	0	0
Rafique Sheikh	6,667	5,000	(34)	1,667	*

12

Robert Crocitto	40,000	40,000	(1)	0	0
Grigoriy Levitskiy	12,500	12,500	(10)	0	0
John Muccino	62,500	62,500	(1)	0	0
Tyler Meierotto	75,000	75,000	(1)	0	0
Karen M. Allen	25,000	25,000	(14)	0	0
Scott Marshall	200,000	200,000	(32)	0	0
Blue Ridge Financial Inc. (44)	20,000	20,000	(1)	0	0
Nicholas Ponzio	25,000	25,000	(1)	0	0
Stephanie Gillespie	22,576	22,576	(33)	0	0
OMNIBUS S.A. (45)	299,963	299,963	(1)	0	0
Susan L. Martin	62,500	62,500	(26)	0	0
Dale Associates (46)	1,600,003	1,600,003	(47)	0	0
Lisa Guise (48)	100,000	50,000	(47)	50,000	*
Alison T. Winter	1,600,004	1,600,004	(47)
Michael Rice (49)	75,000	75,000	0	0	0
Gerald Amato (49)	200,000	200,000	0	0	0
Sol Barer (49)	240,000	80,000	0	0	0
SJ Barer Consulting LLC (50)	160,000	160,000	0	0	0
NBCN Inc. ITF Peter Feldman & Debra Cahan, Acct: 4EDG67A	110,000	110,000	(51)	0	0
Claire A. Feldman TTEE Feldman Revocable InterVivos Trust	55,000	55,000	(52)	0	0
Onbelay Capital Inc. (53)	110,000	110,000	(54)	0	0
Gundyco ITF Alan Ezrin	55,000	55,000	(55)	0	0
Macquarie Private Wealth ITF Edwin & Julia Levy	55,000	55,000	(56)	0	0
RBC Dominion Securities Inc. ITF Cathy Steiner 421-51351-22	55,000	55,000	(56)	0	0
James S. Tuffield	90,000	90,000	(57)	0	0
Johanne Paquet	55,000	55,000	(55)	0	0
C. Lowell Parsons	55,000	55,000	(52)	0	0

* Less than 1%.

(1) Represents outstanding shares purchased in the Private Offering or issued upon exercise of warrants purchased in the Private Offering.

(2) Includes 15,750 outstanding shares and 15,750 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.

(3) Includes 125,000 outstanding shares and 125,000 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.

(4) Includes 362,750 outstanding shares and 74,750 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.

(5) Represents shares issuable upon exercise of warrants purchased in the Private Offering.

(6) Includes 250,000 outstanding shares and 250,000 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.

(7) Includes 372,125 outstanding shares and 110,125 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.

(8) Includes 62,050 outstanding shares and 31,450 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.

(9) Includes 25,000 outstanding shares and 25,000 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.

(10) Includes 6,250 outstanding shares and 6,250 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.

(11) Includes 207,500 outstanding shares and 207,500 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.

(12) Includes 25,000 outstanding shares and 25,000 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.

(13) Includes 36,000 outstanding shares and 36,000 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.

(14) Includes 12,500 outstanding shares and 12,500 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.

13

(15) Includes 82,500 outstanding shares and 20,000 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.

(16) Includes 80,000 outstanding shares and 20,000 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.

(17) Includes 13,750 outstanding shares and 13,750 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.

(18) Includes 273,000 outstanding shares and 273,000 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.

(19) Includes 149,875 outstanding shares and 149,875 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.

(20) Includes 60,125 outstanding shares and 60,125 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.

(21) Includes 8,750 outstanding shares and 8,750 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.

(22) Includes 7,000 outstanding shares and 7,000 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.

(23) Includes 50 outstanding shares and 74,125 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.

(24) Includes 41,490 outstanding shares and 100,000 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.

(25) Includes 42,750 outstanding shares and 90,750 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.

(26) Includes 31,250 outstanding shares and 31,250 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.

(27) Includes 88,750 outstanding shares and 88,750 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.

(28) Includes 18,750 outstanding shares and 24,750 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.

(29) Includes 12,625 outstanding shares and 12,625 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.

(30) Includes 213,125 outstanding shares and 213,125 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.

(31) Includes 30,000 outstanding shares and 30,000 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.

(32) Includes 100,000 outstanding shares and 100,000 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.

(33) Includes 16,288 outstanding shares and 6,288 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.

(34) Represents outstanding shares purchased in the Private Offering.

(35) Raymond L. Vollintine has voting and investment power over the securities held by the selling stockholder.

(36) George C. Christensen has voting and investment power over the securities held by the selling stockholder.

(37) Alfred Allen has voting and investment power over the securities held by the selling stockholder.

(38) Ronald C. Astrup has voting and investment power over the securities held by the selling stockholder.

(39) Gary Gotto has voting and investment power over the securities held by the selling stockholder

(40) Patrick Morros has voting and investment power over the securities held by the selling stockholder.

(41) Includes 5,125 outstanding shares and 5,125 shares issuable upon exercise of outstanding warrants purchased in the Private Offering.

(42) Steven Schnipper has voting and investment power over the securities held by the selling stockholder.

(43) Richard Calta has voting and investment power over the securities held by the selling stockholder.

(44) Nancy J. Cooper has voting and investment power over the securities held by the selling stockholder.

(45) Anthony Killarney and Kenneth Ciapala have voting and investment power over the securities held by the selling stockholder.

(46) Lasha Jones has voting and investment power over the securities held by the selling stockholder.

(47) Represents shares issuable upon exercise of Dividend Warrants.

(48) The selling stockholder is the former chief executive officer and director of the Company.

(49) The selling stockholder is a consultant to the Company.

(50) The selling stockholder is a consultant to the Company. Sol Barer has voting and dispositive power over the securities of the Company owned by the selling stockholder.

(51) Includes 100,000 shares issued upon the exchange of Exchangeable Shares and 10,000 shares issued upon the exercise of Exchange Agreement Warrants.

(52) Includes 50,000 Parent Shares and 5,000 shares issued upon the exercise of Exchange Agreement Warrants.

(53) John K. Bell, a director of the Company, has voting and dispositive power over the securities of the Company owned by the selling stockholder.

(54) Includes 10,000 shares issued upon the exercise of Exchange Agreement Warrants and 100,000 shares issuable upon exchange of Exchangeable Shares.

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(55)  Includes 5,000 shares issued upon the exercise of Exchange Agreement Warrants and 50,000 shares issuable upon exchange of Exchangeable Shares.

(56) Includes 50,000 shares issued upon the exchange of Exchangeable Shares and 5,000 shares issued upon the exercise of Exchange Agreement Warrants.

(57) Represents outstanding shares.

PLAN OF DISTRIBUTION

This prospectus includes 24,828,168 shares of common stock offered by the selling stockholders.

Each selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its shares of common stock on the OTCQX or any other stock exchange, market or trading facility on which our shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES TO BE REGISTERED

The Company’s authorized capital stock consists of 200,000,000 shares of common stock, par value of $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, of which 1 share has been designated Special Voting Preferred Stock. As of March 5, 2015, there were 34,854,889 shares of the Company’s common stock, 1 share of Special Voting Preferred Stock, and 278,530 shares of Series A Preferred Stock issued and outstanding.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the Company’s certificate of incorporation.

Holders of the Company’s common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

The Company’s articles of incorporation authorize the issuance of 5,000,000 shares of “blank check” preferred stock, par value $0.001 per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Pursuant to the Certificate of Designation of the Company’s Special Voting Preferred Stock, one share of the Company’s blank check preferred stock has been designated as Special Voting Preferred Stock. The Special Voting Preferred Stock votes as a single class with the common stock and is entitled to a number of votes equal to the number of Exchangeable Shares of Exchangeco outstanding as of the applicable record date (i) that are not owned by the Company or any affiliated companies and (ii) as to which the holder has received voting instructions from the holders of such Exchangeable Shares in accordance with the Trust Agreement.

The Special Voting Preferred Stock is not entitled to receive any dividends or to receive any assets of the Company upon any liquidation, and is not convertible into common stock of the Company.

The voting rights of the Special Voting Preferred Stock will terminate pursuant to and in accordance with the Trust Agreement. The Special Voting Preferred Stock will be automatically cancelled at such time as the share of Special Voting Preferred Stock has no votes attached to it.

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Common stock issued upon exchange of Exchangeable Shares and upon the exercise of Exchange Agreement Warrants held by Canadian residents may be subject to statutory hold periods in accordance with applicable Canadian securities laws.

Pursuant to the Company’s Certificate of Designation of Series A Preferred Stock, the Company designated 278,530 shares of preferred stock as Series A Preferred Stock. The shares of Series A Preferred Stock have a stated value of $1.00 per share and are not convertible into common stock. The holder of the Series A Preferred Stock will be entitled to dividends at the rate of 3% of the Stated Value per year, payable quarterly in arrears. Upon any liquidation of the Company, the holder of the Series A Preferred Stock will be entitled to be paid, out of any assets of the Company available for distribution to stockholders, the Stated Value of the shares of Series A Preferred Stock held by such holder, plus any accrued but unpaid dividends thereon, prior to any payments being made with respect to the common stock.

DESCRIPTION OF BUSINESS

Background

DelMar Pharmaceuticals, Inc. (the “Company”) is a Nevada corporation formed on June 24, 2009 under the name Berry Only Inc. Prior to the Reverse Acquisition (discussed below), Berry did not have any significant assets or operations. On January 21, 2013, the Company changed its name to DelMar Pharmaceuticals, Inc.

DelMar Pharmaceuticals, Inc. is the parent company of Del Mar Pharmaceuticals (BC) Ltd. (“DelMar (BC)”), a British Columbia, Canada corporation incorporated on April 6, 2010, which is a clinical and commercial stage drug development company with a focus on the treatment of cancer.  We are conducting clinical trials in the United States with VAL-083 as a potential new treatment for glioblastoma multiforme (“GBM”), the most common and aggressive form of brain cancer. We have also acquired certain exclusive commercial rights to VAL-083 in China where it is approved as a chemotherapy for the treatment of chronic myelogenous leukemia (“CML”) and lung cancer. We plan to seek marketing partnerships in China in order to generate royalty revenue.

References in this prospectus to “we,” “us,” “our” and similar words refer to the Company and its wholly-owned subsidiaries, DelMar (BC), Callco (defined below) and Exchangeco (defined below), unless the context indicates otherwise, and, prior to the effectiveness of the Reverse Acquisition, these terms refer to DelMar (BC). References to “Berry” relate to the Company prior to the Reverse Acquisition.

Our executive offices are located at Suite 720-999 West Broadway, Vancouver, British Columbia, Canada V5Z 1K5. Our clinical operations are managed at Suite R, 3475 Edison Way, Menlo Park, California, 94025.  Our website is located at www.delmarpharma.com, and our telephone number is 604-629-5989.

On January 25, 2013 (the “Closing Date”), the Company entered into and closed an exchange agreement (the “Exchange Agreement”), with DelMar (BC), 0959454 B.C. Ltd., a British Columbia corporation and a wholly-owned subsidiary of the Company (“Callco”), 0959456 B.C. Ltd., a British Columbia corporation and a wholly-owned subsidiary of the Company (“Exchangeco”), and securityholders of DelMar (BC). Pursuant to the Exchange Agreement, (i) the Company issued 4,340,417 shares of common stock  (the “Parent Shares”) to the shareholders of DelMar (BC) who are United States residents (the “U.S. Holders”) in exchange for the transfer to Exchangeco of all 4,340,417 outstanding common shares of DelMar (BC) held by the U.S. Holders, (ii) the shareholders of DelMar (BC) who are Canadian residents (the “Canadian Holders”) received, in exchange for the transfer to Exchangeco of all 8,729,583 outstanding common shares of DelMar (BC) held by the Canadian Holders, 8,729,583 exchangeable shares (the “Exchangeable Shares”) of Exchangeco, and (iii) outstanding warrants to purchase 3,360,000 common shares of DelMar (BC) and outstanding options to purchase 1,020,000 common shares of DelMar (BC) were deemed to be amended such that,  rather than entitling the holder to acquire common shares of DelMar (BC), such options and warrants (as amended, the “Exchange Agreement Warrants”) will entitle the holders to acquire shares of common stock of the Company. The Canadian Holders will be entitled to require Exchangeco to redeem (or, at the option of the Company or Callco, to have the Company or Callco purchase) the Exchangeable Shares, and upon such redemption or purchase to receive an equal number of shares of common stock of the Company.

Effective on the Closing Date, pursuant to the Exchange Agreement, DelMar (BC) became (indirectly through Exchangeco) a wholly-owned subsidiary of the Company. The acquisition of DelMar (BC) is treated as a reverse acquisition (the “Reverse Acquisition”), and the business of DelMar (BC) became the business of the Company. At the time of the Reverse Acquisition, Berry was not engaged in any active business.

Our mission is to benefit patients and create shareholder value by rapidly developing and commercializing anti-cancer therapies in orphan cancer indications where patients have failed or are unlikely to respond to modern therapy. VAL-083 represents a “first-in-class” small-molecule chemotherapeutic, which means that the molecular structure of VAL-083 is not an analogue or derivative of other small molecule chemotherapeutics approved for the treatment of cancer. VAL-083 has been assessed in multiple clinical studies sponsored by the National Cancer Institute (“NCI”) in the United States as a treatment against various cancers including lung, brain, cervical, ovarian tumors and leukemia. Published pre-clinical and clinical data suggest that VAL-083 may be active against a range of tumor types. VAL-083 is approved as a cancer chemotherapeutic in China for the treatment of CML and lung cancer. VAL-083 has not been approved for any indication outside of China.

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Upon obtaining regulatory approval, we intend to commercialize VAL-083 for the treatment of orphan and other cancer indications where patients have failed other therapies or have limited medical options. Orphan diseases are defined in the United States under the Rare Disease Act of 2002 as “any disease or condition that affects fewer than 200,000 persons in the United States”. The Orphan Drug Act of 1983 is a federal law that provides financial and other incentives including a period of market exclusivity to encourage the development of new treatments for orphan diseases. In February 2012, we announced that VAL-083 has been granted protection under the Orphan Drug Act by the United States Food and Drug Administration (“FDA”) for the treatment of glioma, including GBM. In January 2013, the European Medicines Agency (“EMA”) also granted orphan drug protection to VAL-083 for the treatment of glioma.

We research the mechanism of action of VAL-083 to determine the clinical indications best suited for therapy and work rapidly to advance it into human clinical trials and toward commercialization. With this aim, in October 2011 we initiated clinical trials with VAL-083 as a potential new treatment for GBM, the most common and aggressive form of brain cancer. We have presented interim data from our clinical trial at peer reviewed scientific meetings  demonstrating that VAL-083 can shrink or halt the growth of tumors in some brain cancer patients who have failed other approved treatments. Currently, there is no approved therapy for these patients.

In addition to our clinical development activities in the United States, we have obtained certain exclusive commercial rights to VAL-083 in China. In October 2012, we announced that we had entered into a collaboration agreement with the only manufacturer presently licensed by the China Food and Drug Administration (“CFDA”) to produce the product for the China market. This agreement potentially positions us to generate revenue through product sales or royalties for its approved indications in China while we seek global approval in new indications.

VAL-083 was originally discovered in the 1960’s. We have filed a broad portfolio of patent applications to protect our intellectual property. Our patent applications claim compositions and methods related to the use of VAL-083 and related compounds as well as methods of synthesis and quality controls for the manufacturing process of VAL-083.  In July 2013, our first patent was granted by the United States Patent and Trademark Office.  The patent expiration date is August 17, 2031. In addition, VAL-083 has been granted protection under the Orphan Drug Act by the FDA and the EMA. We believe that our portfolio of intellectual property rights provides a strong and defensible market position for the commercialization of VAL-083 and other anti-cancer products.

We also believe the experience of our clinical development team will position us to acquire or license additional product candidates to establish a pipeline of product opportunities. We have secured four non-refundable financial contributions from the National Research Council of Canada for total financial contributions of approximately Cdn $355,700 to date. We believe we have the potential to create significant value by building and maintaining a sustainable business through the commercialization of VAL-083 across a variety of cancer indications on a world-wide basis.

The Technology

Our drug discovery research focuses on identifying well-validated clinical and commercial-stage compounds and establishing a scientific rationale for development in modern orphan drug indications. Through our relationship with Valent Technologies, LLC (“Valent”), a company owned by Dr. Dennis Brown, our Chief Scientific Officer, we are able to utilize Valent’s proprietary ChemEstate™ bioinformatics tools which are used to screen and identify potential candidates. Promising candidates are further researched through our network of consultants and contract research organizations. This approach allows us to rapidly identify and advance potential drug candidates without significant investment in “wet lab” infrastructure. Based on this strategy, we acquired initial VAL-083 intellectual property and prototype drug product from Valent and have identified multiple additional drug candidates that we may have the opportunity to license or acquire in the future.

VAL-083

Our product candidate, VAL-083, represents a “first in class” small-molecule chemotherapeutic, which means that the molecular structure of VAL-083 is not an analogue or derivative of other small molecule chemotherapeutics approved for the treatment of cancer.

VAL-083, which was originally discovered in the 1960’s, has been assessed in multiple clinical studies sponsored by the NCI in the United States as a treatment for various cancers including lung, brain, cervical, ovarian tumors and leukemia. Published pre-clinical and clinical data suggest that VAL-083 may be active against a range of tumor types. VAL-083 is approved as a cancer chemotherapeutic in China for the treatment of chronic CML and lung cancer. VAL-083 has not been approved for any indications outside of China.

Upon obtaining regulatory approval, we intend to commercialize VAL-083 for the treatment of orphan cancer indications where patients have failed other therapies or have limited medical options. An orphan disease is defined in the United States under the Rare Disease Act of 2002 as “any disease or condition that affects less than 200,000 persons in the United States”. The Orphan Drug Act of 1983 is a federal law that provides financial and other incentives including a period of market exclusivity to encourage the development of new treatments for orphan diseases.

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We research the mechanism of action of our product candidate to determine the clinical indications best suited for therapy and attempt to rapidly advance our product candidate into human clinical trials and toward commercialization. The mechanism of action of VAL-083 is understood to be a bi-functional alkylating agent. Alkylating agents are a commonly used class of chemotherapy drugs. They work by binding to DNA and interfering with normal processes within the cancer cell, which prevents the cell from making the proteins needed to grow and survive. After exposure to alkylating agents, the cancer cell becomes dysfunctional and dies. There are a number of alkylating agents on the market that are used by physicians to treat different types of cancer.

Based on published research and our own data, the cytotoxic functional groups and the mechanism of action of VAL-083 are understood to be functionally different from alkylating agents commonly used in the treatment of cancer. VAL-083 has previously demonstrated activity in cell-lines that are resistant to other types of chemotherapy.  No evidence of cross-resistance has been reported in published clinical studies. Therefore, we believe that VAL-083 may be effective in treating tumors that have failed or become resistant to other chemotherapies.

We have presented new research at peer-reviewed scientific meetings demonstrating that VAL-083 is active in patient-derived tumor cell lines and cancer stem cells that are resistant to other chemotherapies.

VAL-083 readily crosses the blood brain barrier where it maintains a long half-life in comparison to the plasma. Published preclinical and clinical research demonstrates that VAL-083 is selective for brain tumor tissue.

The main dose-limiting toxicity (“DLT”) related to the administration of VAL-083 in previous NCI-sponsored clinical studies was myelosuppression. Myelosuppression is the decrease in cells responsible for providing immunity, carrying oxygen, and those responsible for normal blood clotting. Myelosuppression is a common side effect of chemotherapy. There is no evidence of lung, liver or kidney toxicity even with prolonged treatment by VAL-083. Commercial data from the Chinese market where the drug has been approved for more than 15 years supports the safety findings of the NCI studies.

We note that the DLT of VAL-083 was established prior to the development of medicines now available to manage myelosuppression. Various types of medications and other forms of therapy are now available for management of myelosuppressive side effects. We believe this offers the potential of increasing the dose of VAL-083 in the modern patient population thereby providing a potential opportunity to improve the drugs already established efficacy profile.

VAL-083 in GBM

Glioblastoma multiforme (“GBM”), also known as Grade IV astrocytoma, is the most common and the most lethal, of these tumors. The World Health Organization estimates that new cases of GBM occur in approximately 2-3 per 100,000 people each year. In the US, approximately 15,000 people are diagnosed with GBM annually.

GBM progresses quickly and patients deteriorate rapidly. Common symptoms include headaches, seizures, nausea, weakness, paralysis and personality or cognitive changes such as loss of speech or difficulty in thinking clearly.

The majority of patients do not survive for more than two years following diagnosis, and the median survival in newly diagnosed patients with best available treatments is 14.6 months. Nearly all patients diagnosed with GBM will relapse following first-line treatment, with a 1-year survival rate of approximately 25% following failure of front-line therapy, with average 5-year survival rate less than 3%.

VAL-083 has been assessed in multiple studies as chemotherapy in the treatment of newly diagnosed and recurrent brain tumors and other cancers. In general, tumor regression in brain cancer was achieved following therapy in greater than 40% of patients treated and stabilization was achieved in an additional 20% - 30%. In published clinical studies VAL-083 has previously been shown to have a statistically significant impact on median survival in high grade glioma brain tumors when combined with radiation versus radiation alone with results similar or superior to other chemotherapies approved for use in GBM.

A summary of published data adapted from separate sources comparing the efficacy of VAL-083 and other therapies in the treatment of GBM:

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Based on historical data and our own research, we believe that VAL-083 has the potential to address unmet medical needs in GBM.

Published literature and our own data suggests that DNA repair mechanisms associated with the leading brain cancer therapies, including Temodar® and nitrosourea resistance, may not confer resistance to VAL-083, including Temodar® , which is commonly used as front-line chemotherapy against GBM, the most common and aggressive form of brain cancer.

We have presented new research at peer-reviewed scientific meetings demonstrating that VAL-083 is active in patient-derived tumor cell lines and cancer stem cells that are resistant to other chemotherapies.  Of particular importance is resistance to Temodar® due to activity of the repair enzyme known as MGMT, which results in resistance to front-line therapy in many GBM patients. At AACR in 2012, we presented data demonstrating that VAL-083 is active independent of MGMT resistance in laboratory studies.

We filed an investigational new drug (“IND”) application with the FDA and initiated human clinical trials with VAL-083 as a potential treatment for GBM in 2011. Details of the study, including enrollment estimates, are available at http://www.clinicaltrials.gov/ct2/show/NCT01478178?term=VAL-083&rank=1)

Our clinical trial is a Phase I/II an open-label, single arm dose-escalation study designed to evaluate the safety, tolerability, pharmacokinetics and anti-cancer activity of VAL-083 in patients with GBM. To be eligible for our clinical trial, patients must have been previously treated for GBM with surgery and/or radiation, if appropriate, and must have failed both bevacizumab (Avastin ®) and temozolomide (Temodar®), unless either or both are contra-indicated.

Response to treatment with VAL-083 is measured prior to each treatment cycle. An initial phase of the study involves dose escalation cohorts until a maximum tolerated dose (“MTD”) is established in the context of modern care. The goal of our Phase I/II clinical trial is to determine a modernized dosing regimen for advancement into a registration directed clinical trial.

In August 2013, we received a notice of allowance from the FDA enabling the Company to implement a more rapid dose-escalation scheme in our GBM study. The revised dosing regimen was allowed by the FDA following an extensive safety review of patients treated prior to that date. In comparison to the original dose-escalation scheme, the revised plan will enable the trial to reach higher doses and skip two interim doses.

We have presented interim data from our GBM clinical trial at peer-reviewed scientific meetings including most recently at the SNO in November 2014 and previously during the year at the annual meetings of the American Association of Cancer Research (AACR) and the American Society of Clinical Oncology (“ASCO”). We anticipate presenting additional data at upcoming scientific meetings during 2015.

In summary, at doses tested to date, our interim clinical data is as follows:

•	We completed dose escalation cohorts up to 40mg/m2 without observation of dose limiting toxicity and subsequently filed a protocol amendment to allow for exploration of VAL-083 at doses up to 60mg/m2;

•	We observed our first dose limiting toxicity (“DLT”) in one patient in the 50mg/m2 cohort, which suggests that we are nearing the identification of the maximum tolerated dose (“MTD”) and advancement into registration-directed (Phase II/III) clinical trials. One of three GBM patients in cohort 7 (40mg/m2) and one of three GBM patients in cohort 6 (30 mg/m2) exhibited stable disease after one or two cycles of treatment. In earlier cohorts, we reported that two patients exhibited a response (stable disease or partial response) with a maximum response of 28 cycles (84 weeks) and improved clinical signs prior to discontinuing due to adverse events unrelated to the study;

•	Pharmacokinetics are linear and consistent with previous published data suggesting that concentrations of VAL-083 being obtained in our current clinical trial are achieving plasma levels that are effective against glioma cell lines in vitro;

•	We presented additional data demonstrating that the cytotoxic activity of VAL-083 is distinct from standard-of-care in GBM. Specifically, the tumor-killing activity of VAL-083 has been demonstrated to be independent of MGMT, the enzyme believed to cause resistance to the current front-line therapy in the treatment of GBM.

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While these data are interim in nature, we believe they support the further development of VAL-083. We are currently conducting our clinical trial at three centers: the Brain Tumor Center at University of California, San Francisco (“UCSF”), the Sarah Cannon Cancer Research Center (“SCRI”) in Nashville, Tennessee and the SCRI affiliate site at the Florida Cancer Specialist Research Institute in Sarasota, Florida. We plan to add additional clinical sites in order to accelerate enrollment as the trial progresses.

We are now delivering doses of VAL-083 that are substantially higher than were achieved in the original NCI-sponsored clinical trials. Our modernized dosing regimen takes advantage of improved side-effect management and new knowledge of the pharmacokinetic and toxicity profile of VAL-083. Our strategy to “hit the tumor harder more often” allows us to achieve higher levels of drug at the tumor-site, which we believe will result in significant clinical benefit for GBM patients who currently have no viable treatment options.

A summary of our current dose escalation scheme including doses completed to date is as follows:

DOSING REGIMEN & STUDY	SINGLE DOSE	Acute Regimen (single cycle)		Comparative Cumulative Dose (@ 35 days)	Dose Intensity (dose per week)	Status
NCI GBM historical regimen (Eagan etal) daily x 5 q 5wks (cycle = 35 days)	25 mg/m2	x5 days =	125 mg/m2	125 mg/m2	25mg/m2/wk	Historical Studies: Myelosuppression observed
DelMar VAL-083 regimen daily x 3 q 3wks (cycle = 21 days)	30 mg/m2	x3 days =	90 mg/m2	180 mg/m2	30mg/m2/wk	No DLT
	40 mg/m2		120 mg/m2	240 mg/m2	40mg/m2/wk	No DLT
	50 mg/m2		150 mg/m2	300 mg/m2	50mg/m2/wk	DLT observed
	60 mg/m2		180 mg/m2	360 mg/m2	60mg/m2/wk	planned

Patients being enrolled in our current clinical trial have a growing brain tumor that has failed to respond to any other approved treatment. The correlation between tumor progression and impending death in this patient population is well-documented. Therefore, our interim results demonstrating that VAL-083 can either stabilize disease progression by halting tumor growth or shrinking the tumor is expected to result in longer patient survival and improved quality of life.

We plan to continue our clinical trials with VAL-083 as a potential treatment for GBM patients who have failed other therapies.  Currently, there is no approved therapy for these patients. The goal of the current trial is to establish a modernized dosing regimen for advancement into registration directed trials in the United States as a potential new therapy for the treatment of refractory GBM.

We have had our first observation of a DLT which signals VAL-083's potential advancement toward registration-directed clinical trials in GBM. We are currently studying a dose of 50mg/m2 and three patients have completed the required assessments.  The Company's clinical protocol requires acquisition of safety data for 35 days following initial treatment with VAL-083.  At this dose, one patient completed the required 35 day follow-up period without observation of a DLT. The second patient in the 50mg/m2 cohort experienced myelosuppressive DLT as defined by grade four thrombocytopenia (low platelet counts).  The patient's symptoms resolved rapidly and spontaneously returned to normal without concomitant medication or transfusion.  The third patient did not experience a DLT, but did show a strong trend toward DLT as defined by grade three thrombocytopenia.

Based on the observation of one DLT in three patients, our protocol requires us to expand enrollment of the 50mg/m2 cohort with up to three additional patients prior to confirming MTD or advancing to higher doses. Our goal is to maximize the amount of VAL-083 that can safely reach the tumor. If we observe a DLT with any of the next three patients in the expanded 50mg/m2 cohort, we would then propose the highest previous safe dose – 40mg/m2 – as the MTD for advancement to registration-directed trials. If no further DLT is observed, we may determine to continue dose escalation.  Our protocol currently allows dosing up to 60mg/m2.

Based on our current enrollment and timelines, we believe it is likely that we will confirm MTD during the first half of calendar 2015.

The final decision on the dose chosen for advancement to Phase II/II registration directed studies will be determined by the safety and tolerability of our modernized dosing regimen as we achieve a MTD. Once MTD is determined, we plan to expand enrollment at that dose by an additional 14 patients in accordance with the protocol that has been filed with the FDA. During this period, we plan to request a guidance meeting with the FDA to discuss our proposed registration trial design.

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We anticipate that the Phase II/III registration trial will be an open-label trial with radiographic response and overall survival as the primary endpoints. The size, design and timing of initiation of the registration-directed clinical trial will depend on completion of the current dose-escalation study and discussions with the FDA and our clinical advisors. We will provide a formal update, including any adjustment to our projected timelines once MTD is determined.

Based on historical development of other products in GBM, we believe that we may be able to obtain FDA approval to commercialize VAL-083 to treat patients who have failed other therapies from an open-label Phase II/III registration-directed clinical, which will save significant costs of a large randomized Phase III clinical trial. We also believe that the FDA may grant fast-track, accelerated approval and/or priority review status to VAL-083, which will enable us to begin filing for commercial approval during the clinical trial process.   Fast Track, Accelerated Approval and Priority Review are approaches established by the FDA that are intended to make therapeutically important drugs available at an earlier time. (See “Government Regulation and Product Approval”)

Data from the registration-directed trial will form the basis of our application for FDA approval. Our overall goal remains to complete registration-directed clinical trials with VAL-083 and to seek FDA approval as a new therapy for refractory glioblastoma in the timeliest manner possible. Based on our current financial resources, initiation of the registration trial will require additional funding to support the expanded clinical operations necessary to conduct and manage the study.

We also believe that VAL-083 may be a potential superior alternative to currently approved chemotherapies used in the treatment of newly diagnosed GBM. Subject to the availability of financial resources, we plan to investigate VAL-083 in clinical trials for newly diagnosed GBM patients whose tumors exhibit molecular features suggesting that they are unlikely to respond to currently available chemotherapies.

In February 2012, VAL-083 was granted protection under the Orphan Drug Act by the FDA for the treatment of glioma. In January 2013, the European Union also granted orphan drug protection to VAL-083. Orphan drugs generally follow the same regulatory development path as any other pharmaceutical product. However, incentives such as scientific advice and reduction or waiver of registration fees and access to specialized grant funding may be available to support and accelerate development of orphan drug candidates. In addition, we may sell VAL-083 as a treatment for glioma without competition for seven years in the US and for ten years in the EU following market approval, in respect of a medicinal product containing a similar active substance for the same indication.

As part of our ASCO presentation on June 1, 2013, we also announced that we plan to split our current clinical trial protocol into two separate studies: one focusing solely on refractory GBM and the other focusing on secondary brain cancers caused by other tumors that have spread to the brain. Due to prior chemotherapy and radiation therapy, patients with secondary brain tumors are likely more prone to myelosuppression and may have a different toxicity and MTD than patients with GBM. We believe the strategy of splitting the trial into two separate studies will enable us to focus on accelerating the development of VAL-083 as a potential new treatment for GBM while appropriately exploring the potential of the drug to treat patients with solid tumors that have spread to the brain. In the future, we may develop a separate protocol for the continued exploration of VAL-083 in patients with secondary brain cancer caused by a solid tumor spreading to the brain.

VAL-083 in Lung Cancer

Lung cancer is a leading cause of cancer-related mortality around the world and effective treatment for lung cancer remains a significant global unmet need despite advances in therapy. In general, prognosis for lung cancer patients remains poor, with 5-year relative survival less than 14% among males and less than 18% among females in most countries. Globally, the market for lung cancer treatment may exceed $7 billion by 2019.

Non–small cell lung cancer (“NSCLC”) is the most common type of lung cancer. There are three common forms of NSCLC: adenocarcinomas are often found in an outer area of the lung; squamous cell carcinomas are usually found in the center of the lung next to an air tube (bronchus); and large cell carcinomas, which can occur in any part of the lung and tend to grow and spread faster than adenocarcinoma. NSCLC accounts for 85% of all lung cancer cases in the United States and approximately 90% of lung cancer cases diagnosed in China.

Smoking is the most important risk factor in the development of lung cancer. According to the World Cancer Report (2008), 21% of cancer deaths are related to smoking, especially lung cancer. Additionally, high levels of air pollution have been implicated as significant causes of lung cancer. Incidence of lung cancer in the United States is approximately 59 per 100,000 with the majority (52:100,000) being NSCLC.

According to The Nationwide Nutrition and Health Survey (2002), China has the world’s largest smoking population, with a smoking rate of 24.0% on average (50.2% for men and 2.8% for women), and a total number of 350 million smokers. The World Health Organization reports that the incidence of lung cancer in China is 34 per 100,000 population. However, some estimates are much higher exceeding 120 per 100,000 population for males aged 55-60 in urban areas.

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According to a survey conducted by the Chinese Ministry of Health and the Ministry of Science and Technology, smoking, poor diet, water pollution and environmental problems have caused the nation's cancer death rate to rise 80 percent in the past 30 years and cancer is now accountable for 25 percent of all urban deaths and 21 percent of all rural deaths. Based on these trends, the World Health Organization projects that the incidence of lung cancer in China is expected to exceed one million (1,000,000) new cases per year by 2025.

The activity of VAL-083 against solid tumors, including lung cancer, has been established in both pre-clinical and human clinical trials conducted by the NCI. VAL-083 has been approved by the Chinese Food and Drug Administration (“CFDA”) (formerly the State Food and Drug Administration) for the treatment of lung cancer. However, sales of VAL-083in China have been limited by a lack of modern data, poor distribution, and preference for targeted therapies such as tyrosine kinase inhibitors (“TKIs”) in the modern era.

Standard for newly diagnosed NSCLC is platinum-based combination therapy or TKI therapy for patients whose cancer exhibit epidermal growth factor receptor (EGFR) mutations. Patients exhibiting EGFR mutations have shown an impressive 60% initial response rate to TKIs which exceeds the response rate for conventional chemotherapy. However, TKI resistance has emerged as an important unmet medical need.

We believe VAL-083’s unique bi-functional alkylating mechanism of action could make it a valuable drug of choice in NSCLC patients who are or become resistant to TKI therapy. In addition, VAL-083 readily crosses the blood brain barrier suggesting that it may be possible for VAL-083 to treat patients whose lung cancer has spread to the brain.

Based on these beliefs, we have acquired certain commercial rights to VAL-083 in China where it is approved for the treatment of lung cancer. We have begun to establish a strong scientific and clinical rationale to support the development of VAL-083 as a potential treatment for NSCLC in the modern era.

We plan to work with leading oncologists to develop new clinical and non-clinical data which will demonstrate the clinical utility of VAL-083 in NSCLC patients who are resistant to TKIs. We believe this strategy will result in sales growth for VAL-083 in China and generate near-term revenue for our company through sales and marketing partnerships as well as position VAL-083 for global development in lung cancer.

In April 2014 at AACR we announced results of pre-clinical study designed to evaluate the activity of VAL-083 in in vivo models of drug-resistant NSCLC in comparison to cisplatin.   In an established murine xenograft model of NSCLC, the activity of VAL-083 was compared to standard platinum-based therapy with cisplatin against human NSCLC cell lines A549 (TKI-sensitive) and H1975 (TKI-resistant). In the study, VAL-083 demonstrated superior efficacy and safety in the treatment of TKI-susceptible (A549) tumors and in TKI-resistant (H1975) tumors.

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Treatment of TKI-sensitive (A549) NSCLC with 3 mg/kg of VAL-083 resulted in tumor growth delay of 26 days compared to untreated controls. Cisplatin (5 mg/kg) resulted in tumor growth delay of just four days. In addition, mean tumor volume on day 68 was significantly reduced in animals treated with 3 mg/kg VAL-083 (p=0.001) compared to untreated controls.

●	Treatment of TKI-resistant (H1975) NSCLC with 4 mg/kg of VAL-083 resulted in a statistically significant reduction in tumor volume (p = 0.01) versus untreated control after 27 days. In the same model, treatment with 5 mg/kg of cisplatin failed to achieve statistically significant reduction in tumor volume (p = 0.23) versus untreated control after 27 days. Longer-term safety assessments are ongoing in this model.

In October 2014, we presented new non-clinical data at the AACR New Horizon’s in Cancer Research Meeting. These data also support superior activity of VAL-083 compared to standard platinum-based treatment in both TKI-sensitive and TKI-resistant tumor models. Further, our data demonstrate that VAL-083 may have a synergistic effect in combination with cisplatin. These data suggest the potential of VAL-083 to be used in combination with platinum-based chemotherapy and to address modern unmet medical needs in the treatment of TKI-resistant NSCLC.

These data suggest that VAL-083 may be a viable treatment option for NSCLC patients failing TKI-therapy, especially where platinum-based therapy has already failed or is predicted to give sub-optimal outcomes. These results may have immediate implications in the treatment of NSCLC in China, where VAL-083 is approved for as a chemotherapy for the treatment of lung cancer. The data also support exploring future clinical development of VAL-083 as a lung cancer therapy in the rest of the world thereby providing DelMar with a potential opportunity to expand our clinical development focus beyond glioblastoma.

As a next step in the investigation of VAL-083 as a potential treatment for NSCLC, we have developed a protocol for a post-market clinical study to be conducted by a leading cancer clinician in the context of the current approval in China.

We plan to conduct this trial in collaboration with Guangxi Wuzhou Pharmaceutical Group Co. Ltd. (Guangxi Wuzhou Pharma). Under the terms of our collaboration agreement with Guangxi Wuzhou Pharma, we are responsible for establishing protocols for and conducting clinical trials and Guangxi Wuzhou Pharma is responsible for the costs associated with clinical trials conducted in China. Our goal is to initiate this clinical trial by mid calendar 2015, with the aim develop new data to support product growth in China and to establish clinical proof of concept to expand our drug development efforts with VAL-083.

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Conducting this clinical trial in China under our collaboration agreement with Guangxi Wuzhou Pharma will allow us to enhance the potential value of VAL-083 without significantly increasing our own planned cash expenditures. We also believe that these new data will support the potential to establish global partnerships and collaborations with larger pharmaceutical companies who have the resources and commercial infrastructure to effectively develop and commercialize VAL-083 as a treatment for NSCLC on a world-wide basis.

  VAL-083 in Leukemia and Hematologic Cancers

The NCI studied VAL-083 extensively in laboratory and animal models of hematological malignancies (blood cancers). VAL-083 has been approved for the treatment of chronic myeloid leukemia, or CML, in China.

CML, also known as chronic myeloid leukemia, is a cancer of the white blood cells. The incidence of CML in the United States is approximately two per 100,000 of population.

CML is characterized by three progressive phases: chronic, aggressive and blast, each corresponding with poorer prognosis. Approximately 85% of patients with CML are in the chronic phase at the time of diagnosis. Chronic phase patients are usually asymptomatic or have only mild symptoms such as fatigue or no symptoms at all. The duration of chronic phase is variable and depends on how early the disease was diagnosed as well as type of treatment. Without treatment, CML progresses to an accelerated phase and eventually to blast crisis. Blast crisis is the final phase in the evolution of CML and behaves like an acute leukemia with rapid progression and short expected survival.

While VAL-083 maintains labeling for CML in China, use of the drug in the modern era has been limited by a preference for targeted therapies such as tyrosine kinase inhibitors (“TKIs”).

TKIs have become the standard of care for CML and certain types of lung cancer. TKI therapy has resulted in vastly improved outcomes. However, patients often develop resistance to TKI therapy. Recent evidence proposes unique mechanisms of resistance in patients of East Asian descent who experience significantly inferior responses to TKIs.

We believe that data from NCI-sponsored studies and commercial evidence from the Chinese market support substantive clinical benefit of VAL-083 in CML. We also believe that the unique mechanism of action of VAL-083, in combination with newly developed data positions the drug as a valuable therapy for patients who have failed other treatments, including TKIs. This represents a significant clinical and commercial opportunity for large subsets of patient populations in the existing-approved China market as well as for global development in CML.

Based on these beliefs, we have acquired certain commercial rights to VAL-083 in China, where it is approved for the treatment of CML and lung cancer. We have also developed new non-clinical data demonstrating that VAL-083 is active against TKI-resistant CML.

We have begun to establish a network of leading oncologists to develop new clinical and non-clinical data which will demonstrate the clinical utility of VAL-083 in CML patients who are resistant to TKIs. We believe this strategy may result in sales growth for VAL-083 in China and has the potential to generate revenue for our company through sales and marketing partnerships as well as position VAL-083 for global development in CML.

In addition to CML and subject to availability of funds, we plan to investigate VAL-083 as a potential treatment for other types of blood cancer. Acute Myeloid Leukemia (“AML”) and Acute Lymphoblastic Leukemia (“ALL”) are of particular interest based on published data and lack of effective therapeutic options. We have initiated preliminary discussions with leading cancer centers regarding the development of a clinical strategy for the development of VAL-083 in other types of blood cancer.

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VAL-083 Target Markets

We are targeting cancer indications which we believe represent market opportunities in the hundreds of millions of dollars in North America and potentially in the billions of dollars worldwide. The pharmaceutical industry, in general, is a highly profitable, highly innovative industry. In 2006, the global pharmaceutical industry generated over $640 billion dollars in revenue. According to published reports, global pharmaceutical sales are highly stratified by region, with North America, the European Union and Japan accounting for 55% of global pharmaceutical sales in 2009. However, the most rapid growth in the sector is from developing countries, particularly China.

1. Glioblastoma Multiforme (GBM): Newly diagnosed patients suffering from GBM are initially treated through invasive brain surgery, although disease progression following surgical resection is nearly 100%. Temozolomide (Temodar® ) in combination with radiation is the front-line therapy for GBM following surgery. Temodar® currently generates more than US$950 million annually in global revenues even though most patients fail to gain long-term therapeutic benefits. Approximately 60% of GBM patients treated with Temodar® experience tumor progression within one year.

Bevacizumab (Avastin®) has been approved for the treatment of GBM in patients failing Temodar®. In clinical studies, only about 20% of patients failing Temodar® respond to Avastin® therapy. In spite of these low efficacy results, treatment of GBM in North America alone is projected to add US$200 million annually to the revenues of Avastin® with projected growth in GBM to US$650 million by 2016.

Approximately 48% of patients who are diagnosed with GBM will fail both front-line therapy and Avastin®. Based on disease incidence, we believe the market for treating GBM patients the post-Avastin® failure exceeds US$200 million annually in North America. Subject to successfully completing clinical trials and obtaining approval by the FDA and other applicable regulatory agencies globally, we also believe that VAL-083 could potentially generate sales in excess of $1 billion world-wide as a potential front-line therapy for GBM.

2.	Leukemia: The potential of VAL-083 in the treatment of CML has been established in both human clinical trials conducted by the NCI and by the drug’s commercial approval in China. The Tyrosine Kinase Inhibitor Gleevec ® is currently used as front-line therapy in the treatment of CML currently achieves global revenue in excess of $1 billion annually. We believe that VAL-083 has potential to capture a portion of the CML market through demonstration of activity in TKI-resistant CML patients. We also believe that VAL-083 may offer significant commercial opportunities through the treatment of other types of blood cancer such as AML or ALL.

3.	Lung Cancer: The potential of VAL-083 in the treatment of NSLSC has been established in both human clinical trials conducted by the NCI and by the drug’s commercial approval in China. Lung cancer is the most common cancer in the world with 1.8 million cases in 2012 – 13% of all cancers. Lung cancer has a higher mortality rate than next top three cancers combined and it is responsible for 1.6 million deaths annually, representing 19% of all cancer deaths. NSCLC represents approximately 90% of newly diagnosed lung cancers. Published reports indicate that the global NSCLC drug market will increase from USD 4.3 billion in 2009 to USD 6.9 billion in 2019 and the market is growing with a CAGR of 4.84% during 2009 to 2019.

VAL-083 Manufacturing

VAL-083 is currently manufactured in accordance with CFDA and Chinese Pharmacopoeia guidelines to ensure drug quality control, drug use safety, and drug efficacy. Approval by the FDA will require VAL-083 and other products developed by us to be manufactured in accordance with United States Pharmacopeia (“USP”) in accordance with Good Manufacturing Practices (“cGMP”) regulations. cGMP provides for systems that assure proper design, monitoring, and control of manufacturing processes and facilities. Adherence to the cGMP regulations assures the identity, strength, quality, and purity of drug products by requiring that manufacturers of medications adequately control manufacturing operations.

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We have established an exclusive purchasing relationship with the Chinese manufacturer that has enabled us to obtain drug product for human clinical trials in the United States and certain commercial rights in China. The Chinese manufacturer has established a commercial-scale manufacturing process based on the North American process originally developed for the NCI.

Ensuring a viable long-term supply of the VAL-083 drug product suitable for registration and commercialization in North America and Europe will require investment in improved manufacturing and quality controls. We will seek to build upon our expertise and our intellectual property related to the existing manufacturing processes for VAL-083 in collaboration with the current manufacturer to allow compliance with cGMP. In addition, we have identified third party contract manufacturers with the capabilities to establish the processes, procedures and quality systems necessary to meet U.S., Canadian, E.U. and other international cGMP manufacturing requirements. Such requirements include strong quality management systems, obtaining appropriate quality raw materials, establishing robust operating procedures, detecting and investigating product quality deviations, and maintaining reliable testing laboratories.

Patents and Proprietary Rights

Our success will depend in part on our ability to protect our existing product candidate and the products we acquire or license by obtaining and maintaining a strong proprietary position. To develop and maintain our position, we intend to continue relying upon patent protection, orphan drug status, Hatch-Waxman exclusivity, trade secrets, know-how, continuing technological innovations and licensing opportunities. We intend to seek patent protection whenever available for any products or product candidates and related technology we acquire in the future.

We have filed patent applications covering VAL-083 where we have claimed the use of and improvements related VAL-083 and other novel aspects of our proposed treatment regimen. We have also developed and filed patents on manufacturing process improvements for VAL-083. In addition, we plan to implement strategies which may enable us to acquire patent protection for the formulation and composition of the active pharmaceutical ingredient and finished dosage form of VAL-083 products. In July 2013, our first patent was granted by the United States Patent and Trademark Office. We are prosecuting all of our patent applications in the United States and in international jurisdictions which we deem important for the potential commercial success of VAL-083.

We may also seek orphan drug status whenever it is available. If a product which has an orphan drug designation subsequently receives the first regulatory approval for the indication for which it has such designation, the product is entitled to orphan exclusivity, meaning that the applicable regulatory authority may not approve any other applications to market the same drug for the same indication, except in very limited circumstances, for a period of seven years in the U.S. and Canada, and 10 years in the E.U. Orphan drug designation does not prevent competitors from developing or marketing different drugs for the same indication or the same drug for a different clinical indication. In February 2012, we announced that the FDA has granted orphan drug status to VAL-083. In January 2013, the EMA also granted orphan drug protection to VAL-083 for the treatment of glioma.

Under the Hatch-Waxman Amendments, newly approved drugs and indications benefit from a statutory period of non-patent marketing exclusivity. These amendments provide five-year data exclusivity to the first applicant to gain approval of an NDA for a new chemical entity, meaning that the FDA has not previously approved any other new drug containing the same active ingredient. The Hatch-Waxman Amendments prohibit the submission of an abbreviated new drug application, also known as an ANDA or generic drug application, during the five-year exclusive period if no patent is listed. If there is a patent listed and the ANDA applicant certifies that the NDA holder’s listed patent for the product is invalid or will not be infringed, the ANDA can be submitted four years after NDA approval. Protection under the Hatch-Waxman Amendments will not prevent the filing or approval of another full NDA; however, the applicant would be required to conduct its own pre-clinical studies and adequate and well-controlled clinical trials to demonstrate safety and effectiveness. The Hatch-Waxman Amendments also provide three years of data exclusivity for the approval of NDAs with new clinical trials for previously approved drugs and supplemental NDAs, for example, for new indications, dosages or strengths of an existing drug, if new clinical investigations were conducted by or on behalf of the sponsor and were essential to the approval of the application. This three-year exclusivity covers only the new changes associated with the supplemental NDA and does not prohibit the FDA from approving ANDAs for drugs containing the original active ingredient. We intend to rely on the Hatch-Waxman Amendments for five years of data exclusivity for VAL-083.

We also rely on trade secret protection for our confidential and proprietary information. We believe that the substantial costs and resources required to develop technological innovations, such as the manufacturing processes associated with VAL-083, will help us to protect the competitive advantage of our product candidate.

The protection of intellectual property rights in China (where our clinical product candidate, VAL-083, is manufactured pursuant to a collaboration agreement with the only manufacturer presently licensed by the CFDA to produce the product for the China market, and where VAL-03 is approved for the treatment of CML and lung cancer) is relatively weak compared to the United States, which may negatively affect our ability to generate revenue from VAL-083.

Our policy is to require our employees, consultants, outside scientific collaborators, sponsored researchers and other advisors to execute confidentiality agreements upon the commencement of employment or consulting relationships with us. These agreements provide that all confidential information developed or made known to the individual during the course of the individual’s relationship with us is to be kept confidential and not disclosed to third parties except in specific circumstances. In the case of employees, the agreements provide that all inventions conceived by the individual shall be our exclusive property.

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Government Regulation and Product Approval

Regulation by governmental authorities in the U.S. and other countries is a significant factor, affecting the cost and time of our research and product development activities, and will be a significant factor in the manufacture and marketing of any approved products. All of our products require regulatory approval by governmental agencies prior to commercialization. In particular, our products are subject to rigorous pre-clinical and clinical testing and other approval requirements by the FDA and similar regulatory authorities in other countries. Various statutes and regulations also govern or influence the manufacturing, safety, reporting, labeling, transport and storage, record keeping and marketing of our products. The lengthy process of seeking these approvals, and the subsequent compliance with applicable statutes and regulations, require the expenditure of substantial resources. Any failure by us to obtain, or any delay in obtaining, the necessary regulatory approvals could harm our business.

The regulatory requirements relating to the testing, manufacturing and marketing of our products may change from time to time and this may impact our ability to conduct clinical trials and the ability of independent investigators to conduct their own research with support from us.

The clinical development, manufacturing and marketing of our products are subject to regulation by various authorities in the U.S., the E.U. and other countries, including, in the U.S., the FDA, in Canada, Health Canada, and, in the E.U., the EMA. The Federal Food, Drug, and Cosmetic Act, the Public Health Service Act in the U.S. and numerous directives, regulations, local laws and guidelines in Canada and the E.U. govern the testing, manufacture, safety, efficacy, labeling, storage, record keeping, approval, advertising and promotion of our products. Product development and approval within these regulatory frameworks takes a number of years and involves the expenditure of substantial resources.

Regulatory approval will be required in all the major markets in which we seek to develop our products. At a minimum, approval requires the generation and evaluation of data relating to the quality, safety, and efficacy of an investigational product for its proposed use. The specific types of data required and the regulations relating to this data will differ depending on the territory, the drug involved, the proposed indication and the stage of development.

In general, new chemical entities are tested in animals until adequate evidence of safety is established to support the proposed clinical study protocol designs. Clinical trials for new products are typically conducted in three sequential phases that may overlap. In Phase I, the initial introduction of the pharmaceutical into either healthy human volunteers or patients with the disease (20 to 50 subjects), the emphasis is on testing for safety (adverse effects), dosage tolerance, metabolism, distribution, excretion and clinical pharmacology. Phase II involves studies in a limited patient population (50 to 200 patients) to determine the initial efficacy of the pharmaceutical for specific targeted indications, to determine dosage tolerance and optimal dosage and to identify possible adverse side effects and safety risks. Once a compound shows preliminary evidence of some effectiveness and is found to have an acceptable safety profile in Phase II evaluations, Phase III trials are undertaken to more fully evaluate clinical outcomes in a larger patient population in adequate and well-controlled studies designed to yield statistically sufficient clinical data to demonstrate efficacy and safety.

In the U.S., specific pre-clinical data, manufacturing and chemical data, as described above, need to be submitted to the FDA as part of an IND application, which, unless the FDA objects, will become effective 30 days following receipt by the FDA. Phase I studies in human volunteers may commence only after the application becomes effective. Prior regulatory approval for human healthy volunteer studies is also required in member states of the E.U. Currently, in each member state of the E.U., following successful completion of Phase I studies, data are submitted in summarized format to the applicable regulatory authority in the member state in respect of applications for the conduct of later Phase II studies. The regulatory authorities in the E.U. typically have between one and three months in which to raise any objections to the proposed study, and they often have the right to extend this review period at their discretion. In the U.S., following completion of Phase I studies, further submissions to regulatory authorities are necessary in relation to Phase II and III studies to update the existing IND. Authorities may require additional data before allowing the studies to commence and could demand that the studies be discontinued at any time if there are significant safety issues. In addition to the regulatory review, a study involving human subjects has to be approved by an independent body. The exact composition and responsibilities of this body will differ from country to country. In the U.S., for example, each study will be conducted under the auspices of an independent institutional review board at each institution at which the study is conducted. This board considers among other things, the design of the study, ethical factors, the privacy of protected health information as defined under the Health Insurance Portability and Accountability Act, the safety of the human subjects and the possible liability risk for the institution. Equivalent rules to protect subjects’ rights and welfare apply in each member state of the E.U. where one or more independent ethics committees, which typically operate similarly to an institutional review board, will review the ethics of conducting the proposed research. Other regulatory authorities around the rest of the world have slightly differing requirements involving both the execution of clinical trials and the import/export of pharmaceutical products. It is our responsibility to ensure we conduct our business in accordance with the regulations of each relevant territory.

By leveraging existing pre-clinical and clinical data, we are seeking build upon an existing pre-clinical and clinical safety and efficacy database to accelerate our research.  In addition, our focus on end-stage population which has no current treatment options, commercialization may be achieved in an accelerated manner. Approval by the FDA in this category generally has been based on objective response rates and duration of responses rather than demonstration of survival benefit. As a result, trials of drugs to treat end-stage refractory cancer indications have historically involved fewer patients and generally have been faster to complete than trials of drugs for other indications.  We are aware that the FDA and other similar agencies are regularly reviewing the use of objective endpoints for commercial approval and that policy changes may impact the size of trials required for approval, timelines and expenditures significantly.

In order to gain marketing approval we must submit a dossier to the relevant authority for review, which is known in the U.S. as an NDA and in the E.U. as a marketing authorization application, or MAA. The format is usually specific and laid out by each authority, although in general it will include information on the quality of the chemistry, manufacturing and pharmaceutical aspects of the product as well as the non-clinical and clinical data. Once the submitted NDA is accepted for filing by the FDA, it undertakes the review process that takes 10 months, unless an expedited priority review is granted which takes six months to complete. Approval can take several months to several years, if multiple 10-month review cycles are needed before final approval is obtained, if at all.

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The approval process can be affected by a number of factors. The NDA may be approvable requiring additional pre-clinical, manufacturing data or clinical trials which may be requested at the end of the 10 month NDA review cycle, thereby delaying marketing approval until the additional data are submitted and may involve substantial unbudgeted costs. The regulatory authorities usually will conduct an inspection of relevant manufacturing facilities, and review manufacturing procedures, operating systems and personnel qualifications. In addition to obtaining approval for each product, in many cases each drug manufacturing facility must be approved. Further inspections may occur over the life of the product. An inspection of the clinical investigation sites by a competent authority may be required as part of the regulatory approval procedure. As a condition of marketing approval, the regulatory agency may require post-marketing surveillance to monitor for adverse effects or other additional studies as deemed appropriate. After approval for the initial indication, further clinical studies are usually necessary to gain approval for any additional indications. The terms of any approval, including labeling content, may be more restrictive than expected and could affect the marketability of a product.

The FDA offers a number of regulatory mechanisms that provide expedited or accelerated approval procedures for selected drugs in the indications on which we are focusing our efforts. These include accelerated approval under Subpart H of the agency’s NDA approval regulations, fast track drug development procedures and priority review. At this time, we have not determined whether any of these approval procedures will apply to our current drug candidate.

The U.S., E.U. and other jurisdictions may grant orphan drug designation to drugs intended to treat a “rare disease or condition,” which, in the U.S., is generally a disease or condition that affects no more than 200,000 individuals. In the E.U., orphan drug designation can be granted if: the disease is life threatening or chronically debilitating and affects no more than 50 in 100,000 persons in the E.U.; without incentive it is unlikely that the drug would generate sufficient return to justify the necessary investment; and no satisfactory method of treatment for the condition exists or, if it does, the new drug will provide a significant benefit to those affected by the condition. If a product that has an orphan drug designation subsequently receives the first regulatory approval for the indication for which it has such designation, the product is entitled to orphan exclusivity, meaning that the applicable regulatory authority may not approve any other applications to market the same drug for the same indication, except in very limited circumstances, for a period of seven years in the U.S. and 10 years in the E.U. Orphan drug designation does not prevent competitors from developing or marketing different drugs for the same indication or the same drug for different indications. Orphan drug designation must be requested before submitting an NDA or MAA. After orphan drug designation is granted, the identity of the therapeutic agent and its potential orphan use are publicly disclosed. Orphan drug designation does not convey an advantage in, or shorten the duration of, the review and approval process.  However, this designation provides an exemption from marketing and authorization (NDA) fees.

We are also subject to numerous environmental and safety laws and regulations, including those governing the use and disposal of hazardous materials. The cost of compliance with and any violation of these regulations could have a material adverse effect on our business and results of operations. Although we believe that our safety procedures for handling and disposing of these materials comply with the standards prescribed by state and federal regulations, accidental contamination or injury from these materials may occur. Compliance with laws and regulations relating to the protection of the environment has not had a material effect on our capital expenditures or our competitive position. However, we are not able to predict the extent of government regulation, and the cost and effect thereof on our competitive position, which might result from any legislative or administrative action pertaining to environmental or safety matters.

Competition

The development and commercialization of new drugs is highly competitive and we may face competition established pharmaceutical and biotechnology companies, as well as from academic institutions, government agencies and private and public research institutions worldwide.

Various products currently are marketed for the treatment of GBM and other cancers that we may target with our product candidate and a number of companies are developing new treatments. Companies also developing products for GBM include but are not limited to Celgene Corp., Celldex Therapeutics, Northwest Biotherapeutics, Inc., Immunocellular Therapeutics Ltd., and many major pharmaceutical companies. Our success will be based in part on our ability to build and actively manage a portfolio of drugs that addresses unmet medical needs and create value in patient therapy.

Many of our competitors have significantly greater financial resources and expertise in research and development, manufacturing, pre-clinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than we do. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Our commercial opportunity will be reduced or eliminated if our competitors develop and commercialize products that are safer, more effective, have fewer side effects or are less expensive than products that we may develop. These third parties compete with us in recruiting and retaining qualified scientific and management personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies and technology licenses complementary to our programs or advantageous to our business.

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We expect that our ability to compete effectively will depend upon our ability to:

●	successfully and rapidly complete adequate and well-controlled clinical trials that demonstrate statistically significant safety and efficacy and to obtain all requisite regulatory approvals in a cost-effective manner;

●	maintain a proprietary position for our manufacturing processes and other technology;

●	produce our products in accordance with United States FDA and international regulatory guidelines;

●	attract and retain key personnel; and

●	build an adequate sales and marketing infrastructure for any approved products.

Failure to do one or more of these activities could have an adverse effect on our business, financial condition or results of operations.

Employees

We have four full-time employees and retain the services of approximately 15 persons on an independent contractor/consultant and contract-employment or full-time employee basis.  As such, we currently operate in a “virtual” corporate structure in order to minimize fixed personnel costs. Over time, we plan to establish a base of full time employees and corporate infrastructure.

DESCRIPTION OF PROPERTY

Our corporate headquarters are located at Suite 720-999 West Broadway, Vancouver, British Columbia, Canada. Our clinical operations are managed at 3475 Edison Way, Suite R, Menlo Park, California, 94025. Our current monthly base rent for our corporate headquarters is $2,440 (Cdn $3,050) under a one-year lease which will expire in November 2015. In addition, Valent, which is owned by Dr. Dennis Brown, our Chief Scientific Officer, leases facilities in California and we have access to such facilities pursuant to an informal unwritten arrangement with Valent. Our leased premises, academic relationships, and access to the Valent facility are sufficient to meet the immediate needs of our business, research and operations.

LEGAL PROCEEDINGS

There are no legal proceedings to which the Company or any of its property is the subject.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Summary

DelMar Pharmaceuticals, Inc. (the “Company”) is developing a new drug candidate targeting orphan cancer indications. We aim to develop products that will have a high impact in patient care and a high return for our investors. In order to accelerate our development timelines and reduce technical risk, we leverage existing clinical and commercial data from a wide range of sources.

Recent Highlights

  During the most recent quarter, we announced important new data demonstrating progress on our drug development programs:

    In October we presented new non-clinical research supporting the potential utility of VAL-083 in the treatment of non-small cell lung cancer (“NSCLC”) at the American Association for Cancer Research’s (“AACR”) New Horizons in Cancer Research.

    In November, we presented an update on our ongoing Phase I/II clinical trial with VAL-083 as a potential new therapy for refractory glioblastoma at the Society for NeuroOncology (“SNO”) Annual meeting. At SNO, we also presented new non-clinical data supporting the favorable differentiation of VAL-083 versus the standard-of-care in the treatment of glioblastoma.

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  We participated in the second Brain Tumor Clinical Trial Endpoints Workshop held on October 14, 2014 in Bethesda, MD. The workshops, which are sponsored by the National Brain Tumor Society, bring together private industry, leading clinicians, and key members of the US Food and Drug Administration (“FDA”) staff and leaders of the National Cancer Institutes (“NCI”) to discuss clinical trial design and strategies for accelerating approval of promising brain tumor therapies.

  On December 2, 2014 our common stock was approved to begin trading on the OTCQX. We believe that having our stock quoted on the OTCQX is an important step forward to building liquidity for our shareholders as part of our overall mission to deliver long-term shareholder value.

  On January 12, 2015 we announced the achievement of an important milestone in our ongoing Phase I/II clinical trial with VAL-083 as a potential new therapy for the treatment of refractory glioblastoma. Specifically, we reported the first observation of a dose limiting toxicity (“DLT”), which signals the near-term completion of dose-escalation and identification of a maximum tolerated dose (“MTD”) for advancement to registration-directed clinical trials in glioblastoma multiforme (“GBM”).

  On January 13, 2015, we announced that we have received a notice of allowance for another United States patent covering VAL-083. At December 31, 2014 we have filed a total of ten patent applications which are being prosecuted in the United States and in international jurisdictions. To date, three US patents and one international patent have been allowed.

  On December 31, 2014, we issued an aggregate 414,889 shares of common stock in exchange for the surrender of Investor Warrants to purchase an aggregate of 1,244,666 shares of common stock. Subsequently, we consummated a Warrant Exchange Tender Offer providing the opportunity for holders of Investor Warrants to receive one share of common stock for every three Investor Warrants held. The Warrant Exchange Tender Offer is part of the Company's strategy to build sufficient stockholders equity in partial fulfillment of the requirements to list our common stock on a national securities exchange such as the NASDAQ Capital Market or NYSE MKT. The tender offer expired on February 9, 2015. A total of 1,591,875 Investor Warrants were exchanged for 530,625 shares of common stock resulting in a net increase in stockholder’s equity of approximately $400,957.

  As part of our strategy to list our common stock on a national securities exchange in the timeliest manner possible, we also:

    Received net proceeds of $1,266,177 from the exercise of Investor Warrants at $0.65 per warrant during the six months December 31, 2014. The exercise of these warrants, including through a tender offer, has provided us with additional non-dilutive capital sufficient to fund our current operations through at least the end of March 2016.

    Entered into amendments to warrants issued as a dividend to stockholders on January 24, 2013 (the “Dividend Warrants”) such that all of the Dividend Warrants were reclassified to equity on October 31, 2014.

    Changed our fiscal year end to June 30 from December 31.

Overview

We are a Nevada corporation formed on June 24, 2009 under the name Berry Only, Inc. Prior to a reverse acquisition undertaken on January 25, 2013 Berry did not have any significant assets or operations. DelMar Pharmaceuticals, Inc. (the “Company”) is the parent company of Del Mar Pharmaceuticals (BC) Ltd. (“DelMar (BC)”), a British Columbia, Canada corporation incorporated on April 6, 2010, that is focused on the development of drugs for the treatment of cancer. The Company is also the parent company to 0959454 B.C. Ltd., a British Columbia corporation (“Callco”), and 0959456 B.C. Ltd., a British Columbia corporation (“Exchangeco”). Callco and Exchangeco were formed to facilitate the reverse acquisition.

Pursuant to the reverse acquisition, the Company acquired (either directly or indirectly (through Exchangeco)) all of the issued and outstanding shares of DelMar (BC) on January 25, 2013. As a result of the shareholders of DelMar (BC) owning a controlling interest in the Company subsequent to the reverse acquisition, for accounting purposes the transaction is a capital transaction with DelMar (BC) being the accounting acquirer even though the legal acquirer is Berry. Therefore, the historic financial statements of DelMar (BC) are presented as the comparative balances for the periods prior to the reverse acquisition

Our drug discovery research and development focuses on identifying well-validated clinical and commercial-stage compounds and establishing a scientific rationale for development in modern orphan cancer indications. We conduct further research on promising candidates through our network of consultants and contract research organizations. This approach allows us to identify and advance potential drug candidates without significant investment in “wet lab” infrastructure. Based on this strategy, we acquired intellectual property and prototype drug product related to our drug candidate, VAL-083, from Valent Technologies LLC (“Valent”) in September 2010 and initiated new clinical trials in 2011.

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VAL-083

Our product candidate, VAL-083, represents a “first in class” small-molecule chemotherapeutic, which means that the molecular structure of VAL-083 is not an analogue or derivative of other small molecule chemotherapeutics approved for the treatment of cancer. VAL-083, which was originally discovered in the 1960’s, has been assessed in multiple clinical studies sponsored by the NCI in the United States as a treatment for various cancers including lung, brain, cervical, ovarian tumors and leukemia. Published pre-clinical and clinical data suggest that VAL-083 may be active against a range of tumor types. VAL-083 is approved as a cancer chemotherapeutic in China for the treatment of chronic myelogenous leukemia (“CML”) and lung cancer. VAL-083 has not been approved for any indications outside of China.

Upon obtaining regulatory approval, we intend to commercialize VAL-083 for the treatment of orphan cancer indications where patients have failed other therapies or have limited medical options. An orphan disease is defined in the United States under the Rare Disease Act of 2002 as “any disease or condition that affects less than 200,000 persons in the United States”. The Orphan Drug Act of 1983 is a federal law that provides financial and other incentives including a period of market exclusivity to encourage the development of new treatments for orphan diseases.

We research the mechanism of action of our product candidate to determine the clinical indications best suited for therapy and attempt to rapidly advance our product candidate into human clinical trials and toward commercialization.

Central Nervous System Cancers

In October 2011, we initiated clinical trials with VAL-083 as a potential new treatment for GBM, the most common and aggressive form of brain cancer. In August 2013, we received a notice of allowance from the FDA enabling the Company to implement a more rapid dose-escalation scheme in our GBM study. The revised dosing regimen was allowed by the FDA following an extensive safety review of patients treated prior to that date. In comparison to the original dose-escalation scheme, the revised plan will enable the trial to reach higher doses and skip two interim doses.

We have presented interim data from our GBM clinical trial at peer-reviewed scientific meetings including most recently at the SNO in November 2014 and previously during the year at the annual meetings of AACR and the American Society of Clinical Oncology (“ASCO”). In summary, at doses tested to date, our interim clinical data is as follows:

•	We completed dose escalation cohorts up to 40mg/m2 without observation of dose limiting toxicity and subsequently filed a protocol amendment to allow for exploration of VAL-083 at doses up to 60mg/m2;
•	We observed our first DLT in one patient in the 50mg/m2 cohort, which suggests that we are nearing the identification of the MTD and advancement into registration-directed (Phase II/III) clinical trials. One of three GBM patients in cohort 7 (40mg/m2) and one of three GBM patients in cohort 6 (30 mg/m2) exhibited stable disease after one or two cycles of treatment. In earlier cohorts, we reported that two patients exhibited a response (stable disease or partial response) with a maximum response of 28 cycles (84 weeks) and improved clinical signs prior to discontinuing due to adverse events unrelated to the study;
•	Pharmacokinetics are linear and consistent with previous published data suggesting that concentrations of VAL-083 being obtained in our current clinical trial are achieving plasma levels that are effective against glioma cell lines in vitro; and
•	We presented additional data demonstrating that the cytotoxic activity of VAL-083 is distinct from standard-of-care in GBM. Specifically, the tumor-killing activity of VAL-083 has been demonstrated to be independent of MGMT, the enzyme believed to cause resistance to the current front-line therapy in the treatment of GBM.

  These data support the further development of VAL-083. We are currently conducting our clinical trial at three centers: the Brain Tumor Center at University of California, San Francisco (“UCSF”), the Sarah Cannon Cancer Research Center (“SCRI”) in Nashville, Tennessee and the SCRI affiliate site at the Florida Cancer Specialist Research Institute in Sarasota, Florida. We plan to add additional clinical sites in order to accelerate enrollment as the trial progresses.

We are now delivering doses of VAL-083 that are substantially higher than were achieved in the original NCI-sponsored clinical trials. Our modernized dosing regimen takes advantage of improved side-effect management and new knowledge of the pharmacokinetic and toxicity profile of VAL-083. Our strategy to “hit the tumor harder more often” allows us to achieve higher levels of drug at the tumor-site, which we believe will result in significant clinical benefit for GBM patients who currently have no viable treatment options.

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A summary of our current dose escalation scheme including doses completed to date is as follows:

DOSING REGIMEN & STUDY	SINGLE DOSE	Acute Regimen (single cycle)		Comparative Cumulative Dose (@ 35 days)	Dose Intensity (dose per week)	Status
NCI GBM historical regimen (Eagan et al) daily x 5 q 5wks (cycle = 35 days)	25 mg/m2	x5 days =	125 mg/m2	125 mg/m2	25mg/m2/wk	Historical Studies: Myelosuppression observed
DelMar VAL-083 regimen daily x 3 q 3wks (cycle = 21 days)	30 mg/m2	x3 days =	90 mg/m2	180 mg/m2	30mg/m2/wk	No DLT
	40 mg/m2		120 mg/m2	240 mg/m2	40mg/m2/wk	No DLT
	50 mg/m2		150 mg/m2	300 mg/m2	50mg/m2/wk	DLT observed
	60 mg/m2		180 mg/m2	360 mg/m2	60mg/m2/wk	planned

Patients being enrolled in our current clinical trial have a growing brain tumor that has failed to respond to any other approved treatment. The correlation between tumor progression and impending death in this patient population is well-documented. Therefore, our interim results demonstrating that VAL-083 can either stabilize disease progression by halting tumor growth or shrinking the tumor is expected to result in longer patient survival and improved quality of life.

We plan to continue our clinical trials with VAL-083 as a potential treatment for GBM patients who have failed other therapies.  Currently, there is no approved therapy for these patients. The goal of the current trial is to establish a modernized dosing regimen for advancement into registration directed trials in the United States as a potential new therapy for the treatment of refractory GBM.

We have had our first observation of a DLT which signals VAL-083's potential advancement toward registration-directed clinical trials in GBM. We are currently studying a dose of 50mg/m2 and three patients have completed the required assessments.  The Company's clinical protocol requires acquisition of safety data for 35 days following initial treatment with VAL-083.  At this dose, one patient completed the required 35 day follow-up period without observation of a DLT. The second patient in the 50mg/m2 cohort experienced myelosuppressive DLT as defined by grade four thrombocytopenia (low platelet counts).  The patient's symptoms resolved rapidly and spontaneously returned to normal without concomitant medication or transfusion.  The third patient did not experience a DLT, but did show a strong trend toward DLT as defined by grade three thrombocytopenia.

Based on the observation of one DLT in three patients, our protocol requires us to expand enrollment of the 50mg/m2 cohort with up to three additional patients prior to confirming MTD or advancing to higher doses. Our goal is to maximize the amount of VAL-083 that can safely reach the tumor. If we observe a DLT with any of the next three patients in the expanded 50mg/m2 cohort, we would then propose the highest previous safe dose – 40mg/m2 – as the MTD for advancement to registration-directed trials. If no further DLT is observed, we may determine to continue dose escalation.  Our protocol currently allows dosing up to 60mg/m2.

Based on our current enrollment and timelines, we believe it is likely that we will confirm MTD during the first half of calendar 2015.

The final decision on the dose chosen for advancement to Phase II/II registration directed studies will be determined by the safety and tolerability of our modernized dosing regimen as we achieve a MTD. Once MTD is determined, we plan to expand enrollment at that dose by an additional 14 patients in accordance with the protocol that has been filed with the FDA. During this period, we plan to request a guidance meeting with the FDA to discuss our proposed registration trial design.

We anticipate that the Phase II/III registration trial will be an open-label trial with radiographic response and overall survival as the primary endpoints. The size, design and timing of initiation of the registration-directed clinical trial will depend on completion of the current dose-escalation study and discussions with the FDA and our clinical advisors. We will provide a formal update, including any adjustment to our projected timelines once MTD is determined.

Data from the registration-directed trial will form the basis of our application for FDA approval. Our overall goal remains to complete registration-directed clinical trials with VAL-083 and to seek FDA approval as a new therapy for refractory glioblastoma in the timeliest manner possible. Based on our current financial resources, initiation of the registration trial will require additional funding to support the expanded clinical operations necessary to conduct and manage the study.

Lung Cancer

Lung cancer is a leading cause of cancer-related mortality around the world and effective treatment for lung cancer remains a significant global unmet need despite advances in therapy. In general, prognosis for lung cancer patients remains poor, with 5-year relative survival of less than 14% among males and less than 18% among females in most countries. Globally, the market for lung cancer treatment may exceed $7 billion by 2019.

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Non–small cell lung cancer (“NSCLC”) is the most common type of lung cancer. There are three common forms of NSCLC: adenocarcinomas are often found in an outer area of the lung; squamous cell carcinomas are usually found in the center of the lung next to an air tube (bronchus); and large cell carcinomas, which can occur in any part of the lung and tend to grow and spread faster than adenocarcinoma. NSCLC accounts for 85% of all lung cancer cases in the United States and approximately 90% of lung cancer cases diagnosed in China.

The activity of VAL-083 against solid tumors, including lung cancer, has been established in both pre-clinical and human clinical trials conducted by the NCI. VAL-083 has been approved by the Chinese Food and Drug Administration (“CFDA”) (formerly the State Food and Drug Administration) for the treatment of lung cancer. However, sales of VAL-083in China have been limited by a lack of modern data, poor distribution, and preference for targeted therapies such as tyrosine kinase inhibitors (“TKIs”) in the modern era.

We have begun to establish a strong scientific and clinical rationale to support the development of VAL-083 as a potential treatment for NSCLC in the modern era. The standard of care for newly diagnosed NSCLC is platinum-based combination therapy or TKI therapy for patients whose cancer exhibit epidermal growth factor receptor (EGFR) mutations. Patients exhibiting EGFR mutations have shown an impressive 60% initial response rate to TKIs which exceeds the response rate for conventional chemotherapy. However, treatment in the event of TKI resistance has emerged as an important unmet medical need.

In October 2014, we presented new non-clinical data at the AACR New Horizons in Cancer Research Meeting. Our data support superior activity of VAL-083 compared to standard platinum-based treatment in both TKI-sensitive and TKI-resistant tumor models. Further, our data demonstrate that VAL-083 may have a synergistic effect in combination with cisplatin. These data suggest the potential of VAL-083 to be used in combination with platinum-based chemotherapy and to address modern unmet medical needs in the treatment of TKI-resistant NSCLC.

As a next step in the investigation of VAL-083 as a potential treatment for NSCLC, we have developed a protocol for a post-market clinical study to be conducted by a leading cancer clinician in the context of the current approval in China.

We plan to conduct this trial collaboration with Guangxi Wuzhou Pharmaceutical Group Co. Ltd. (“Guangxi Wuzhou Pharmaceuticals”). Under the terms of our collaboration agreement with Guangxi Wuzhou Pharmaceuticals, we are responsible for establishing protocols for and conducting clinical trials and Guangxi Wuzhou Pharmaceuticals is responsible for the costs associated with clinical trials conducted in China. (See Developing Partnerships with Pharmaceutical Companies – Guangxi Wuzhou Pharmaceutical Company). Our goal is to initiate this clinical trial by mid calendar 2015, with the aim to develop new data to support product growth in China and to establish clinical proof of concept to expand our drug development efforts with VAL-083.

Conducting this clinical trial in China under our collaboration agreement with Guangxi Wuzhou Pharmaceuticals will allow us to enhance the potential value of VAL-083 without affecting our own planned cash expenditures. We also believe that these new data will support the potential to establish global partnerships and collaborations with larger pharmaceutical companies who have the resources and commercial infrastructure to effectively develop and commercialize VAL-083 as a treatment for NSCLC on a world-wide basis.

Additional Indications

In historical studies sponsored by the National Cancer Institute in the United States, VAL-083 exhibited clinical activity against a range of tumor types including central nervous system tumors, solid tumors and hematologic malignancies. We have established new non-clinical data supporting the activity of VAL-083 in different types of cancer that are resistant to modern targeted therapies and we believe that the unique cytotoxic mechanism of VAL-083 may provide benefit to patients in a range of indications. We intend to continue to research these opportunities, and if appropriate, expand our clinical development efforts to include additional indications.

Intellectual Property and Patents

We have filed a broad portfolio of new patent applications to protect our intellectual property. Our patent applications claim compositions and methods related to the use of VAL-083 and related compounds as well as methods of synthesis and quality controls for the manufacturing process of VAL-083. In January 2015 our third patent was issued by the United States Patent Office. We continue to prosecute patent cases in the United States and international jurisdictions.

In addition to new patent filings, we intend to seek orphan drug protection and other statutory protection for our intellectual property. In February 2012, VAL-083 was granted Orphan Drug protection in the United States for the treatment of glioma, including GBM by the FDA. In January 2013, the EMA granted Orphan Drug protection to VAL-083. The orphan drug designation means that we may sell VAL-083 as a treatment for GBM without competition for seven years in the United States and for ten years in the European Union following market approval, in respect of a medicinal product containing a similar active substance for the same indication.

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Drugs granted orphan drug protection generally follow the same regulatory development path as any other pharmaceutical product. However, incentives such as scientific advice and reduction or waiver of registration fees and access to specialized grant funding may be available to support and accelerate development of orphan drug candidates.

Developing Partnerships with Pharmaceutical Companies

Guangxi Wuzhou Pharmaceutical Company

Pursuant to a memorandum of understanding and collaboration agreement, dated October 25, 2012, we have established a strategic collaboration with Guangxi Wuzhou Pharmaceuticals, a subsidiary of publicly traded Guangxi Wuzhou Zhongheng Group Co., Ltd. (SHG: 600252) (the “Guangxi Agreement”). VAL-083 is approved for the treatment of CML and lung cancer in China and Guangxi Wuzhou Pharmaceuticals is the only manufacturer licensed by the CFDA to produce the product for the China market. Through the Guangxi Agreement, we have obtained drug product for our VAL-083 clinical trials in the United States and we have also secured certain commercial rights in China.

Pursuant to the Guangxi Agreement, we granted to Guangxi Wuzhou Pharmaceuticals a royalty-free license to certain of our intellectual property, as it relates to quality control and drug production methods for VAL-083, and we agreed that Guangxi Wuzhou Pharmaceuticals will be our exclusive supplier of VAL-083 for clinical trials and commercial sales, subject to Guangxi Wuzhou Pharmaceuticals obtaining and maintaining cGMP certification by the FDA, EMA or other applicable regulatory agencies, and Guangxi Wuzhou Pharmaceuticals being able to meet volumes ordered by us. The Company and Guangxi Wuzhou Pharmaceuticals will work together to ensure the product specifications meet global standards in order to accelerate international development and regulatory approval. Guangxi Wuzhou Pharmaceuticals will be our exclusive supplier of VAL-083 for clinical development and commercial sales, subject to its meeting and maintaining required regulatory certification. Failure of Guangxi Wuzhou Pharmaceuticals to meet production timelines or to obtain regulatory certifications could negatively affect our drug development timelines.

The Guangxi Agreement also provides us with certain exclusive commercial rights related to drug supply. Specifically, the Guangxi Agreement establishes an exclusive supply relationship between us and Guangxi Wuzhou Pharmaceuticals for the Chinese market and all markets outside China. Guangxi Wuzhou Pharmaceuticals agreed that it may not sell VAL-083 for markets outside of China to any other purchaser other than us. In addition, Guangxi Wuzhou Pharmaceuticals granted us a pre-emptive right in China (subject to our acceptance of proposed sales volume and prices) to purchase VAL-083 produced by Guangxi Wuzhou Pharmaceuticals.

Our strategy in China is to work in collaboration with Guangxi Wuzhou Pharmaceuticals and globally recognized clinical investigators to develop new clinical and non-clinical data in collaboration with leading cancer researchers. Under the terms of our collaboration agreement with Guangxi Wuzhou Pharmaceuticals, we are responsible for establishing protocols for and conducting clinical trials and Guangxi Wuzhou Pharmaceuticals is responsible for the costs associated with clinical trials conducted in China. We believe these data, if favorable, will allow the repositioning and sales growth of VAL-083 in the China market under its approved indications and provide us with clinical proof-of-concept to support global development of VAL-083 for the treatment of GBM and lung cancer.

We and Guangxi Wuzhou Pharmaceuticals have formed a clinical advisory board to oversee clinical studies. Under the terms of the Guangxi Agreement, Guangxi Wuzhou Pharmaceuticals will provide funding support for clinical trials conducted in China and we are responsible for development and commercialization.

The term of the Guangxi Agreement (except as it relates to the exclusive rights in the China market) is indefinite, subject to termination upon written agreement of all parties, or if either party breaches any material term and fails to remedy such breach within 30 days of receipt of notice of the breach, or if any action to be taken thereunder is not agreed to by both parties, provided that such matter is referred to the chief executive officer of both parties, and they are unable to resolve such matter within 90 days.

The protection of intellectual property rights in China (where VAL-083 is manufactured pursuant to the Guangxi Agreement with the only manufacturer presently licensed by the CFDA to produce the product for the China market, and where VAL-083 is approved for the treatment of CML and lung cancer) is relatively weak compared to the United States, which may negatively affect our ability to generate revenue from VAL-083 in China.

Change in Fiscal Year End

On July 21, 2014, the Board of Directors of the Company approved a change in the Company’s fiscal year end from December 31 to June 30. As a result of this change, the Company has prepared consolidated financial statements for the six month transition period ended June 30, 2014. References to any of the Company’s 2013 or earlier fiscal years mean the fiscal year ending December 31 of that calendar year.

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Reverse Acquisition

On January 25, 2013 (the “Closing Date”), the Company entered into and closed an exchange agreement (the “Exchange Agreement”), with DelMar (BC), Callco, Exchangeco, and the securityholders of DelMar (BC). Pursuant to the Exchange Agreement, (i) the Company issued 4,340,417 shares of common stock  (the “Parent Shares”) to the shareholders of DelMar (BC) who are United States residents (the “U.S. Holders”) in exchange for the transfer to Exchangeco of all 4,340,417 outstanding common shares of DelMar (BC) held by the U.S. Holders, (ii) the shareholders of DelMar (BC) who are Canadian residents (the “Canadian Holders”) received, in exchange for the transfer to Exchangeco of all 8,729,583 outstanding common shares of DelMar (BC) held by the Canadian Holders, 8,729,583 exchangeable shares (the “Exchangeable Shares”) of Exchangeco, and (iii) outstanding warrants to purchase 3,360,000 common shares of DelMar (BC) and outstanding options to purchase 1,020,000 common shares of DelMar (BC) were deemed to be amended such that,  rather than entitling the holder to acquire common shares of DelMar (BC), such options and warrants will entitle the holders to acquire shares of common stock of the Company. The Canadian Holders will be entitled to require Exchangeco to redeem (or, at the option of the Company or Callco, to have the Company or Callco purchase) the Exchangeable Shares, and upon such redemption or purchase to receive an equal number of shares of common stock of the Company. The aggregate of 13,070,000 shares of common stock of the Company issued to the former shareholders of DelMar (BC) (on an as-exchanged basis with respect to the Exchangeable Shares) represents 80.1% of the outstanding shares of common stock of the Company following the closing of the Exchange Agreement (the “Reverse Acquisition”).

Upon completion of the Reverse Acquisition DelMar (BC) became a wholly-owned subsidiary of the Company. As a result of the shareholders of DelMar (BC) owning a controlling interest in the Company subsequent to the Reverse Acquisition, for accounting purposes the transaction is a capital transaction with DelMar (BC) being the accounting acquirer even though the legal acquirer is Berry. No goodwill is recorded with respect to the transaction as it does not constitute a business combination. For accounting purposes, the transaction is reflected as a recapitalization of DelMar (BC) and consideration for the Reverse Acquisition was deemed to be the fair value of the shares that were issued by DelMar (BC) to acquire the net liabilities of Berry on January 25, 2013. The net identifiable liabilities of Berry on the Closing Date of the Reverse Acquisition were as follows:

$

Net liabilities (derivative liability)	2,041,680

The Company determined the fair value of the shares issued on the Reverse Acquisition to be $1,690,004. As a result of the Reverse Acquisition being treated as a recapitalization of DelMar (BC) the Company recognized the loss of $3,731,684 incurred upon the closing of the Reverse Acquisition as an adjustment to opening deficit in the consolidated statement of stockholder’s deficiency at December 31, 2013.

Unit Offering

In connection with the Reverse Acquisition, on January 25, 2013, January 31, 2013, February 8, 2013, February 21, 2013, February 28, 2013, March 1, 2013, and March 6, 2013, the Company entered into and closed a series of subscription agreements with accredited investors (the “Investors”), pursuant to which the Company issued an aggregate of 13,125,002 Units at a purchase price of $0.80 per Unit, for aggregate gross proceeds of $10,500,000 (the “Private Offering”). Each Unit consists of one share of common stock and one five-year warrant (the “Investor Warrants”) to purchase one share of common stock at an exercise price of $0.80. The exercise price of the Investor Warrants is subject to adjustment in the event that the Company sells common stock at a price lower than the exercise price, subject to certain exceptions. The Investor Warrants are redeemable by the Company at a price of $0.001 per Investor Warrant at any time subject to the conditions that (i) the Company’s common stock has traded for twenty consecutive trading days with a closing price of at least $1.60 per share with an average trading volume of 50,000 shares per day and (ii) the underlying shares of common stock are registered.

The Company retained Charles Vista, LLC (the “Placement Agent”) as the Placement Agent for the Private Offering. The Company paid the Placement Agent a cash fee of $1,050,000 (equal to 10% of the gross proceeds), a non-accountable expense allowance of $315,000 (equal to 3% of the gross proceeds), and a one-year consulting fee of $60,000. In addition, the Company incurred other closing costs of approximately $500,000 resulting in net proceeds to the Company of $8,575,000.  Certain of the additional closing costs were not eligible to be treated as share issue costs and as a result they have been expensed.  Net unit proceeds per the consolidated statements of cash flows include gross unit proceeds less cash issue costs attributable to the common stock only.  The portion of the unit issue costs attributable to the derivative liability has been expensed.

In addition, the Company issued to the Placement Agent five-year warrants (the “Placement Agent Warrants”) to purchase 5,250,000 shares of common stock (equal to 20% of the shares of common stock (i) included as part of the Units sold in the Private Offering and (ii) issuable upon exercise of the Investor Warrants) at an exercise price of $0.80, exercisable on a cash or cashless basis.

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The Company agreed to pay a warrant commission of 5% of the amount of funds raised by an agent upon the exercise of the Investor Warrants following such redemption.

In connection with the Private Offering, the Company entered into a registration rights agreement with the Investors, pursuant to which the Company agreed to file a registration statement (the “Registration Statement”) registering for resale all shares of common stock (a) included in the Units; and (b) issuable upon exercise of the Investor Warrants, no later than 90 days after the completion of the Private Offering (the “Filing Deadline”) and to use commercially reasonable efforts to cause the Registration Statement to become effective within 180 days of the Filing Deadline. The Company agreed to use commercially reasonably efforts to keep the Registration Statement effective while the Investor Warrants are outstanding.

Certain of the Private Offering costs were incurred by the Company prior to December 31, 2012.  These costs of $90,771 were treated as issue costs during the year ended December 31, 2013.

Related Parties

The Company acquired its VAL-083 prototype drug, patents and technology rights from Valent. In addition, Valent incurred a significant portion of the Company’s clinical expenses during the periods ended December 31, 2011 and 2012 and in turn invoiced the Company for those expenses. One of the Company’s officers and directors is a principal of Valent and as result Valent is a related party to the Company.

The following related party transactions and balances have been recorded by the Company.

During the six months ended December 31, 2014

Effective September 30, 2014, the Company entered into and closed an agreement with Valent to exchange its loan with Valent for 278,530 shares of preferred stock of the Company.

Pursuant to consulting agreements with the Company’s officers the Company recognized a total of $265,000 in compensation expense for the six months ended December 31, 2014.

Included in accounts payable at December 31, 2014 is an aggregate amount of $37,659 (June 30, 2014 - $54,960) owed to the Company’s officers and directors for fees and expenses. The Company pays related party payables incurred for fees and expenses under normal commercial terms.

The Company recognized $48,500 in directors’ fees during the six months ended December 31, 2014.

During the six months ended December 31, 2013

Pursuant to consulting agreements with the Company’s officers the Company recognized a total of $215,000 in compensation expense for the six months ended December 31, 2013.

The Company recognized $29,333 in directors’ fees during the six months ended December 31, 2013.

During the six months ended June 30, 2014

The Company paid total cash compensation to its officers of $192,000.

Included in accounts payable at June 30, 2014 is an aggregate amount owing of $54,960 to the Company’s officers and directors for fees and expenses. The Company pays related party payables incurred for fees and expenses under normal commercial terms.

The Company also has a loan payable of $276,439, including aggregate accrued interest of $26,439, due to Valent. The Company accrued $4,067 of interest on this loan during the six months ended June 30, 2014.  The loan was previously payable on demand but is now a five year term loan due, along with all accrued interest, on June 30, 2019.  One of the directors and officers of the Company is also a Principal of Valent. As a result of the Company not expecting to repay Valent within the next twelve months, the balance of the loan and accrued interest has been disclosed as a long-term liability.

The Company recorded $48,500 in directors’ fees.

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During the six months ended June 30, 2013

The Company paid total cash compensation to its officers of $220,704.

The Company accrued $3,947 of interest on its loan payable to Valent.

On January 25, 2013, in connection with the Reverse Acquisition, the Company issued to Valent 1,150,000 shares of common stock in exchange for Valent reducing certain future royalties under the Assignment Agreement. As a result of the share issuance the Company has recognized an expense of $598,000 for the six months ended June 30, 2013.

The Company recorded $15,000 in directors’ fees.

During the year ended December 31, 2013

The Company paid total cash compensation to its officers of $454,549.

Included in accounts payable at December 31, 2013 is an aggregate amount owing of $65,023 to the Company’s officers and directors for fees and expenses. The Company pays related party payables incurred for fees and expenses under normal commercial terms.

Included in related party payables at December 31, 2013 is an amount of $44,007 relating to clinical development costs incurred by Valent on behalf of the Company.  Additionally, the Company also has a loan payable of $272,372, including accrued interest of $22,372, due to Valent. One of the directors and officers of the Company is also a Principal of Valent. As a result of the Company not expecting to repay Valent within the next twelve months, the balance of the loan and accrued interest has been disclosed as a long-term liability.

On January 25, 2013, in connection with the Reverse Acquisition, the Company issued to Valent 1,150,000 shares of common stock of the Company in exchange for Valent reducing certain future royalties under the Assignment Agreement. As a result of the share issuance the Company has recognized an expense of $598,000 for the year ended December 31, 2013.

The Company granted an aggregate 1,410,000 stock options at an exercise price of $1.05 to its officers and directors.

The Company recognized $44,333 in directors’ fees.

During the year ended December 31, 2012

Pursuant to consulting agreements with the Company’s officers and directors the Company paid a total of $27,022 (CDN $27,000) per month to its officers and directors during the year. Under two of these agreements the directors have elected to receive a portion of their aggregate compensation in the form of units. The Company issued 360,000 units for a total amount of $180,144. The units issued relate to an amount of $15,012 (CDN $15,000) per month from January to December 2012 inclusive. All of the units were issued in February 2012. The Company has recognized $180,144 in services for the year ended December 31, 2012. Of the $180,144, $60,389 has been recognized as general and administrative and $119,755 has been recognized as research and development.

Additionally, under the consulting agreements the Company has paid its officers and directors cash compensation totaling an aggregate $12,006 (CDN $12,000) per month. An amount of $144,072 (CDN $144,000) has been paid in cash to the two individuals for the year ended December 31, 2012.

Included in related party payables at December 31, 2012 is an aggregate amount owing of $133,658 to the Company’s directors in relation to their respective consulting agreements and for reimbursable expenses.

Also included in related party payables December 31, 2012 is an amount of $314,119 relating to clinical development costs incurred by Valent on behalf of the Company. On April 30, 2012, Valent was issued 500,000 common shares for partial settlement of the Company’s accounts payable balance with Valent. The total settlement amount was $253,050. Additionally, the Company has a loan payable, including accrued interest, of $264,352 due to Valent.

Through a Company owned by one of the Company’s directors, a $25,000 retainer was paid pursuant to the unit financing completed by the Company. The $25,000 is included in accounts payable at December 31, 2012.

The Company granted an aggregate 450,000 stock options at an exercise price of $0.47 (CDN $0.50) to its directors.

The Company transferred a total of 1,390,625 shares from the DelMar Employee Share Purchase Trust to the Company’s directors.

37

Derivative Liability

The Company has issued common stock purchase warrants. Based on the terms of certain of these warrants the Company determined that the warrants were a derivative liability which is recognized at fair value at the date of the transaction and re-measured at fair value each reporting period with the changes in fair value recorded in the consolidated condensed statement of loss and comprehensive loss.

CDN $0.50 Unit Warrants

The Company issued 4,150,000 units on January 23, 2012, 560,000 on February 27, 2012 and 50,000 on May 10, 2012. In addition, during the year ended December 31, 2011 the Company issued 500,000 units on October 3, 2011, 100,000 on October 7, 2011, and 50,000 on November 11, 2011. In total, the Company issued 5,410,000 units for services in settlement of accounts payable and cash proceeds for an aggregate of $2,671,923 (CDN $2,705,000).

The proceeds from the issuance of 3,000,000 of these units were held in escrow pursuant to an exclusive option investment agreement with a strategic investor. Subsequently, the Company elected to allow the option to expire and the related units were cancelled and the funds returned from escrow to the subscriber in order for the Company to retain control over certain intellectual property and commercial rights.

During the year ended December 31, 2013, 221,000 of these warrants were exercised for no additional consideration for 221,000 shares of common stock.  As a result, $241,715 of the derivative liability has been reclassified to equity.    During the six months ended June 30, 2014, 20,000 of these warrants were exercised for no additional consideration for 20,000 shares of common stock with $17,600 of the derivative liability being reclassified to equity.  The warrants that have been exercised were revalued at their exercise date and then the reclassification to equity was recorded.

On January 25, 2014 the remaining 2,169,000 of these warrants expired.  All of the CDN $0.50 warrants outstanding at December 31, 2013 have either been exercised or have expired as at June 30, 2014.

The warrants that were outstanding at December 31, 2013 were re-valued at December 31, 2013 using a simulated probability valuation model using the following assumptions:  dividend rate - 0%, volatility – 72.8%, risk free rate - 0.09% and a term of one month.

Investor Warrants

In connection with the Reverse Acquisition, on January 25, 2013, January 31, 2013, February 8, 2013, February 21, 2013, February 28, 2013, March 1, 2013, and March 6, 2013, the Company entered into and closed a series of subscription agreements with accredited investors (the “Investors”), pursuant to which the Company issued an aggregate of 13,125,002 Units at a purchase price of $0.80 per Unit, for aggregate gross proceeds of $10,500,000 (the “Private Offering”). Each Unit consists of one share of common stock and one five-year warrant (the “Investor Warrants”) to purchase one share of common stock at an exercise price of $0.80. The exercise price of the Investor Warrants is subject to adjustment in the event that the Company sells common stock at a price lower than the exercise price, subject to certain exceptions. The Investor Warrants are redeemable by the Company at a price of $0.001 per Investor Warrant at any time subject to the conditions that (i) the Company’s common stock has traded for twenty (20) consecutive trading days with a closing price of at least $1.60 per share with an average trading volume of 50,000 shares per day and (ii) the underlying shares of common stock are registered.

During the six months ended June 30, 2014, 277,313 warrants were exercised at $0.80 per warrant for 277,313 shares of common stock.  The Company received proceeds of $221,850 from the exercise.  As a result, $126,064 of the derivative liability has been reclassified to equity.

On June 6, 2014, pursuant to election to exercise warrants agreements the Company reduced the Investor Warrant exercise price from $0.80 to $0.65 per share for warrants to purchase 3,652,211 shares of the Company’s common stock and in accordance with the agreements, the holders of the Investor Warrants exercised the Investor Warrants for cash at the foregoing reduced exercise price. The Company received net proceeds of $2,255,240 after paying a 5% warrant agent fee of $118,697.  As a result, $984,484 of the derivative liability has been reclassified to equity.

All Investor Warrants that have been exercised were revalued at their exercise date and then the reclassification to equity was recorded.

Tender offer - Investor Warrant exercise price reduction

On June 9, 2014, as amended on June 26, 2014, July 10, 2014, and July 29, 2014, the Company filed a tender offer statement with the Securities and Exchange Commission with respect to certain warrants to purchase common stock of the Company issued to investors (the “Investor Warrants”) to provide the holders thereof with the opportunity to amend and exercise their warrants, upon the terms and subject to the conditions set forth in the Company’s tender offer statement. Pursuant to the tender offer, the Company offered to amend Investor Warrants to purchase an aggregate of 9,195,478 shares of common stock (the “Offer to Amend and Exercise”). There was no minimum participation requirement with respect to the Offer to Amend and Exercise.

38

Pursuant to the Offer to Amend and Exercise, the Investor Warrants subject to the tender offer were amended (the “Amended Warrants”) to: (i) reduce the exercise price of the Investor Warrants from $0.80 per share to $0.65 per share of common stock in cash, (ii) shorten the exercise period of the Investor Warrants so that they expire concurrently with the expiration of the Offer to Amend and Exercise at 5:00 p.m. (Pacific Time) on August 8, 2014, as may be extended by the Company in its sole discretion (“Expiration Date”), (iii) delete the price-based anti-dilution provisions contained in the Investor Warrants, (iv) restrict the ability of the holder of shares issuable upon exercise of the Amended Warrants to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of such shares without the prior written consent of the Company for a period of time twenty (20) days after the Expiration Date (the “ Lock-Up Period ”); and (v) provide that a holder, acting alone or with others, will agree not to effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period.

Upon the expiration of the Offer to Amend and Exercise on August 8, 2014, 762,227 Amended Warrants were exercised for net proceeds of $470,676 after payment by the Company of a 5% warrant agent fee of $24,772.

Investor Warrant exercises

In addition, during the six months ended December 31, 2014, 1,223,847 Investor Warrants were exercised at $0.65 per warrant for 1,223,847 shares of common stock. The Company received proceeds of $795,501 from these exercises.

All Investor Warrants that have been exercised during the period, including those exercised under the tender offer, were revalued at their respective exercise dates and then a reclassification to equity was recorded. As a result of all of the Investor Warrant exercises for the six months ended December 31, 2014 an aggregate $391,422 of the derivative liability has been reclassified to equity.

To date, including Investor Warrants exercised prior to June 30, 2014, a total of 5,195,598 Investor Warrants have been exercised for cash for total gross proceeds of $3,886,736.

Investor Warrant exchange

On December 31, 2014, the Company issued 414,889 shares of common stock in exchange for 1,244,666 Investor Warrants. The Investor Warrants that have been exchanged were revalued at their exchange date and then a reclassification to equity was recorded. The reclassification to equity upon the exchange was $305,112. The Company recognized a loss of $92,843 at the time of the exchange.

On January 8, 2015, the Company filed a tender offer statement with the Securities and Exchange Commission, and on January 23, 2015, the Company filed an amendment thereto, with respect to certain Investor Warrants to purchase common stock of the Company. The tender offer provided the holders of the Investor Warrants with the opportunity to receive one share of common stock for every three Investor Warrants that are tendered. The tender offer was available to all 5,964,738 Investor Warrants outstanding at December 31, 2014. If all outstanding Investor Warrants were tendered, the Company would have issued 1,988,246 shares of common stock. To participate in the tender offer the Investor Warrant holders were required to deliver completed exchange documents to the Company, prior to the expiration of the tender offer, which was 5:00 p.m. (Pacific Time) on February 9, 2015.

The tender offer expired on February 9, 2015. A total of 1,591,875 Investor Warrants were exchanged for 530,625 shares of common stock resulting in a net increase in stockholder’s equity of approximately $400,957.

The remaining 5,964,738 Investor Warrants outstanding at December 31 , 2014 have been re-valued at December 31, 2014 using a simulated probability valuation model using the following assumptions: dividend rate - 0%, volatility - 73%, risk free rate - 1.34% and a term of approximately 3.0 years.

All 5,964,738 Investor warrants outstanding at December 31, 2014 have an exercise price of $0.80.

Dividend Warrants

In connection with the reverse acquisition, effective January 24, 2013, the Company effected a warrant dividend (the “Warrant Dividend”) pursuant to which the Company issued one five-year warrant to purchase one share of common stock at an exercise price of $1.25 for each outstanding share of common stock (the “Dividend Warrants”). Pursuant to the Warrant Dividend, the Company issued an aggregate of 3,250,007 Dividend Warrants.

39

On October 31, 2014, the Company and all of its Dividend Warrant holders entered into amendments to the Dividend Warrants such that the Company’s redemption rights and certain provisions of the Dividend Warrant agreements relating to potential cash settlement of the Dividend Warrants were removed. The Dividend Warrants were revalued to the date of the amendment on October 31, 2013 which resulted in a reduction in the derivative liability and a corresponding reclassification to equity of $975,278.

Warrants issued for services

The Company has issued 300,000 warrants for services. The warrants were issued on September 12, 2013 and are exercisable on a cashless basis at an exercise price of $1.76 for five years. The warrants have been measured at December 31, 2014 using a simulated probability valuation model using the following assumptions: dividend rate - 0%, volatility - 74%, risk free rate - 1.49% and a term of approximately 3.5 years.

The Company’s derivative liability is summarized as follows:

	December 31, 2014 $	June 30, 2014 $

Opening balance	3,329,367	4,402,306

Change in fair value of warrants	(66,606)	166,388
Change in fair value due to change in warrant terms	(23,658)	(111,179)
Reclassification to equity upon amendment of warrants	(975,278)	-
Reclassification to equity upon exchange of warrants	(305,112)	-
Reclassification to equity upon exercise of warrants	(391,422)	(1,128,148)

Closing balance	1,567,291	3,329,367

	June 30, 2014 $	December 31, 2013 $	December 31, 2012 $

Opening balance	4,402,306	121,000	106,146

Issuance of units	-	3,681,372	333,356
Dividend warrant liability acquired on reverse acquisition	-	2,041,680	-
Warrants issued for services	-	124,020	-
Change in fair value of unexercised warrants	166,388	(1,324,051)	(318,502)
Change in fair value due to tender offer	(111,179)	-	-
Reclassification to equity upon exercise of warrants	(1,128,148)	(241,715)	-

Closing balance	3,329,367	4,402,306	121,000

Selected Quarterly Information

The financial information reported here in has been prepared in accordance with accounting principles generally accepted in the United States. The Company’s functional currency at December 31, 2014 is the USD. The following table represents selected financial information for the Company as of December 31, 2014 and June 30, 2014.

40

Selected Balance Sheet Data

	December 31, 2014 $	June 30, 2014 $

Cash and cash equivalents	3,958,439	4,759,711
Working capital	3,834,192	4,704,044
Total Assets	4,128,378	5,003,910
Derivative liability	1,567,291	3,329,367
Total stockholders’ equity	2,086,551	880,479

Selected Statement of Operations Data For the three months ended:

	December 31,	December 31,
	2014	2013
	$	$
Research and development	612,169	566,060
General and administrative	656,229	636,182
Change in fair value of derivative liability	(435,200)	(372,487)
Change in fair value of derivative liability due to change in warrant terms	143,532	-
Loss on exchange of warrants	92,843	-
Foreign exchange loss	7,295	34,797
Interest expense	-	2,044
Interest income	(109)	(620)
Net and comprehensive loss	1,076,759	865,976
Weighted average number of shares outstanding	37,798,183	31,523,732
Loss per share	0.03	0.03

For the six months ended:
	December 31,	December 31,
	2014	2013
	$	$
Research and development	1,283,796	1,126,295
General and administrative	1,101,229	1,377,550
Change in fair value of derivative liability	(66,606)	(8,466,826)
Change in fair value of derivative liability due to change in warrant terms	(23,658)	-
Loss on exchange of warrants	92,843	-
Foreign exchange loss	9,686	31,963
Interest expense	2,091	4,073
Interest income	(261)	(1,311)
Net and comprehensive loss (income)	2,399,120	(5,928,256)
Basic weighted average number of shares outstanding	37,125,074	31,477,137
Basic loss (income) per share	0.06	(0.19)
Diluted weighted average number of shares outstanding	37,125,074	41,742,401
Diluted loss (income) per share	0.06	0.00

Expenses net of share-based payments

The following table discloses research and development, and general and administrative expenses net of share-based payment expenses.

41

For the three months ended:

	December 31, 2014 $	December 31, 2013 $

Research and development	612,169	566,060
Share-based payments included in research and development	8,077	(163,514)
Research and development net of share-based compensation	620,246	402,546

General and administrative	656,229	636,182
Share-based payments included in general and administrative	(219,647)	(192,391)
General and administrative net of share-based compensation	436,582	443,791

For the six months ended:

	December 31, 2014 $	December 31, 2013 $

Research and development	1,283,796	1,126,295
Share-based payments included in research and development	(13,056)	(259,589)
Research and development net of share-based compensation	1,270,740	866,706

General and administrative	1,101,229	1,377,550
Share-based payments included in general and administrative	(247,454)	(490,710)
General and administrative net of share-based compensation	853,775	886,840

Comparison of the three months ended December 31, 2014 and December 31, 2013

	Three Months Ended
	December 31, 2014 $	December 31, 2013 $	Change $	Change %

Research and development	612,169	566,060	46,109	8
General and administrative	656,229	636,182	20,047	3
Change in fair value of derivative liability	(435,200)	(372,487)	(62,713)	17
Change in fair value of derivative liability due to change in warrant terms	143,532	-	143,532	--
Loss on exchange of warrants	92,843	-	92,843	--
Foreign exchange loss	7,295	34,797	(27,502)	(79)
Interest expense	-	2,044	(2,044)	(100)
Interest income	(109)	(620)	511	(82)
Net and comprehensive loss	1,076,759	865,976	210,783

Research and Development

Research and development expenses increased to $612,169 for the three months ended December 31, 2014 from $566,060 for the three months ended December 31, 2013. The increase was largely attributable to an increase in clinical development, pre-clinical research, and intellectual property costs partially offset by a decrease in share-based compensation expenses. Clinical development costs have increased due to higher support costs related to regulatory activities and submissions to the FDA, drug manufacturing as the Company prepares for its registration trial, and activities relating to the preparation of protocols for the lung cancer and GBM studies in China. Pre-clinical research has increased due to the Company undertaking mechanism of action and lung cancer studies that had not yet been initiated at December 31, 2013. Intellectual property costs have increased in the three months ended December 31, 2014 compared to the three months ended December 31, 2013 as the Company has now been granted three patents and has recently submitted additional patent applications. Partially offsetting the impact of higher costs in these areas are lower share-based payments of a reversal of expense of ($8,077) in the current quarter compared to an expense of $163,514 for the corresponding 2013 period. In relation to research and development expenses during the three months ended December 31, 2014 and 2013 the Company incurred share-based payments relating to stock option expense only. The decrease in stock option expense in the current quarter was due to a decrease in the Company’s share price in the current quarter compared to the prior quarter.

42

General and Administrative

General and administrative expenses were $656,229 for the three months ended December 31, 2014 compared to $636,182 for the three months ended December 31, 2013. Overall, an increase in share-based payments and facilities costs was largely offset by decreases in professional fees in the current period compared to the corresponding period in 2013. Share-based payments increased to $219,646 in the three months ended December 31, 2014 from $192,391 for the three months ended December 31, 2013. In relation to general and administrative expenses during the three months ended December 31, 2014, the Company incurred share-based payments related to stock option expense and shares issued for services while during the three months ended December 31, 2013 the Company incurred share-based payments relating to stock options and for warrants issued for services. The decrease in stock option expense in the current quarter was due to a decrease in the Company’s share price in the current quarter compared to the corresponding quarter in the prior year.

Excluding the impact of share-based payments, general and administrative expenses remained relatively consistent decreasing slightly to $436,582 during the three months ended December 31, 2014 from $443,791 for the three months ended December 31, 2013. The principal reasons for the decrease were lower professional fees partially offset by higher facilities costs. Professional fees decreased during the three months ended December 31, 2014 compared the three months ended December 31, 2013 due to lower business development and investor relations costs. Facilities costs increased for the three months ended December 31, 2014 compared to the three months ended December 31, 2013 largely due an increase in promotion and press releases, and filing and related fees. The filings fees related to the Company listing its common stock on the OTCQX.

Change in fair value of derivative liability

Based on the terms of certain warrants issued by the Company, the Company determined that the warrants were a derivative liability which is recognized at fair value at the date of the transaction and re-measured at fair value every reporting period with gains or losses on the changes in fair value recorded in the consolidated condensed interim statement of loss and comprehensive loss. The balances recognized during the three months ended December 31, 2014 and 2013 were largely due to a decrease in the Company’s common stock price between the date the warrants were last valued and December 31, 2014 and 2013, respectively, which were the current revaluation dates presented for the three months ended December 31, 2014 and 2013.

The Company recognized gains of $435,200 and $372,487 from the change in fair value of the derivative liability for the three months ended December 31, 2014 and 2013, respectively. In addition, as a result of amending the Investor Warrants and Dividend Warrants during the quarter ended December 31, 2014, the Company also recognized a loss of $143,532. All warrants that have been exercised or amended were revalued at their respective exercise or amendment dates and then the reclassification to equity was recorded. Also, during the quarter ended December 31, 2014, the Company exchanged certain Investor Warrants for shares of common stock resulting in the recognition of a loss of $92,843 on the exchange. The Company consummated a tender offer in relation to the 5,964,738 Investor Warrants outstanding at December 31, 2014. The Investor Warrant holders could elect to exchange three Investor Warrants for one share of common stock of the Company until the expiration of the tender offer on February 9, 2015.

Changes in the Company’s common stock price can result in significant volatility in the Company’s reported net loss due to its impact on the fair value of the derivative liability. As a result of revaluation gains and losses, the Company expects that its reported net income or loss will continue to fluctuate significantly.

Foreign Exchange Gain

The Company’s functional currency at December 31, 2014 is the USD but the Company incurs a portion of its expenses in CDN. The foreign exchange gains and losses are reported in other (income) loss in the Consolidated Condensed Interim Statement of Loss and Comprehensive Loss.

The Company recognized a foreign exchange loss of $7,295 for the quarter ended December 31, 2014 compared to a loss of $34,797 for the quarter ended December 31, 2013. The change was due to changes in the exchange rate between the CDN and the USD and to varying levels of CDN accounts payable.

Interest Expense

Pursuant to a loan agreement dated February 3, 2011, the Company received a loan from Valent in the amount of $250,000 for the purchase of the prototype drug product. The loan was payable on demand, unsecured and bore interest at 3% per year. Effective September 30, 2014 the loan balance, including accumulated interest to September 30, 2014, was exchanged for 278,530 shares of the Company’s Series A Preferred Stock. The Series A Preferred Stock pays an annual dividend of 3%.

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For the three-months ended December 31, 2014, the Company accrued $2,089 related to the dividend payable to Valent. The dividend has been recorded as a direct increase in accumulated deficit and was paid subsequent to December 31, 2014. For the three-months ended December 31, 2013 the Company accrued $2,044 in interest on its loan payable with Valent.

Comparison of the six months ended December 31, 2014 and December 31, 2013

	Six Months Ended
	December 31, 2014 $	December 31, 2013 $	Change $	Change %

Research and development	1,283,796	1,126,295	157,501	14
General and administrative	1,101,229	1,377,550	(276,321)	(20)
Change in fair value of derivative liability	(66,606)	(8,466,826)	8,400,220	(99)
Change in fair value of derivative liability due to change in warrant terms	(23,658)	-	(23,658)	--
Loss on exchange of warrants	92,843	-	92,843	--
Foreign exchange loss	9,686	31,963	(22,277)	(70)
Interest expense	2,091	4,073	(1,982)	(49)
Interest income	(261)	(1,311)	1,050	(80)
Net and comprehensive loss (income)	2,399,120	(5,928,256)	8,327,376

 Research and Development

Research and development expenses increased to $1,283,796 for the six months ended December 31, 2014 from $1,126,295 for the six months ended December 31, 2013. The increase was largely attributable to an increase in clinical development, pre-clinical research, and intellectual property costs partially offset by a decrease in share-based compensation expenses. Clinical development costs have increased due to higher support costs related to regulatory activities and submissions to the FDA, drug manufacturing as the Company prepares for its registration trial, and activities relating to the preparation of protocols for the lung cancer and GBM studies in China. Pre-clinical research has increased due to the Company undertaking mechanism of action and lung cancer studies that had not yet been initiated at December 31, 2013. Intellectual property costs increased in the six months ended December 31, 2014 compared to the six months ended December 31, 2013 as the Company has now been granted three patents and is has recently submitted additional patent applications. Partially offsetting the impact of higher costs in these areas are lower share-based payments of $13,056 in the current six month period compared to $259,589 for the corresponding 2013 period. In relation to research and development expenses during the six months ended December 31, 2014 the Company incurred share-based payments relating to stock option expense only. During the six months ended December 31, 2013 the Company incurred expenses for stock options and the issuance of shares for services. The decrease in stock option expense in the current period was due to a decrease in the Company’s share price in the six month period in 2014 compared to the corresponding period in 2013.

General and Administrative

General and administrative expenses were $1,101,229 for the six months ended December 31, 2014 compared to $1,377,550 for the six months ended December 31, 2013. The decrease was partially attributable to a decrease in share-based payments to $247,454 in the six months ended December 31, 2014 from $490,710 for the six months ended December 31, 2013. In relation to general and administrative expenses during the six months ended December 31, 2014, the Company incurred share-based payments related to stock options and shares issued for services while during the six months ended December 31, 2013 the Company incurred share-based payments relating to stock options and for warrants issued for services. The decrease in stock option expense in the current period was due to a decrease in the Company’s share price in the current period compared to the corresponding period in 2013.

Excluding the impact of share-based payments, general and administrative expenses remained relatively consistent decreasing slightly to $853,775 during the six months ended December 31, 2014 from $886,840 for the six months ended December 31, 2013. The principal reasons for the decrease were lower professional fees partially offset by higher personnel and facilities costs. Professional fees were lower during the six months ended December 31, 2014 compared to the six months ended December 31, 2013 due to lower business development and investor relations costs. Personnel costs increased due to higher management fees and benefits in the current six months compared to the corresponding period in 2013. Facilities costs increased for the six months ended December 31, 2014 compared to the six months ended December 31, 2013 largely due an increase in promotion and press releases, and filing and related fees. The filings fees related to the Company listing its common stock on the OTCQX.

44

 Change in fair value of derivative liability

Based on the terms of certain warrants issued by the Company, the Company determined that the warrants were a derivative liability which is recognized at fair value at the date of the transaction and re-measured at fair value every reporting period with gains or losses on the changes in fair value recorded in the consolidated condensed interim statement of loss and comprehensive loss. The balances recognized during the six months ended December 31, 2014 and 2013 were primarily due to a changes in the Company’s common stock price between the date the warrants were last valued and December 31, 2014 and 2013, respectively, which were the current revaluation dates presented for the six months ended December 31, 2014 and 2013.

The Company recognized gains of $66,606 and $8,466,826 from the change in fair value of the derivative liability for the six months ended December 31, 2014 and 2013, respectively. In addition, as a result of amending the Investor Warrants and Dividend Warrants during the period ended December 31, 2014, the Company also recognized a gain of $23,658. All warrants that have been exercised or amended were revalued at their respective exercise or amendment dates and then the reclassification to equity was recorded. Also, during the six months ended December 31, 2014, the Company exchanged certain Investor Warrants for shares of common stock resulting in the recognition of a loss of $92,843 on the exchange. The Company consummated a tender offer in relation to the 5,964,738 Investor Warrants outstanding at December 31, 2014. The Investor Warrant holders could elect to exchange three Investor Warrants for one share of common stock of the Company until the expiration of the tender offer on February 9, 2015.

Changes in the Company’s common stock price can result in significant volatility in the Company’s reported net loss due to its impact on the fair value of the derivative liability. As a result of revaluation gains and losses, the Company expects that its reported net income or loss will continue to fluctuate significantly.

Foreign Exchange Gain

The Company’s functional currency at December 31, 2014 is the USD but the Company incurs a portion of its expenses in CDN. The foreign exchange gains and losses are reported in other (income) loss in the Consolidated Condensed Interim Statement of Loss and Comprehensive Loss.

The Company recognized a foreign exchange loss of $9,686 for the six months ended December 31, 2014 compared to a loss of $31,963 for the six months ended December 31, 2013. The change was due to changes in the exchange rate between the CDN and the USD and to varying levels of CDN accounts payable.

Interest Expense

Pursuant to a loan agreement dated February 3, 2011, the Company received a loan from Valent in the amount of $250,000 for the purchase of the prototype drug product. The loan was payable on demand, unsecured and bore interest at 3% per year. Effective September 30, 2014 the loan balance, including accumulated interest to September 30, 2014, was exchanged for 278,530 shares of the Company’s Series A Preferred Stock. The Series A Preferred Stock pays an annual dividend of 3%.

For the six-months ended December 31, 2014, the Company accrued $2,089 related to the dividend payable to Valent and $2,091 related to interest from June 30, 2014 to September 30, 2014 when the loan was converted to preferred shares. The dividend has been recorded as a direct increase in accumulated deficit and the $2,091 has been recognized as interest expense. For the six-months ended December 31, 2013 the Company accrued $4,073 in interest on its loan payable with Valent.

Selected Annual Information

The financial information reported here in has been prepared in accordance with US GAAP. The Company’s functional currency at June 30, 2014 is the USD. The following table represents selected financial information for the Company as of June 30, 2014, December 31, 2013 and December 31, 2012.

Selected Balance Sheet Data

	June 30, 2014 $	December 31, 2013 $	December 31, 2012 $

Cash and cash equivalents	4,759,711	4,136,803	17,782
Working capital (deficiency)	4,704,044	4,069,261	(942,562)
Total Assets	5,003,910	4,318,748	182,830
Derivative liability	3,329,367	4,402,306	121,000
Total shareholders’ equity (deficiency)	880,479	(817,978)	(1,327,914)

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Selected Statement of Operations Data

For the Six Months Ended:

	June 30,	June 30,
	2014	2013
	$	$
Research and development	992,922	1,216,359
General and administrative	1,756,859	2,574,757
Change in fair value of derivative liability	166,388	7,142,775
Change in fair value of derivative liability due to tender offer	(111,179)	-
Derivative issuance costs	-	2,713,220
Foreign exchange (gain) loss	(9,382)	(28,933)
Shares issued for Valent royalty reduction	-	598,000
Interest expense	4,067	3,947
Interest income	(767)	(1,180)
Loss from operations	2,798,908	14,218,945
Weighted average number of shares outstanding	32,468,861	27,727,845
Loss per share	(0.09)	(0.51)

For the Years Ended:

	December 31, 2013 $	December 31, 2012 $

Research and development	2,342,654	1,550,490
General and administrative	3,952,307	1,154,604
Change in fair value of derivative liability	(1,324,051)	(318,502)
Derivative issuance costs	2,713,220	24,742
Foreign exchange (gain) loss	3,030	(18,492)
Shares issued for Valent royalty reduction	598,000	-
Interest expense	8,020	7,521
Interest income	(2,491)	-
Loss from operations	8,280,689	2,400,363
Weighted average number of shares outstanding	29,667,324	13,232,349
Loss per share	(0.28)	(0.18)

Expenses net of share-based payments

The following table discloses research and development, and general and administrative expenses net of share-based payment expenses.

	June 30, 2014 $	June 30, 2013 $	December 31, 2013 $	December 31, 2012 $

Research and development	992,922	1,216,359	2,342,654	1,550,490
Share-based payments included in research and development	(144,587)	(309,136)	(568,725)	(866,111)
Research and development net of share-based compensation	848,335	907,223	1,773,929	684,379

General and administrative	1,756,859	2,574,757	3,952,307	1,154,604
Share-based payments included in general and administrative	(749,078)	(1,211,351)	(1,702,061)	(493,652)
General and administrative net of share-based compensation	1,007,781	1,363,406	2,250,246	660,952

46

Comparison of the six months ended June 30, 2014 and June 30, 2013

	Six Months Ended
	June 30, 2014 $	June 30 2013 $	Change $	Change %

Research and development	992,922	1,216,359	(223,437)	(18)
General and administrative	1,756,859	2,574,757	(817,898)	(32)
Change in fair value of derivative liability	166,388	7,142,775	(6,976,387)	(98)
Change in fair value of derivative liability due to tender offer	(111,179)	-	(111,179)	(100)
Shares issued to Valent for future royalty reduction	-	598,000	(598,000)	(100)
Derivative issue costs	-	2,713,220	(2,713,220)	(100)
Foreign exchange (gain) loss	(9,382)	(28,933)	19,551	(68)
Interest expense	4,067	3,947	120	3
Interest income	(767)	(1,180)	413	(35)
Net loss	2,798,908	14,218,945	(11,420,037)

Research and Development

Research and development expenses decreased to $992,922 for the six months ended June 30, 2014 from $1,216,359 for the six months ended June 30, 2013.  Share-based payments attributable to research and development were $144,587 in the six months ended June 30, 2014 compared to $309,136 for the six months ended June 30, 2013.  In relation to research and development expenses during the six months ended June 30, 2014 and 2013 the Company incurred share-based payments relating to stock options expense only.  The decrease in share-based payments in relation to research and development was due to a reduction in the Company’s share price between periods.

After considering the impact of share-based payments, research and development expenses decreased in the six months ended June 30, 2014 to $848,335 from $907,223 for the six months ended June 30, 2013.

The largest component of research and development for both the six months ended June 30, 2014 and 2013 was clinical development costs as the Company continued with its Phase I/II clinical trial with VAL-083 in GBM.  The clinical development costs were slightly lower in the current period compared to the prior period due to several factors. Due to the timing of patient enrollment and due to the fact cohorts 2 and 3 completed in 2013 were expanded beyond the planned three patients, direct clinical costs were lower in the current period than the prior period.  In addition, the Company began a back-up manufacturing campaign during the six months ended June 30, 2013 which resulted in higher costs in the prior period compared to the current period.  Partially offsetting these items were higher costs in the current period for protocol development as we plan for our registration trial.  Intellectual property expenses were lower in the six months ended June 30, 2104 compared to the six months ended June 30, 2013 due to timing as intellectual property costs vary considerably depending on where we are in the patent process.  During the six months ended June 30, 2014 the Company commenced several nonclinical studies resulting in higher expenses compared to the prior period.

General and Administrative

General and administrative expenses were $1,756,859 for the six months ended June 30, 2014 compared to $2,574,757 for the six months ended June 30, 2013.  The decrease was partially attributable to a decrease in share-based payments to $749,078 in the six months ended June 30, 2014 compared to $1,211,351 for the six months ended June 30, 2013.  In relation to general and administrative expenses during the six months ended June 30, 2014 and 2013 the Company incurred share-based payments relating to stock options and to shares issued for services.  The decrease in share-based payments in relation to general and administrative was due to a reduction in the Company’s share price between periods.

After considering the impact of share-based payments, general and administrative expenses decreased in the six months ended June 30, 2014 to $1,007,781 from $1,363,406 for the six months ended June 30, 2013. The principal reason for the decrease was due to professional fees.  During the six months ended June 30, 2013 the Company incurred professional fees related to the Company’s Reverse Acquisition and the preparation and filing of the Company’s Registration Statement on Form S-1.  A significant portion of the accounting and legal fees related to the Reverse Acquisition were expensed as they did not quality as direct share issue costs.  The fees and expenses for professional fees for the Reverse Acquisition were one-time fees that have not been incurred in the current period. Personnel costs have also decreased in the six months ended June 30, 2014 compared to the six months ended June 30, 2013 due to lower amounts paid to Company management.  Partially offsetting the impact of lower professional fees and personnel costs are higher costs related to insurance and investor relations activities related to press releases, attendance at conferenced and other public awareness activities.

47

Change in fair value of derivative liability

Based on the terms of certain warrants issued by the Company, the Company determined that the warrants were a derivative liability which is recognized at fair value at the date of the transaction and re-measured at fair value every reporting period with gains or losses on the changes in fair value recorded in the consolidated condensed interim statement of loss and comprehensive loss.  The balance recognized during the six months ended June 30, 2014 was due to a decrease in the Company’s share price between the date the warrants were issued and June 30, 2014 which was the revaluation date.  In addition, 3,929,524 Investor Warrants were exercised during the period resulting in fewer Investor Warrants being subjected to revaluation.

The Company recognized a loss of $166,388 for the six months ended June 30, 2014 compared to a loss of $7,142,775 from the change in fair value of the derivative liability at June 30, 2013.  In addition, the Company recognized a gain of $111,179 in relation to the revaluation due to the terms of the tender offer.

Issuance of Shares to Valent for future royalty reduction

On January 25, 2013, in connection with the Reverse Acquisition, the Company issued to Valent 1,150,000 shares of common stock in exchange for Valent reducing certain future royalties under the Assignment Agreement.  As a result of the share issuance the Company has recognized an expense of $598,000 for the six months ended June 30, 2013.

Derivative issue costs

The proceeds from the $0.80 unit offering have been allocated between common stock and derivative liability based on the respective fair values of the shares of common stock and the warrants on the issuance date.  Additionally, the unit issue costs have also been allocated between common stock and derivative liability on the same pro rata basis as the proceeds.  The portion of the issue costs allocated to the derivative liability has been expensed in the consolidated statement of operations and comprehensive loss.  The Company recognized $2,713,220 in derivative issue costs for the six months ended June 30, 2013.  There was no derivative issue costs recognized for the six months ended June 30, 2014.

Foreign Exchange Gain

The Company’s functional currency at June 30, 2013 is the USD but the Company incurs a portion of its expenses in CDN.  The translation gains and losses are reported in other comprehensive loss/income.

The Company recognized a foreign exchange gain of $9,382 for the six months ended June 30, 2014 compared to a gain of $28,933 for the six months ended June 30, 2013.  The change was due to changes in the exchange rates between the CDN and the USD and to varying levels of CDN accounts payable.

Interest Expense

Pursuant to a loan agreement dated February 3, 2011, the Company has received a loan from Valent in the amount of $250,000 for the purchase of the prototype drug product. The loan was previously payable on demand but is now a five year term loan due, along with all accrued interest, on June 30, 2019.  As a result of the loan payable the Company recognized $4,067 and $3,947 respectively in accrued interest for the six months ended June 30, 2014 and 2013.

Comparison of the year ended December 31, 2013 and 2012

	Years Ended
	December 31, 2013 $	December 31 2012 $	Change $	Change %

Research and development	2,342,654	1,550,490	792,164	51
General and administrative	3,952,307	1,154,604	2,797,703	242
Change in fair value of derivative liability	(1,324,051)	(318,502)	(1,005,549)	316
Shares issued to Valent for future royalty reduction	598,000	-	598,000	100
Derivative issue costs	2,713,220	24,742	2,688,478	10,866
Foreign exchange (gain) loss	3,030	(18,492)	21,522	(116)
Interest expense	8,020	7,521	499	7
Interest income	(2,491)	-	(2,491)	100
Net loss	8,290,689	2,400,363	5,890,326

48

Research and Development

Research and development expenses increased to $2,342,654 for the year ended December 31, 2013 from $1,550,490 for the year ended December 31, 2012.  Share-based payments attributable to research and development were $568,725 in the year ended December 31, 2013 compared to $866,111 for the year ended December 31, 2012.  In regards to research and development expenses during the year ended December 31, 2013 the Company incurred share-based payments relating to stock options and the issuance of shares for services.  For the year ended December 31, 2012 the Company recognized the fair value of shares issued from the DelMar Employee Share Purchase Trust (the “Trust”) to employees and consultants for services rendered to the Company, stock option expense as the Company’s first grant of stock options occurred in February 2012, and the fair value amount recognized for units issued for services.  All of the shares had been issued from the Trust at December 31, 2012 and as a result no additional expense was recognized during the year ended December 31, 2013.

After considering the impact of share-based payments research and development expenses increased in the year ended December 31, 2013 to $1,773,929 from $684,379 for the year ended December 31, 2012.   The largest component of research and development for the year ended December 31, 2013 was clinical development costs as the Company continued with its Phase I/II clinical trial with VAL-083.  The clinical development costs were higher in 2013 compared to the prior period largely due to the timing of patient enrollment.  Additionally, personnel, intellectual property, and travel costs were all higher during the year ended December 31, 2013 compared to the year ended December 31, 2012.

Personnel costs have increased due to the officers and directors of the Company being compensated with cash during the year ended December 31, 2013 while during the year ended December 31, 2012 a portion of management compensation was in the form of units.  Intellectual property costs increased in 2013 as a result of the Company becoming more active in filing and advancing its patents compared to the prior year.  Travel increased in 2013 compared to 2012 as a result of increased travel to scientific and medical conferences to present data and meet with potential collaborators.

General and Administrative

General and administrative expenses were $3,952,307 for the year ended December 31, 2013 compared to $1,154,604 for the year ended December 31, 2012.  The increase was partially attributable to an increase in share-based payments to $1,702,061 for the year ended December 31, 2013 compared to $493,652 for the year ended December 31, 2012.  In relation to general and administrative expenses during the year ended December 31, 2013 the Company incurred share-based payments relating to stock options, shares issued for services, and warrants issued for services.  For the year ended December 31, 2012 the Company recognized the fair value of shares issued from the Trust to employees and consultants for services rendered to the Company, stock option expense as the Company’s first grant of stock options occurred in February 2012, and the fair value amount recognized for warrants and units issued for services.  All of the shares had been issued from the Trust at December 31, 2012 and as a result no additional expense was recognized during the year ended December 31, 2013.

After considering the impact of share-based payments, general and administrative expenses increased in the year ended December 31, 2013 to $2,250,246 from $660,952 for the year ended December 31, 2012.

The principal reason for the increase was due to professional fees related to the Company’s Reverse Acquisition and the preparation and filing of the Company’s Registration Statement on Form S-1.  A significant portion of the accounting and legal fees related to the Reverse Acquisition were expensed as they did not quality to be recognized as direct share issue costs.  The fees and expenses for professional fees for the Reverse Acquisition and the S-1 were one-time fess that will not be incurred in subsequent periods.  Additionally, as a result of the Company becoming public due to its Reverse Acquisition, the Company has incurred investor relations fees which it did not incur during the year ended December 31, 2012.  The Company becoming a public reporting entity has also led to higher travel costs due to the need to attend more investor and business development conferences.

Personnel, and office and sundry increased in 2013 compared to the prior year.   Personnel costs increased due to the officers and directors being compensated with cash in the year ended December 31, 2013 while in the year ended December 31, 2012 a portion of management compensation was in the form of units.    In addition, as a result of the Company becoming a public entity, additional officers joined the Company during 2013.  Office and sundry increased for the year ended December 31, 2013 compared to the year ended December 31, 2012 largely due an increase in filing and related fees. As a result of the Reverse Acquisition the Company become a public company and began filing obligations with various regulatory authorities.

Change in fair value of derivative liability

Based on the terms of certain warrants issued by the Company, the Company determined that the warrants were a derivative liability which is recognized at fair value at the date of the transaction and re-measured at fair value every reporting period with gains or losses on the changes in fair value recorded in the consolidated statement of loss and comprehensive loss.  The balance recognized during the year ended December 31, 2013 was due to a reduction in the Company’s share price between the date the warrants were issued and December 31, 2013 which was the revaluation date.

49

The Company recognized a gain of $1,324,051 from the change in fair value of the derivative liability for the year ended December 31, 2013 compared to a gain of $318,502 for the year ended December 31, 2012.  Changes in the Company’s common stock price can result in significant volatility in the Company’s reported net loss due to its impact on the fair value of the derivative liability.   As a result of revaluation gains and losses, the Company expects that its reported net income or loss will continue to experience large fluctuations.

Issuance of Shares to Valent for future royalty reduction

On January 25, 2013, in connection with the Reverse Acquisition, the Company issued to Valent 1,150,000 shares of common stock in exchange for Valent reducing certain future royalties under the Assignment Agreement.  As a result of the share issuance the Company has recognized an expense of $598,000 for the year ended December 31, 2013.

Derivative issue costs

The proceeds from the $0.80 unit offering have been allocated between common stock and derivative liability based on the respective fair values of the shares of common stock and the warrants on the issuance date.  Additionally, the unit issue costs have also been allocated between common stock and derivative liability on the same pro rata basis as the proceeds.  The portion of the issue costs allocated to the derivative liability has been expensed in the consolidated statement of loss and comprehensive loss.  The Company recognized $2,713,220 in derivative issue costs for the year ended December 31, 2013.  Derivative issue costs of $24,742 related to the issuance of the CDN $0.50 units were recognized for the year ended December 31, 2012.

Foreign Exchange Gain

The Company’s functional currency at December 31, 2013 is the USD but the Company incurs a portion of its expenses in CDN.    The foreign exchange gains and losses are reported in other (income) loss in the consolidated statement of loss and comprehensive loss.

The Company recognized a foreign exchange loss of $3,030 for the year ended December 31, 2013 compared to a gain of $18,492 for the year ended December 31, 2012.  The change was due to changes in the exchange rate between the CDN and the USD and to varying levels of CDN cash and accounts payable.

Interest Expense

Pursuant to a loan agreement dated February 3, 2011, the Company has received a loan from Valent in the amount of $250,000 for the purchase of the prototype drug product. The loan is payable on demand, unsecured and bears interest at 3.00% per year.  As a result of the loan payable the Company recognized $8,020 and $7,521 respectively in accrued interest for the years ended December 31, 2013 and 2012.

Liquidity and Capital Resources

Six months ended December 31, 2014 compared to the six months ended December 31, 2013

	December 31, 2014 $	December 31, 2013 $	Change $	Change %

Cash used in operating activities	(2,065,360)	(2,146,189)	80,829	(4)
Cash flows from financing activities	1,264,088	-	1,264,088	--

Operating Activities

Net cash used in operating activities decreased to $2,065,360 for the six months ended December 31, 2014 from $2,146,189 for the six months ended December 31, 2013. During the six months ended December 31, 2014 the Company reported a loss of $2,399,120 compared to income of $5,928,256 for the six months ended December 31, 2013. However, included in the net income in 2013 was a gain of $8,466,826 attributable to changes in the fair value of the derivative liability. During the six months ended December 31, 2014, the Company recognized a gain of $66,606 from changes in the fair value of the derivative liability. Excluding the impact of changes in the fair value of the derivative liability, non-cash items relating to accrued interest, gains from amending the terms of certain warrants, losses from the exchange of warrants, and stock-based compensation totaled $331,786 for the six months ended December 31, 2014. Non-cash items relating to accrued interest, warrants issued for services, and share-based compensation totaled $754,372 for the six months ended December 31, 2013. The most significant changes in non-cash working capital for the six months ended December 31, 2014 were from a decrease in prepaid expenses of $78,770. In the six months ended December 31, 2013 the most significant items were due to reductions in accounts payable and accrued liabilities and related party payables of $290,770 and $127,432 respectively.

50

Financing Activities

The Company received net proceeds of $1,266,177 from the exercise of warrants during the six months ended December 31, 2014. In addition, the Company recognized $2,089 in dividends on the Series A preferred stock issued to Valent. There were no financing activities in the prior period.

Operating Capital and Capital Expenditure Requirements

For the six month period ended December 31, 2014, the Company reported a loss of $2,399,120 and an accumulated deficit of $21,064,623 at that date. As at December 31, 2014, the Company has cash and cash equivalents on hand of $3,958,439. The Company does not have the prospect of achieving revenues in the near future and the Company will require additional funding to maintain its research and development projects and for general operations. There is a great degree of uncertainty with respect to the expenses the Company will incur in executing its business plan. In addition, the Company has not begun to commercialize or generate revenues from any product candidate.

For the six-month period ended June 30, 2014, the Company reported a loss of $2,798,908 and an accumulated deficit of $18,663,414 at that date. As at June 30, 2014, the Company had cash and cash equivalents on hand of $4,759,711.

Consequently, management is pursuing various financing alternatives to fund the Company’s operations so it can continue as a going concern in the medium to longer term. During the six months ended December 31, 2014 the Company received an aggregate $1,266,177 in net proceeds from the exercise of 1,986,074 warrants. We believe, based on our current estimates, that we will be able to fund our operations until at least the end of first quarter of calendar 2016.

There is no assurance that our cost estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding. The ability of the Company to meet its obligations and continue the research and development of its product candidate is dependent on its ability to continue to raise adequate financing. There can be no assurance that such financing will be available to the Company in the amount required at any time or for any period or, if available, that it can be obtained on terms satisfactory to the Company. The Company may tailor its drug candidate program based on the amount of funding the Company raises.

Our future funding requirements will depend on many factors, including but not limited to:

•	the rate of progress and cost of our clinical trials, preclinical studies and other discovery and research and development activities;
•	the costs associated with establishing manufacturing and commercialization capabilities;
•	the costs of acquiring or investing in businesses, product candidates and technologies;
•	the costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;
•	the costs and timing of seeking and obtaining FDA and other regulatory approvals;
•	the effect of competing technological and market developments; and
•	the economic and other terms and timing of any collaboration, licensing or other arrangements into which we may enter.

Until we can generate a sufficient amount of product revenue to finance our cash requirements, which we may never do, we expect to finance future cash needs primarily through public or private equity offerings, debt financings or strategic collaborations. Although we are not reliant on institutional credit finance and therefore not subject to debt covenant compliance requirements or potential withdrawal of credit by banks, the current economic climate has also impacted the availability of funds and activity in equity markets. We do not know whether additional funding will be available on acceptable terms, or at all. If we are not able to secure additional funding when needed, we may have to delay, reduce the scope of or eliminate one or more of our clinical trials or research and development programs or make changes to our operating plan. In addition, we may have to seek a partner for one or more of our product candidate programs at an earlier stage of development, which would lower the economic value of those programs to us.

51

Six months ended June 30, 2014 compared to the six months ended June 30, 2013

	June 30, 2014 $	June 30, 2013 $	Change $	Change %

Cash used in operating activities	(1,857,842)	(3,374,310)	1,516,468	(45)
Cash flows from financing activities	2,480,750	9,639,520	(7,158,770)	(74)

 Operating Activities

Net cash used in operating activities decreased to $1,857,842 for the six months ended June 30, 2014 from $3,374,310 for the six months ended June 30, 2013.  The decrease was largely the result of a decrease in the net loss to $2,798,908 for the six months ended June 30, 2014 compared to $14,218,945 for the six months ended June 30, 2013.  The lower net loss in the current period was partially offset by several non-cash items incurred during the six months ended June 30, 2013 totaling $11,466,217 relating to accrued loan interest, change in fair value of the derivative liability, shares issued to Valent for a future royalty reduction, non-cash derivative issue costs and share-based payments.  The non-cash items for the six months ended June 30, 2014 totaled $952,941 and consisted of accrued loan interest, change in fair value of the derivative liability, and share-based payments.  The most significant changes in non-cash working capital for the six months ended June 30, 2014 were an outflow of $63,744 related to an increase in prepaid expenses, an outflow of $54,070 for a reduction in related party payables, and an inflow of $104,449 related to an increase in accounts payable and accrued liabilities.  For the six months ended June 30, 2013 there were outflows of $246,388 and $211,315 from the payment of accounts payable and accrued liabilities, and related party payables respectively.  In addition, in the prior period there was an outflow due to an increase in prepaid expenses of $192,484.

As a result of the Company’s expectations as to the timing of the repayment of the Valent loan, the Company has presented the full loan and accrued interest balance as a long-term liability at June 30, 2014, and December 31, 2013 and 2012.

Financing Activities

The Company received gross proceeds of $2,599,447 from the exercise of warrants during the six months ended June 30, 2014.  The Company paid a 5% warrant agent commission of $118,697 on the exercise of certain Investor Warrants resulting in net proceeds of $2,480,750.  During the six months ended June 30, 2013 the Company received $9,639,520 in net proceeds from the issuance of units in relation to the Reverse Acquisition. The net cash proceeds from the issuance of units were $8,575,000.  However, as a result of a portion of the unit proceeds and issue costs being accounted for as a derivative liability the net proceeds on the consolidated statement of cash flows is $9,639,520.  During the six months ended June 30, 2013 certain of the additional closing costs related to the issuance of units were not eligible to be treated as share issue costs and as a result they have been expensed.  Net unit proceeds per the consolidated statement of cash flows for the six months ended June 30, 2013 include gross unit proceeds less cash issue costs attributable to the shares only.  The portion of the unit issue costs attributable to the derivative liability has been expensed.

Year ended December 31, 2013 compared to the year ended December 31, 2012

	December 31, 2013 $	December 31, 2012 $	Change $	Change %

Cash used in operating activities	(5,520,499)	(578,035)	(4,942,464)	855
Cash flows from financing activities	9,639,520	580,799	9,058,721	1,560

Operating Activities

Net cash used in operating activities increased to $5,520,499 for the year ended December 31, 2013 from $578,035 for the year ended December 31, 2012.  The increase was largely the result of an increase in the net loss to $8,290,689 for the year ended December 31, 2013 compared to $2,400,363 for the year ended December 31, 2012.  Partially offsetting the impact on cash of the higher net loss were non-cash items totaling $3,753,763 incurred in the current year consisting of accrued loan interest, change in fair value of the derivative liability, warrants issued for services, shares issued to Valent for a future royalty reduction, non-cash derivative issue costs and share-based payments.  The non-cash items for the year ended December 31, 2012 totaled $1,048,782 and consisted of accrued loan interest, change in fair value of the derivative liability, units issued for services, warrants issued for services, and share-based payments.  The largest changes in non-cash working capital for the year ended December 31, 2013 were outflows of $546,889 and $329,016 from the payment of accounts payable and accrued liabilities, and related party payables respectively.  In the year ended December 31, 2012 there was an inflow of $865,007 from an increase accounts payable and accrued liabilities and an outflow of $70,183 from a reduction in related party payables.  Additionally, during the year ended December 31, 2013 and 2012 there were respective outflows of $142,105 and $14,581 from increases in prepaid expenses.

As a result of the Company’s expectations as to the timing of the repayment of the Valent loan, the Company has presented the full loan and accrued interest balance as a long-term liability at December 31, 2013 and December 31, 2012.

52

Financing Activities

The Company received $9,639,520 in net proceeds from the issuance of units during the year ended December 31, 2013 compared to $671,570 in net proceeds from the issuance of units during the year ended December 31, 2012.  Also in 2012, the Company incurred $90,771 in deferred financing costs that were treated as share issue costs in 2013.  The net proceeds from units issued in 2013 were $8,575,000.  However, as a result of a portion of the unit proceeds and issue costs being accounted for as a derivative liability the net proceeds on the consolidated statement of cash flows is $9,639,520.  During the year ended December 31, 2013 certain of the additional closing costs were not eligible to be treated as share issue costs and as a result they have been expensed.  Net unit proceeds per the consolidated statements of cash flows include gross unit proceeds less cash issue costs attributable to the shares only.  The portion of the unit issue costs attributable to the derivative liability has been expensed.

The units issued in the year ended December 31, 2013 were the $0.80 units issued in conjunction with the Reverse Acquisition while in the prior period the units issued were the CDN $0.50 units.

Critical Accounting Policies

The preparation of financial statements, in conformity with generally accepted accounting principles in the United States, requires companies to establish accounting policies and to make estimates that affect both the amount and timing of the recording of assets, liabilities, revenues and expenses. Some of these estimates require judgments about matters that are inherently uncertain and therefore actual results may differ from those estimates.

A detailed summary of all of the Company’s significant accountings policies and the estimates derived therefrom is included in Note 3 to the Company’s consolidated financial statements for the period ended June 30, 2014. While all of the significant accounting policies are important to the Company’s consolidated financial statements, the following accounting policies and the estimates derived therefrom have been identified as being critical:

●	Shares for services
●	Stock options
●	Derivative liability

Shares for services

The Company has issued equity instruments for services provided by employees and nonemployees. The equity instruments are valued at the fair value of the instrument granted (see notes 8 and 9 of the consolidated financial statements for assumptions).

In prior periods the Company transferred shares from the DelMar Employee Share Purchase Trust (the “Trust”) to consultants and management in exchange for services rendered to the Company. The Company recognizes the fair value of the shares transferred as an expense with a corresponding increase in common stock. The shares reserved for issuance to consultants and management that are held by the Trust are included in the financial statements at year end. There are no other assets in the Trust. The number of shares outstanding for issue from the Trust at December 31, 2014, June 30, 2014, December 31, 2013 and 2012 is nil.

The shares transferred from the Trust in prior periods have been valued using the fair value of the shares transferred. The Company has used recent share transactions in order to determine the fair value of the shares transferred from the Trust.

Stock options

The Company accounts for these awards under ASC 718, “Compensation - Stock Compensation” (“ASC 718”). ASC 718 requires measurement of compensation cost for all stock-based awards at fair value on the date of grant and recognition of compensation over the requisite service period for awards expected to vest. Compensation expense for unvested options to non-employees is revalued at each period end and is being amortized over the vesting period of the options. The determination of grant-date fair value for stock option awards is estimated using the Black-Scholes model, which includes variables such as the expected volatility of the Company’s share price, the anticipated exercise behavior of its grantee, interest rates, and dividend yields. These variables are projected based on the Company’s historical data, experience, and other factors. Changes in any of these variables could result in material adjustments to the expense recognized for share-based payments. Such value is recognized as expense over the requisite service period, net of estimated forfeitures, using the straight-line attribution method. The estimation of stock awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from current estimates, such amounts are recorded as a cumulative adjustment in the period estimates are revised. The Company considers many factors when estimating expected forfeitures, including type of awards granted, employee class, and historical experience. Actual results and future estimates may differ substantially from current estimates.

Derivative liability

The Company accounts for certain warrants under the authoritative guidance on accounting for derivative financial instruments indexed to, and potentially settled in, a company’s own stock, on the understanding that in compliance with applicable securities laws, the warrants require the issuance of securities upon exercise and do not sufficiently preclude an implied right to net cash settlement. The Company classifies warrants in its balance sheet as a derivative liability which is fair valued at each reporting period subsequent to the initial issuance. As quoted prices for the derivative liability are not available, the Company uses a simulated probability valuation model to value the warrants. Determining the appropriate fair-value model and calculating the fair value of warrants requires considerable judgment. Any change in the estimates used may cause the value to be higher or lower than that reported. The estimated volatility of the Company’s common stock at the date of issuance, and at each subsequent reporting period, is based on the historical volatility of similar life sciences companies. The risk-free interest rate is based on rates published by the government for bonds with a maturity similar to the expected remaining life of the warrants at the valuation date. The expected life of the warrants is assumed to be equivalent to their remaining contractual term.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements.

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MARKET PRICE OF AND DIVIDENDS ON REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Since December 2014 the Company’s common stock has been quoted on the OTCQX under the symbol “DMPI”. Previously, the Company’s common stock was quoted on the OTCQB. There was no reported trading in our common stock prior to January 25, 2013.

The following table sets forth the range of high and low bid prices of our common stock as reported and summarized on the OTCQB or OTCQB, as applicable, for the periods indicated. These prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions.

Calendar Quarter	High Bid	Low Bid
2013 First Quarter	$2.50	$1.30
2013 Second Quarter	$2.48	$1.55
2013 Third Quarter	$2.04	$0.90
2013 Fourth Quarter	$1.48	$0.75
2014 First Quarter	$1.60	$0.79
2014 Second Quarter	$1.41	$0.75
2014 Third Quarter	$1.03	$0.62
2014 Fourth Quarter	$1.02	$0.73
2015 First Quarter (as of March 5, 2015)	$0.99	$0.64

Dividends

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

As of March 5, 2015, there were approximately 190 holders of record of the Company’s common stock.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth the aggregate information of our equity compensation plans in effect as of June 30, 2014:

	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column
Equity compensation plans approved by security holders	-	-	-
Equity compensation plans not approved by security holders – Amended and Restated 2003 Employee Stock Option Plan	3,187,214	0.96	1,149,289
Totals	3,187,214		1,149,289

 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

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DIRECTORS AND EXECUTIVE OFFICERS

Below are the names and certain information regarding the Company’s executive officers and directors.

Name	Age	Position

Jeffrey Bacha	47	President, Chief Executive Officer and Director

Dennis Brown	65	Chief Scientific Officer and Director

Scott Praill	48	Chief Financial Officer

John K. Bell	67	Director

Lynda Cranston	67	Director

William Garner	48	Director

Robert J. Toth, Jr.	51	Director

Jeffrey Bacha, BSc, MBA has been Chief Executive Officer and President of the Company since January 25, 2013, and director of the Company since February 11, 2013. Mr. Bacha is one of our founders and has been President, Chief Executive Officer and director of DelMar (BC) since inception. Mr. Bacha is a seasoned executive leader with nearly twenty years of life sciences experience in the areas of operations, strategy and finance. His background includes successful public and private company building from both a start-up and turn around perspective; establishing and leading thriving management and technical teams; and raising capital in both the public and private markets. From July 2006 to August 2009, Mr. Bacha was Executive Vice President Corporate Affairs and Chief Operating Officer at Clera, Inc. From March 2005 to July 2006 Mr. Bacha was Consultant and held various positions at Clera Inc., Urigen Holdings Inc. and XBiotech, Inc. From 1999 through 2004, Mr. Bacha served as President & CEO of Inimex Pharmaceuticals, a venture-capital funded drug discovery and development company and is a former Senior Manager and Director of KPMG Health Ventures. Mr. Bacha holds an MBA from the Goizueta Business School at Emory University and a degree in BioPhysics from the University of California, San Diego. Mr. Bacha’s experience as one of our founder and Chief Executive Officer qualifies him to serve on the Board of Directors.

Dr. Dennis M. Brown, PhD, has been Chief Scientific Officer of the Company since January 25, 2013 and director of the Company since February 11, 2013. Dr. Brown is one of our founders and has served as Chief Scientific Officer and director of DelMar (BC) since inception. Dr. Brown has more than thirty years of drug discovery and development experience. He has served as Chairman of Mountain View Pharmaceutical's Board of Directors since 2000 and is the President of Valent. In 1999 he founded ChemGenex Therapeutics, which merged with a publicly traded Australian company in 2004 to become ChemGenex Pharmaceuticals (ASX: CXS/NASDAQ: CXSP), of which he served as President and a Director until 2009. He was previously a co-founder of Matrix Pharmaceutical, Inc., where he served as Vice President (VP) of Scientific Affairs from 1985-1995 and as VP, Discovery Research, from 1995-1999. He also previously served as an Assistant Professor of Radiology at Harvard University Medical School and as a Research Associate in Radiology at Stanford University Medical School. He received his B.A. in Biology and Chemistry (1971), M.S. in Cell Biology (1975) and Ph.D. in Radiation and Cancer Biology (1979), all from New York University. Dr. Brown is an inventor of about 34 issued U.S. patents and applications, many with foreign counterparts. Dr. Brown’s scientific knowledge and experience qualifies him to serve on our Board of Directors.

Scott Praill, CPA, BSc. has been Chief Financial Officer of the Company since January 29, 2013 and previously served as a consultant to DelMar (BC). Since 2004, Mr. Praill has been an independent consultant providing accounting and administrative services to companies in the resource industry. Mr. Praill served as CFO of Strata Oil & Gas, Inc. from June 2007 to September 2008. From November 1999 to October 2003 Mr. Praill was Director of Finance at Inflazyme Pharmaceuticals Inc. Mr. Praill completed his articling at Price Waterhouse (now PricewaterhouseCoopers LLP) and obtained his Chartered Accountant designation in 1996. Mr. Praill obtained his Certified Public Accountant (Illinois) designation in 2001. Mr. Praill received a Financial Management Diploma (Honors), from British Columbia Institute of Technology in 1993, and a Bachelor of Science from Simon Fraser University in 1989.

John K. Bell, FCPA, FCA, ICD.D has served as a director of the Company since February 11, 2013. John K. Bell is Chairman of Onbelay Capital Inc, a Canadian based private equity company with principal investments in Telematics and auto parts manufacturing (for past 5 years). Prior to that, from 1996 to 2005, Mr. Bell was CEO and owner of Polymer Technologies Inc., an automotive parts manufacturer. Prior to that, from 1977 to 1995, Mr. Bell was founder and owner of Shred-Tech Limited a global manufacturer and supplier of industrial shredders and mobile document shredders. Mr. Bell served as interim CEO and director of ATS Automation Tooling Systems (TSX-ATA) in 2007. Mr. Bell is a director of Strongco Corporation (TSX-SQP), Tweed Marijuana Inc.(TSX-V-TWD), and the Royal Canadian Mint (TSX-MNT). Mr. Bell is the past National secretary and board member of The Crohns and Colitis Foundation of Canada. Mr. Bell is also the past Chairman of Waterloo Regional Police, Cambridge Memorial Hospital, Canada’s Technology Triangle accelerator network and The Region of Waterloo prosperity counsel. Mr. Bell is a graduate of Western University Ivey School of Business, a Fellow of the institute of Chartered Accountants of Ontario, a graduate of the Institute of Directors Program of Canada and the owner’s president program at Harvard and International marketing program at Oxford. Mr. Bell’s financial and executive business experience qualifies him to serve on our board of directors.

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Lynda Cranston BScN, MScN, ICD.D has served as a director of the Company since February 2015. From April 2002 to June 2013 Ms. Cranston was President and Chief Executive Officer of Provincial Health Services Authority in Vancouver, British Columbia. Ms. Cranston received her BScN from the University of Ottawa and her MScN from the University of Western Ontario. Ms. Cranston’s healthcare industry and executive knowledge and experience qualify her to serve on the Company’s board of directors

Dr. William Garner, MD, MPH has served as a director of the Company since February 11, 2013. Dr. Garner is one of our founders and has served as a director of DelMar (BC) since inception. Dr. Garner is an experienced entrepreneur and investor. He is founder and managing director of EGB Advisors, LLC ("EGB"), a pharmaceutical commercialization boutique. Through this entity, Dr. Garner has worked on a number of pharmaceutical business transactions and has raised financing for several drug development companies including Update Pharma, Inc. where he is currently Executive Chairman. Other EGB companies include Urigen Pharmaceuticals, Inc., and Inverseon, Inc., which is developing a novel therapy for smoking cessation, asthma and other pulmonary diseases. In 2012, he merged Inverseon with another company to form Invion Ltd. (ASX:IVX), serving as CEO until May of 2013. He also served as President and Chief Executive Officer of Urigen Pharmaceuticals, Inc. (URGP.PK) from December 2005 to December 2010 where he moved a procedure-based drug from a university license to a phase II multi-center clinical trial which achieved statistical significance on all end points in Painful Bladder Syndrome/Interstitial Cystitis. Before this, Dr. Garner worked in medical affairs at Hoffmann LaRoche in oncology. Prior to Roche, Dr. Garner was in the venture capital department at Paramount Capital Investments in New York City. He serves on the boards of ImmunoGenetix in Kansas City and the Innovation Angel Foundation in San Francisco. Dr. Garner has a Master of Public Health from Harvard and received his M.D. degree from New York Medical College. Dr. Garner did residency training in Anatomic Pathology at Columbia-Presbyterian and is currently a licensed physician in the State of New York. Dr. Garner’s medical and scientific knowledge and experience qualifies him to serve on our board of directors.

Robert J. Toth, Jr., MBA has served as a director of the Company since August 2013. Since 2005, Mr. Toth has primarily been managing his personal investment portfolio. From 2004-2005, Mr. Toth served as a consulting analyst to Narragansett Asset Management, a New York-based healthcare-focused hedge fund, where he advised the firm on biotechnology investments. From 2001-2003, he was the Senior Portfolio Manager for San Francisco-based EGM Capital’s Medical Technology hedge fund, where he was responsible for managing and maintaining a dedicated medical technology portfolio. Mr. Toth began his Wall Street career in 1996 as an Equity Research Associate for Vector Securities International, a healthcare-focused brokerage firm. From 1997–1999 he served as Senior Biotechnology Analyst. He joined Prudential Securities as Senior Vice President and Biotechnology Analyst where he served from 1999-2001 following Prudential’s acquisition of Vector. His responsibilities included the analysis of commercial, clinical and scientific fundamentals of oncology- and genomics-based biotechnology companies on behalf of institutional investors. Mr. Toth was named to the Wall Street Journal’s Allstar List for stock picking in 1999. Mr. Toth received an MBA from the University of Washington and Bachelor of Science degrees in Biological Sciences and Biochemistry from California Polytechnic State University, San Luis Obispo. Mr. Toth’s financial and biotechnology industry knowledge and experience quality him to serve on the Company’s board of directors.

The Company’s directors are elected at the annual meeting of shareholders to hold office until the annual meeting of shareholders for the ensuing year or until their successors have been duly elected and qualified. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.

The Company’s executive officers are not full-time employees, but are engaged by us on an independent contractor or contract-employment basis. Mr. Bacha and Mr. Praill each devote 100% of their business time to us, and Dr. Brown devotes approximately 80% of his business time to us. See “Executive Compensation”.

Board Leadership Structure and Role in Risk Oversight

 Mr. Bacha serves as Chairman and Chief Executive Officer. Due to the small size and early stage of the Company, we believe it is currently most effective to have the Chairman and Chief Executive Officer positions combined.

Our board of directors is primarily responsible for overseeing our risk management processes. The board of directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The board of directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our Company are consistent with the board’s appetite for risk. While the board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

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Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Committees

The Board has formed an audit committee, which currently consists of John K. Bell, Chair, and Robert Toth. The Board intends to expand the audit committee at such time as the Board has additional independent members. The Board has also recently formed a Corporate Governance and Compensation Committee which consists of Lynda Cranston, Chair, and John K. Bell and Robert Toth.

Board Leadership Structure and Role in Risk Oversight

We have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined. These roles are currently combined, with Mr. Bacha serving as Chief Executive Officer and Chairman.

Our board of directors is primarily responsible for overseeing our risk management processes. The board of directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The board of directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our Company are consistent with the board’s appetite for risk. While the board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

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EXECUTIVE COMPENSATION

 During its last two fiscal years, Berry did not pay any compensation to its officers or directors.

The following table sets forth all compensation paid in respect of the Company’s principal executive officers and those individuals who received compensation in excess of $100,000 per year for the six months ended June 30, 2014 and the years ended December 31, 2013 and 2012.

Name and Principal Position	Period	Salary (US$)	Option Awards (US$)		Total (US$)
Jeffrey Bacha Chief Executive Officer	Six Months Ended June 30, 2014	72,000		-	72,000
	Year Ended December 31, 2013	139,871	199,850	(2)	339,721
	Year Ended December 31, 2012	144,072	45,832	(1)	189,904

Dennis Brown Chief Scientific Officer	Six Months Ended June 30, 2014	60,000		-	60,000
	Year Ended December 31, 2013	120,000	199,850	(2)	319,850
	Year Ended December 31, 2012	120,000	45,832	(1)	165,832

Scott Praill, Chief Financial Officer	Six Months Ended June 30, 2014	60,000	-		60,000
	Year Ended December 31, 2013	136,399	199,850	(3)	336,249

(1) Represents the grant date fair value of 150,000 options with an exercise price of Cdn $0.50 issued on February 1, 2012. The options vested over a 12 month period and expire 10 years from the date of grant. Please see Note 9 to the financial statements.

(2) Represents the grant date fair value of 350,000 options with an exercise price of $1.05 issued on August 15, 2013. The options vested over a 12 month period and expire 10 years from the date of grant. Please see Note 8 to the financial statements.

(3) Represents the grant date fair value of 350,000 options with an exercise price of $1.05 issued on August 15, 2013. The options vested over a 36 month period and expire 10 years from the date of grant. Please see Note 8 to the financial statements.

Pursuant to consulting agreements dated August 1, 2011 with certain of DelMar (BC)’s then-officers and directors, DelMar (BC) agreed to compensate its officers and directors for services rendered to it, in the amount of an aggregate of Cdn $27,000 ($12,000 for Mr. Bacha, $10,000 for Dr. Brown, and $5,000 for Dr. Garner) per month commencing August 1, 2011 and ending December 31, 2012. Under the consulting agreements, DelMar (BC) and the respective officer or director mutually agreed that a portion of the compensation payable under the respective agreement for the year ended December 31, 2011 would be deemed to have been invested in the unit offering of DelMar (BC) completed on October 3, 2011.

The consulting agreements between DelMar (BC) and each of the three executive officers and directors expired on December 31, 2012. Commencing January 2013 when we became a public company, Dr. Garner’s compensation was adjusted to be consistent with the compensation of our other independent directors. Until July 1, 2014 we continued to compensate Mr. Bacha and Dr. Brown at the rates set forth in their respective consulting agreements except that commencing January 1, 2014 we began paying compensation in USD rather than CDN. Commencing July 1, 2014, the Company began to compensate Mr. Bacha USD $15,000 on a monthly basis and Dr. Brown at USD $12,500 on a monthly basis.

Mr. Bacha and Dr. Brown have continued to provide services to us as Chief Executive Officer and Chief Scientific Officer, respectively. Mr. Bacha devotes 100% of his business time to us and Dr. Brown devotes approximately 80% of his business time to us. The expired consulting agreements between DelMar (BC) and Mr. Bacha and Dr. Brown, respectively, did not specify the amount of time Mr. Bacha and Dr. Brown were required to devote to us, but did require that Mr. Bacha and Dr. Brown each provide us with the full benefit of their respective knowledge, expertise and ingenuity, and prohibited Mr. Bacha and Dr. Brown from engaging in any business, enterprise or activity contrary to or that would detract from our business.

            Under two of these agreements for the year ended December 31, 2012, the directors elected to receive a portion of their aggregate compensation in the form of units. During the year ended December 31, 2012 DelMar (BC) issued 360,000 units for a total amount of Cdn $180,000. The units issued relate to an amount of Cdn $15,000 per month from January to December 2012 inclusive.

We are party to a consulting agreement, dated February 1, 2013, with Scott Praill, our Chief Financial Officer. Pursuant to the consulting agreement, we agreed to pay Mr. Praill a fee of Cdn $10,000 per month and a one-time fee of Cdn $30,000 for services rendered to that date. The consulting agreement did not specify the amount of time Mr. Praill is required to devote to us, but did require that Mr. Praill provide us with the full benefit of his knowledge, expertise and ingenuity, and prohibited Mr. Praill from engaging in any business, enterprise or activity contrary to or that would detract from our business. The consulting agreement expired on December 31, 2013. Mr. Praill devotes 100% of his business time to us. To date, the consulting agreement has not been renewed but we continue to compensate Mr. Praill under the terms of the original agreement except that commencing January 1, 2014 we began paying compensation in USD rather than CDN. Commencing July 1, 2014, the Company began to compensate Mr. Praill USD $12,500 on a monthly basis. Mr. Praill continues to serve as our Chief Financial Officer.

As a result of the Company establishing a Corporate Governance and Compensation Committee, the Company anticipates entering into employment agreements with Mr. Bacha, Mr. Praill, and Dr. Brown in the near future.

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 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth outstanding equity awards to our named executive officers as of June 30, 2014.

	Option awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price (US$)	Option expiration date
Jeffrey Bacha(1)	150,000	-	-	0.47	2/1/2022
	306,250	43,750	-	1.05	8/15/2023
Dennis Brown (1)	150,000	-	-	0.47	2/1/2022
	306,250	43,750	-	1.05	8/15/2023
Scott Praill (1)	40,231	9,769	-	0.47	2/1/2022
	102,083	247,917	-	1.05	8/15/2023

(1)	Actual exercise price is Cdn $0.50. Price disclosed is U.S. dollar equivalent as of June 30, 2014. Options were granted on February 1, 2012 and expire on February 1, 2022.

Director Compensation

The following table sets forth director compensation for the six months ended June 30, 2014 paid by the Company (excluding any compensation included in the summary compensation table above).

	Fees				Nonqualified
	Earned
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
William Garner	14,500	-	-	-	-	-	14,500
John K. Bell	18,000	-	-	-	-	-	18,000
Robert J. Toth, Jr.	16,000	-	-	-	-	-	16,000

Risk Management

The Company does not believe risks arising from its compensation policies and practices for its employees are reasonably likely to have a material adverse effect on the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 5, 2015, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned		Percentage of Common Stock (2)
Directors and Officers:
Jeffrey Bacha	4,062,027	(3)	10.5%
Dennis Brown	3,952,542	(4)	11.1%
William Garner	2,668,541	(5)	7.1%
John K. Bell	307,000	(6)	*
Scott Praill	510,000	(7)	1.4%
Robert J. Toth, Jr.	163,500	(8)	*
Lynda Cranston	24,000	(9)	*
All officers and directors as a group	11,687,610		28.6%
Beneficial owners of more than 5%:
Valent Technologies LLC	2,150,000	(10)	6.2%
Howard K. Fuguet (11)	2,500,000		7.3%

* Less than 1%

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(1)	Except as otherwise indicated, the address of each beneficial owner is c/o DelMar Pharmaceuticals, Inc., Suite 720 - 999 West Broadway, Vancouver, British Columbia, Canada V5Z 1K5.
(2)	Applicable percentage ownership is based on 34,854,889 shares of common stock outstanding as of March 5, 2015, together with securities exercisable or convertible into shares of common stock within 60 days of March 5, 2015 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of March 5, 2015 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(3)	Includes 3,498,542 shares issuable upon exchange of Exchangeable Shares (including 660,000 shares held in trust) and 500,000 shares issuable upon exercise of options exercisable within 60 days.
(4)	Includes 1,650,000 shares held by Valent, 500,000 shares issuable upon exercise of warrants held by Valent, and 500,000 shares issuable upon exercise of options.
(5)	Consists of 2,398,541 outstanding shares and 270,000 shares issuable upon exercise of options. Does not include 50,000 shares issuable upon exchange of Exchangeable Shares, which are held in trust for the Reporting Person by Jeffrey Bacha.
(6)	Includes 100,000 shares issuable upon exchange of Exchangeable Shares held by Onbelay Capital, Inc., 87,000 shares owned by Onbelay Capital, Inc., and 120,000 shares issuable upon exercise of options.
(7)	Includes 400,000 shares issuable upon exercise of options.
(8)	Includes 120,000 shares issuable upon exercise of options.
(9)	Represents shares issuable upon exercise of vested options.
(10)	Includes 500,000 shares issuable upon exercise of warrants. Valent is owned by Dennis Brown, the Company’s Chief Scientific Officer.
(11)	The address of the shareholder is Ropes & Gray LLP, 800 Boylston Street, Boston MA, 02199-3600.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Certain Relationships and Related Transactions

On September 12, 2010, DelMar (BC) entered into a Patent Assignment Agreement (the “Assignment”) with Valent Technologies LLC pursuant to which Valent assigned to DelMar (BC) its rights to patent applications and the prototype drug product related to VAL-083. In accordance with the Assignment the consideration paid by DelMar (BC) was $250,000 to acquire the prototype drug product. In accordance with the terms of the Assignment, Valent is entitled to receive a future royalty (in the single digits) on certain revenues derived from the development and commercialization of VAL-083. In the event that DelMar (BC) terminates the agreement, DelMar (BC) may be entitled to receive royalties from Valent’s subsequent development of VAL-083 depending on the development milestones DelMar (BC) has achieved prior to the termination of the Assignment. The Assignment has a term (on a country-by-country basis), of the later of ten years or until patent rights covered by the Assignment no longer exist, subject to earlier termination in the event DelMar (BC) breaches its payment obligations and fails to remedy such breach within 60 days, or if either party materially beaches any of its obligations and does not cure such breach within 30 days after receipt of notice thereof.

On January 25, 2013, the Company issued to Valent 1,150,000 shares of common stock, in exchange for Valent agreeing to reduce certain royalties payable to it under the Assignment.

Pursuant to a loan agreement dated February 3, 2011, between DelMar (BC) and Valent, Valent loaned DelMar $250,000 for the purchase of the prototype drug product under the Assignment. The loan is unsecured, bears interest at 3% per year, and is payable on demand. Effective September 30, 2014, the Company entered into and closed an agreement with Valent to exchange its loan, including accrued interest to September 30, 2014, with Valent for 278,530 shares of preferred stock of the Company. The preferred stock has an annual 3% dividend.

In addition, under the terms of the Assignment, DelMar issued to Valent warrants to acquire 500,000 common shares at an exercise price of Cdn $0.50 per upon the completion of the financing transaction that closed in February 2012.

On April 30, 2012, DelMar (BC) issued 500,000 common shares in partial settlement of accounts payable in the amount of Cdn $250,000 (U.S. $253,050) owed to Valent.

Valent, which is owned by Dr. Dennis Brown, our Chief Scientific Officer, leases facilities in California and we have access to such facilities pursuant to an informal unwritten arrangement with Valent.

For additional information see note 10 to the financial statements.

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Director Independence

William J. Garner, John K. Bell, Robert J. Toth, Jr. and Lynda Cranston are independent as that term is defined under the Nasdaq Marketplace Rules.

ADDITIONAL INFORMATION

Federal securities laws require us to file information with the Commission concerning our business and operations. Accordingly, we file annual, quarterly, and special reports, and other information with the Commission. You can inspect and copy this information at the public reference facility maintained by the Commission at 100 F Street, NE, Washington, D.C. 20549.

You can get additional information about the operation of the Commission's public reference facilities by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site (http://www.sec.gov) at which you can read or download our reports and other information.

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the common stock being offered hereby. As permitted by the rules and regulations of the Commission, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to DelMar Pharmaceuticals, Inc. and the common stock offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the Commission. In addition, the registration statement may be accessed at the Commission’s web site.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

LEGAL MATTERS

The validity of the shares offered hereby will be passed upon for us by Sichenzia Ross Friedman Ference LLP, 61 Broadway, New York, New York 10006.

EXPERTS

The balance sheets of DelMar Pharmaceuticals, Inc. as of June 30, 2014, December 31, 2013 and December 31, 2012 and the related statements of operations and comprehensive loss, changes in stockholders’ deficiency, and cash flows for the six months ended June 30, 2014 and 2013 for the years ended December 31, 2012 and December 31, 2013 included in this registration statement on Form S-1 have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

61

DelMar Pharmaceuticals, Inc.

Consolidated Financial Statements
June 30, 2014
(in US dollars unless otherwise noted)

F-1

Report of Independent Registered Public Accounting Firm

To the Shareholders of DelMar Pharmaceuticals, Inc.

We have audited the accompanying consolidated balance sheets and changes in stockholders’ equity (deficiency) of DelMar Pharmaceuticals, Inc. (the company) as of June 30, 2014, December 31, 2013 and December 31, 2012, and the related consolidated statements of operations and comprehensive loss and cash flows for the six month periods ended June 30, 2014 and 2013 and for each of the years in the three years ended December 31, 2013. Management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. Our audits of the consolidated financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall consolidated financial statement presentation. We were not engaged to perform an audit of the company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DelMar Pharmaceuticals, Inc. as of June 30, 2014 and December 31, 2013 and 2012 and the results of its operations and its cash flows for the six months ended June 30, 2014 and 2013 and each of the years in the three years ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

Signed “PricewaterhouseCoopers LLP”

Chartered Professional Accountants
Vancouver, BC
August 28, 2014

F-2

DelMar Pharmaceuticals, Inc.
Consolidated Balance Sheet

(in US dollars unless otherwise noted)

	Note		June 30, 2014 $	December 31, 2013 $	December 31, 2012 $

Assets

Current assets
Cash and cash equivalents			4,759,711	4,136,803	17,782
Taxes and other receivables	6		9,572	11,062	45,499
Prepaid expenses			234,627	170,883	28,778
Deferred costs	9	(f)	-	-	90,771

			5,003,910	4,318,748	182,830

Liabilities

Current liabilities
Accounts payable and accrued liabilities	7		244,906	140,457	677,615
Related party payables	10		54,960	109,030	447,777

			299,866	249,487	1,125,392

Loan payable to Valent	5		276,439	272,372	264,352

Stock option liability	9		217,759	212,561	-

Derivative liability	8		3,329,367	4,402,306	121,000

			4,123,431	5,136,726	1,510,744

Stockholders’ Equity (Deficiency)

Preferred stock
Authorized
5,000,000 shares, $0.001 par value
1 share outstanding at June 30, 2014
(December 31, 2013 - 1; December 31, 2012 - nil)	9		-	-	-

Common stock
Authorized
200,000,000 shares, $0.001 par value
35,992,343 issued at June 30, 2014 (December 31, 2013 - 31,534,819; December 31, 2012 - 13,050,000)	9		35,992	31,535	13,050

Additional paid-in capital	9		13,286,278	8,791,715	2,326,885

Warrants	9		6,200,445	6,202,100	153,106

Accumulated deficit			(18,663,414)	(15,864,506)	(3,842,133)

Accumulated other comprehensive income			21,178	21,178	21,178

			880,479	(817,978)	(1,327,914)

			5,003,910	4,318,748	182,830

Nature of operations and liquidity risk (note 2)

Commitments and contingencies (note 12)

Subsequent events (note 14)
The accompanying notes are an integral part of these consolidated financial statements.
F-3

DelMar Pharmaceuticals, Inc.
Consolidated Statement of Operations and Comprehensive Loss

(in US dollars unless otherwise noted)

	Note	Six months ended June 30, 2014 $	Six months ended June 30, 2013 $	Year ended December 31, 2013 $	Year ended December 31, 2012 $

Expenses
Research and development		992,922	1,216,359	2,342,654	1,550,490
General and administrative		1,756,859	2,574,757	3,952,307	1,154,604

		2,749,781	3,791,116	6,294,961	2,705,094

Other (income) loss
Change in fair value of derivative liability	8	166,388	7,142,775	(1,324,051)	(318,502)
Issuance of shares to Valent for future royalty reduction		-	598,000	598,000	-
Change in fair value of derivative liability due to tender offer	8	(111,179)	-	-	-
Derivative issuance costs		-	2,713,220	2,713,220	24,742
Foreign exchange (gain) loss		(9,382)	(28,933	3,030	(18,492)
Interest expense	5	4,067	3,947	8,020	7,521
Interest income		(767)	(1,180)	(2,491)	-

		49,127	10,427,829	1,995,728	(304,731)

Loss for the period		2,798,908	14,218,945	8,290,689	2,400,363

Basic and diluted loss per share		(0.09)	(0.51)	(0.28)	(0.18)

Weighted average number of shares		32,468,861	27,727,845	29,667,324	13,232,349

Comprehensive loss
Net loss		2,798,908	14,218,945	8,290,689	2,400,363

Other comprehensive loss (income)
Translation to US dollar presentation currency		-	-	-	21,121

Comprehensive loss		2,798,908	14,218,945	8,290,689	2,421,484

The accompanying notes are an integral part of these consolidated financial statements.
F-4

DelMar Pharmaceuticals, Inc.
Consolidated Statement of Changes in Stockholders' Equity (Deficiency)

(in US dollars unless otherwise noted)

	Number of shares	Common stock $	Additional paid-in capital $	Accumulated other comprehensive income $	Warrants $	Accumulated deficit $	Stockholders' equity (deficiency) $

Balance - December 31, 2011	9,059,375	9,059	513,279	42,299	-	(1,441,770)	(877,133)

Issuance of units net of cash issue costs (note 8)	4,400,000	4,400	1,358,172	-	-	-	1,362,572
Issuance of units for services (notes 8 and 10)	360,000	360	116,915	-	-	-	117,275
Units cancelled (note 8)	(3,000,000)	(3,000)	(938,813)	-	-	-	(941,813)
Reclassification from additional paid-in capital to warrants upon the issuance of warrants (note 9)	-	-	(103,727)	-	103,727	-	-
Issuance of warrants for services (note 9)	-	-	-	-	49,379	-	49,379
Issuance of shares for settlement of accounts payable (notes 9 and 10)	500,000	500	252,550	-	-	-	253,050
Shares issued from Del Mar Employee Share Purchase Trust for services - net (note 9(b))	1,590,625	1,591	780,255	-	-	-	781,846
Shares issued for services (note 9(h))	140,000	140	75,660	-	-	-	75,800
Stock-based compensation (note 9)	-	-	272,594	-	-	-	272,594
Comprehensive income for the year	-	-	-	(21,121)	-	-	(21,121)
Loss for the year	-	-	-	-	-	(2,400,363)	(2,400,363)

Balance - December 31, 2012	13,050,000	13,050	2,326,885	21,178	153,106	(3,842,133)	(1,327,914)

Effect of the Reverse Acquisition (note 4)	3,250,007	3,250	1,686,754	-	-	(3,731,684)	(2,041,680)
Issuance of units at $0.80 per unit from January 25 to March 6, 2013, net of cash issue costs (note 9(f))	13,125,002	13,125	5,854,252	-	-	-	5,867,377
Issuance of placement agent warrants as issue costs for the $0.80 unit issuance (note 9(f))	-	-	(4,087,586)	-	6,288,594	-	2,201,008
Issuance of common shares to Valent for future royalty reduction (note 9 (g))	1,150,000	1,150	596,850	-	-	-	598,000
Exercise of placement agent warrants (note 9)	123,810	124	239,476	-	(239,600)	-	-
Exercise of CA$0.50 unit warrants (notes 8 and 9)	221,000	221	241,494	-	-	-	241,715
Shares issued for services (note 9(h))	615,000	615	1,042,942	-	-	-	1,043,557
Stock-based compensation (note 9)	-	-	890,648	-	-	-	890,648
Loss for the year	-	-	-	-	-	(8,290,689)	(8,290,689)

Balance - December 31, 2013	31,534,819	31,535	8,791,715	21,178	6,202,100	(15,864,506)	(817,978)

Exercise of Investor Warrants net of cash issue costs (note 9)	3,929,524	3,929	2,473,161	-	-	-	2,477,090
Reclassification of derivative liability to equity upon exercise of Investor Warrants (note 8)	-	-	1,110,548	-	-	-	1,110,548
Exercise of CA$0,50 broker warrants (note 8)	8,000	8	4,751	-	(1,099)	-	3,660
Exercise of CA$0.50 unit warrants (notes 8 and 9)	20,000	20	17,580	-	-	-	17,600
Expiry of broker warrants (note 9)	-	-	556	-	(556)	-	-
Shares issued for services (note 9(h))	500,000	500	587,000	-	-	-	587,500
Stock-based compensation (note 9)	-	-	300,967	-	-	-	300,967
Loss for the period	-	-	-	-	-	(2,798,908)	(2,798,908)

Balance - June 30, 2014	35,992,343	35,992	13,286,278	21,178	6,200,445	(18,663,414)	880,479

The accompanying notes are an integral part of these consolidated financial statements.

F-5

DelMar Pharmaceuticals, Inc.
Consolidated Statement of Cash Flows

(in US dollars unless otherwise noted)

	Six months ended June 30, 2014 $	Six months ended June 30, 2013 $	Year ended December 31, 2013 $	Year ended December 31, 2012 $

Cash flows from operating activities
Loss for the period	(2,798,908)	(14,218,945)	(8,290,689)	(2,400,363)
Items not affecting cash
Accrued interest	4,067	3,947	8,020	7,521
Change in fair value of derivative liability	166,388	7,142,775	(1,324,051)	(318,502)
Change in fair value of derivative liability due to tender offer	(111,179)	-	-	-
Shares issued to Valent for royalty reduction	-	598,000	598,000	-
Non-cash derivative issue costs	-	2,201,008	2,201,008	-
Units issued for services	-	-	-	180,144
Warrants issued for patents	-	-	-	-
Warrants issued for services	-	-	124,020	49,379
Stock-based compensation	893,665	1,520,487	2,146,766	1,130,240
Prototype drug product	-	-	-	-

	(1,845,967)	(2,752,728)	(4,536,926)	(1,351,581)
Changes in non-cash working capital
Taxes and other receivables	1,490	28,605	34,437	(6,697)
Prepaid expenses	(63,744)	(192,484)	(142,105)	(14,581)
Accounts payable and accrued liabilities	104,449	(246,388)	(537,158)	865,007
Related party payables	(54,070)	(211,315)	(338,747)	(70,183)

	(1,857,842)	(3,374,310)	(5,520,499)	(578,035)

Cash flows from financing activities
Net proceeds from the exercise of warrants	2,480,750	-	-	-
Net proceeds from the issuance of units	-	9,639,520	9,639,520	671,570
Deferred costs	-	-	-	(90,771)
Net proceeds from the issuance of common shares	-	-	-	-

	2,480,750	9,639,520	9,639,520	580,799

Increase (decrease) in cash and cash equivalents	622,908	6,265,210	4,119,021	2,764

Cash and cash equivalents - beginning of period	4,136,803	17,782	17,782	15,018

Cash and cash equivalents - end of period	4,759,711	6,282,992	4,136,803	17,782

Supplementary information
Issuance of shares for the settlement of accounts payable (notes 7 and 10)	-	-	-	253,050
Issuance of units for the settlement of accounts payable (notes 8 and 10)	-	-	-	-
Non-cash share issuance costs (note 9)	-	6,288,594	6,288,594	-
Cashless exercise of Placement Agent Warrants (note 9)	-	-	239,600	-
Settlement of accounts payable with a loan payable (note 5)	-	-	-	-
Exercise of CA$0.50 warrants for no additional consideration (note 9)	17,600	-	241,715	-
Deferred costs (note 9(f))	-	90,771	90,771	-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

1	Change in fiscal year end

On July 21, 2014, the Board of Directors of DelMar Pharmaceuticals, Inc. (“the Company”) approved a change in the Company’s fiscal year end from December 31 to June 30. As a result of this change, the Company has prepared consolidated financial statements for the six-month transition period ended June 30, 2014. References to any of the Company’s 2013 or earlier fiscal years mean the fiscal year ending December 31 of that calendar year.

2	Nature of operations and liquidity risk

Nature of operations

The Company is a Nevada corporation formed on June 24, 2009 under the name Berry Only Inc. Prior to the Reverse Acquisition (note 4), Berry did not have any significant assets or operations. DelMar Pharmaceuticals, Inc. is the parent company of Del Mar Pharmaceuticals (BC) Ltd. (“DelMar (BC)”), a British Columbia, Canada corporation incorporated on April 6, 2010, which is an early stage company with a focus on the development of drugs for the treatment of cancer. The Company is also the parent company to 0959454 B.C. Ltd., a British Columbia corporation (“Callco”), and 0959456 B.C. Ltd., a British Columbia corporation (“Exchangeco”). Callco and Exchangeco were formed to facilitate the Reverse Acquisition (note 4).

Pursuant to the Reverse Acquisition, the Company acquired (either directly or indirectly (through Exchangeco)) all of the issued and outstanding shares of DelMar (BC) on January 25, 2013 (note 4). As a result of the shareholders of DelMar (BC) owning a controlling interest in the Company subsequent to the Reverse Acquisition, for accounting purposes the transaction is a capital transaction with DelMar (BC) being the accounting acquirer even though the legal acquirer is Berry. Therefore, the historic financial statements of DelMar (BC) are presented as the comparative balances for the periods prior to the Reverse Acquisition.

References to the Company refer to the Company and its wholly-owned subsidiaries, DelMar (BC), Callco and Exchangeco. References to Berry relate to the Company prior to the Reverse Acquisition.

The Company is focused on the discovery and development of new medicines with the potential to treat cancer patients who have failed modern targeted or biologic therapy. The Company has initiated a clinical trial with its lead drug candidate VAL-083 for the treatment of refractory glioblastoma multiforme (“GBM”). The Phase I/II study is an open-label, single arm dose-escalation study designed to evaluate the safety, tolerability, pharmacokinetics and anti-tumor activity of VAL-083 in patients with histologically confirmed initial diagnosis of primary WHO Grade IV malignant glioma, now recurrent. Patients with prior low-grade glioma or anaplastic glioma are eligible to participate in the study, if histologic assessment of their condition demonstrates transformation to GBM.

The address of the Company’s administrative offices is Suite 720 - 999 West Broadway, Vancouver, British Columbia, V5Z 1K5 with clinical operations located at 3485 Edison Way, Suite R, Menlo Park, California, 94025.

F-7

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

Liquidity risk

For the six-month period ended June 30, 2014, the Company reported a loss of $2,798,908 and an accumulated deficit of $18,663,414 at that date. As at June 30, 2014, the Company has cash and cash equivalents on hand of $4,759,711. The Company does not have the prospect of achieving revenues in the near future and the Company will require additional funding to maintain its research and development projects and for general operations. The expenses to be incurred in developing and pursuing our Company’s business plan have a large degree of uncertainty. There is a great degree of uncertainly with respect to the expenses the Company will incur in executing its business plan. In addition, the Company has not begun to commercialize or generate revenues from any product candidate.

Consequently, management is pursuing various financing alternatives to fund the Company’s operations so it can continue as a going concern (note 8) in the medium to longer term. On June 6, 2014 and on August 8, 2014 the Company received an aggregate $2,725,916 in net proceeds from the exercise of warrants. We believe, based on our current estimates, that we will be able to fund our operations until at least the end of December 2015.

There is no assurance that our cost estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding. The ability of the Company to meet its obligations and continue the research and development of its product candidate is dependent on its ability to continue to raise adequate financing. There can be no assurance that such financing will be available to the Company in the amount required at any time or for any period or, if available, that it can be obtained on terms satisfactory to the Company. The Company may tailor its drug candidate program based on the amount of funding the Company raises.

3	Significant accounting policies

Basis of presentation

The financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles (“US GAAP”) and are presented in United States dollars. The Company’s functional currency is the United States dollar.

The principal accounting policies applied in the preparation of these consolidated financial statements are set out below and have been consistently applied to all periods presented.

F-8

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

Consolidation

The consolidated financial statements include the accounts of Del Mar Pharmaceuticals (BC) Ltd., Callco, and Exchangeco as of and for the period ended June 30, 2014. Inter-company balances and transactions have been eliminated on consolidation.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions about future events that affect the reported amounts of assets, liabilities, expenses, contingent assets and contingent liabilities as at the end or during the reporting period. Actual results could significantly differ from those estimates. Significant areas requiring management to make estimates include the derivative liability and the valuation of equity instruments issued for services. Further details of the nature of these assumptions and conditions may be found in the relevant notes to the consolidated financial statements.

a)	Fair value of derivative liability

The derivative is not traded in an active market and the fair value is determined using valuation techniques. The Company uses judgment to select a variety of methods to make assumptions that are based on specific management plans and market conditions at the end of each reporting period. The Company uses a fair value estimate to determine the fair value of the derivative liability. The carrying value of the derivative liability would be higher or lower as management estimates around specific probabilities change. The estimates may be significantly different from those recorded in the consolidated financial statements because of the use of judgment and the inherent uncertainty in estimating the fair value of these instruments that are not quoted in an active market. All changes in the fair value are recorded in the consolidated statement of operations each reporting period. This is considered to be a Level 3 financial instrument.

Cash and cash equivalents

Cash and cash equivalents consist of cash on deposit and highly liquid short-term interest bearing securities with maturities at the date of purchase of three months or less. Cash and cash equivalents are held at recognized Canadian and United States financial institutions. Interest earned is recognized in the consolidated statement of operations and comprehensive loss. In the year ended December 31, 2013, the Company received net proceeds from financing of $8,575,000. The Company has agreed not to use the proceeds from the financing to repay debt.

F-9

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

Foreign currency translation

The functional currency of the Company at June 30, 2014 is the United States dollar. Transactions that are denominated in a foreign currency are re-measured into the functional currency at the current exchange rate on the date of the transaction. Any foreign-currency denominated monetary assets and liabilities are subsequently re-measured at current exchange rates, with gains or losses recognized as foreign exchange losses or gains in the consolidated statement of operations. Non-monetary assets and liabilities are translated at historical exchange rates. Expenses are translated at average exchange rates during the period. Exchange gains and losses are included in consolidated statement of operations and comprehensive loss for the period.

Adjustments arising from the translation of the Company’s financial statements to United States dollars for the periods ended December 31, 2012, 2011 and 2010 due to differences between average rates and balance sheet rates are recorded in other comprehensive income as for those periods the Company’s functional currency was the Canadian dollar. For those periods the financial statements have been presented in a currency other than the functional currency of the Company as management has determined that the US dollar is the common currency in which the Company’s peers, being international drug and pharmaceutical companies, present their financial statements. For presentation purposes the assets and liabilities of the Company for 2012, 2011, and 2010 have been translated to US dollars at exchange rates at the reporting date. The historical equity transactions have been translated using historical rates in effect on the date that each transaction occurred. The income and expenses are translated to US dollars at the average exchange rate for the period in which the transaction arose. Exchange differences arising are recognized in a separate component of equity titled accumulated other comprehensive income.

Current and future income taxes

The Company follows the liability method of accounting for income taxes. Under this method, current income taxes are recognized for the estimated income taxes payable for the current period. Income taxes are accounted for using the asset and liability method of accounting. Future income taxes are recognized for the future income tax consequences attributable to differences between the carrying values of assets and liabilities and their respective income tax bases and for loss carry-forwards. Future income tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which temporary differences are expected to be recovered or settled. The effect on future income tax assets and liabilities of a change in tax laws or rates is included in earnings in the period that includes the enactment date. When realization of future income tax assets does not meet the more-likely-than-not criterion for recognition, a valuation allowance is provided.

F-10

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

Financial instruments

The Company has financial instruments that are measured at fair value. To determine the fair value, we use the fair value hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use to value an asset or liability and are developed based on market data obtained from independent sources. Unobservable inputs are inputs based on assumptions about the factors market participants would use to value an asset or liability. The three levels of inputs that may be used to measure fair value are as follows:

•	Level one - inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities;

•
Level two - inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals; and

•	Level three - unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurements. Changes in the observability of valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy.

The Company’s financial instruments consist of cash and cash equivalents, taxes and other receivables, accounts payable and accrued liabilities, related party payables and derivative liability. The carrying values of cash and cash equivalents, taxes and other receivables, accounts payable and accrued liabilities and related party payables approximate their fair values due to the immediate or short-term maturity of these financial instruments.

As quoted prices for the derivative liability are not readily available, the Company has used a simulated probability valuation model, as described in note 8 to estimate fair value. The derivative liability utilizes Level 3 inputs as defined above.

The Company has the following liabilities under the fair value hierarchy:

		June 30, 2014

Liability	Level 1	Level 2	Level 3

Derivative liability	-	-	3,329,367

		December 31, 2013

Liability	Level 1	Level 2	Level 3

Derivative liability	-	-	4,402,306
F-11

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

		December 31, 2012

Liability	Level 1	Level 2	Level 3

Derivative liability	-	-	121,000

Intangible assets

Under its assignment agreement with Valent Technologies LLC (“Valent”) (note 5) the Company has incurred certain costs relating to patents assigned to the Company. As the patents had not yet been assigned to the Company at December 31, 2011, the Company has expensed these costs for the year ended December 31, 2011.

Expenditures associated with the filing, or maintenance of patents, licensing or technology agreements are expensed as incurred. Costs previously recognized as an expense are not recognized as an asset in subsequent periods.
Once the technology has achieved commercialization, patent costs will be deferred and amortized over the remaining life of the related patent.

Research and development costs (including clinical trial expenses)

Research and development expenses include payroll, employee benefits, stock-based compensation expense, and other headcount-related expenses associated with product research and development. Research and development expenses also include third-party development and clinical trial expenses noted bel0w. Such costs related to product research and development are included in research and development expense until the point that technological feasibility is reached, which for our products, is generally shortly before the products are approved by the relevant food and drug administration. Once technological feasibility is reached, such costs are capitalized and amortized to cost of revenue over the estimated lives of the products.

Clinical trial expenses are a component of research and development costs and include fees paid to contract research organizations, investigators and other service providers who conduct specific research for product development activities on behalf of the Company. The amount of clinical trial expenses recognized in a period related to service agreements is based on estimates of the work performed on an accrual basis. These estimates are based on patient enrollment, services provided and goods delivered, contractual terms and experience with similar contracts. The Company monitors these factors to the extent possible and adjusts our estimates accordingly. Prepaid expenses or accrued liabilities are adjusted if payments to service providers differ from estimates of the amount of service completed in a given period.

Research and development costs are expensed in the period incurred. At June 30, 2014, and at December 31, 2013, and 2012, all research and development costs were expensed.

F-12

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

Shares for services

The Company has issued equity instruments for services provided by employees and non-employees. The equity instruments are valued at the fair value of the instrument granted (see notes 8 and 9 for assumptions).

The Company has transferred shares from the DelMar Employee Share Purchase Trust (the “Trust”) (note 8) to consultants and management in exchange for services rendered to the Company. The Company recognizes the fair value of the shares transferred as an expense with a corresponding increase in common stock. The shares reserved for issuance to consultants and management that are held by the Trust are included in the financial statements at year end. There are no other assets in the Trust. The number of shares outstanding for issue from the Trust at June 30, 2014 is nil (2013 - nil; 2012 - nil; 2011 - 1,590,625) (note 9).

The shares transferred from the Trust have been valued using the fair value of the shares transferred. The Company used recent share transactions in order to determine the fair value of the shares transferred from the Trust.

Stock options

The Company accounts for these awards under Accounting Standards Codification (“ASC”) 718, “Compensation - Stock Compensation” (“ASC 718”). ASC 718 requires measurement of compensation cost for all stock-based awards at fair value on the date of grant and recognition of compensation over the requisite service period for awards expected to vest. Compensation expense for unvested options to non-employees is revalued at each period end and is being amortized over the vesting period of the options. The determination of grant-date fair value for stock option awards is estimated using the Black-Scholes model, which includes variables such as the expected volatility of the Company’s share price, the anticipated exercise behavior of its grantee, interest rates, and dividend yields. These variables are projected based on the Company’s historical data, experience, and other factors. Changes in any of these variables could result in material adjustments to the expense recognized for share-based payments. Such value is recognized as expense over the requisite service period, net of estimated forfeitures, using the straight-line attribution method. The estimation of stock awards that will ultimately vest requires judgment, and to the extent actual results or updated estimates differ from current estimates, such amounts are recorded as a cumulative adjustment in the period estimates are revised. The Company considers many factors when estimating expected forfeitures, including type of awards granted, employee class, and historical experience. Actual results and future estimates may differ substantially from current estimates.

Comprehensive income

In accordance with ASC 220, “Comprehensive Income” (“ASC 220”) all components of comprehensive income, including net loss, are reported in the financial statements in the period in which they are recognized.

Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net loss and other comprehensive (income) loss, , including foreign currency translation adjustments, are reported, net of any related tax effect, to arrive at comprehensive income. No taxes were recorded on items of other comprehensive income.

F-13

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

Derivative liability

The Company accounts for certain warrants under the authoritative guidance on accounting for derivative financial instruments indexed to, and potentially settled in, a company’s own stock, on the understanding that in compliance with applicable securities laws, the warrants require the issuance of securities upon exercise and do not sufficiently preclude an implied right to net cash settlement. The Company classifies these warrants on its balance sheet as a derivative liability which is fair valued at each reporting period subsequent to the initial issuance. The Company has used a simulated probability valuation model to value the warrants. Determining the appropriate fair-value model and calculating the fair value of warrants requires considerable judgment. Any change in the estimates (specifically probabilities) used may cause the value to be higher or lower than that reported. The estimated volatility of the Company’s common stock at the date of issuance, and at each subsequent reporting period, is based on the historical volatility of similar life sciences companies. The risk-free interest rate is based on rates published by the government for bonds with a maturity similar to the expected remaining life of the warrants at the valuation date. The expected life of the warrants is assumed to be equivalent to their remaining contractual term.

Loss per share

Income or loss per share is calculated based on the weighted average number of common shares outstanding. Diluted loss per share does not differ from basic loss per share since the effect of the Company’s warrants and stock options are anti-dilutive. Diluted income per share is calculated using the treasury stock method which uses the weighted average number of common shares outstanding during the period and also includes the dilutive effect of potentially issuable common shares from outstanding stock options and warrants. At June 30, 2014, potential common shares of 21,919,699 (2013 - 28,104,009, 2012 - 4,380,000) related to outstanding warrants and stock options were excluded from the calculation of net loss per common share because their inclusion would be anti-dilutive.

Segment information

The Company identifies its operating segments based on business activities, management responsibility and geographical location. The Company operates within a single operating segment being the research and development of cancer indications, and operates in one geographic area, being North America. All of the Company’s assets are located in either Canada or the United States.

F-14

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies that are adopted by the Company as of the specified effective date. Unless otherwise discussed, we believe that the impact of recently issued standards that are not yet effective will not have a material impact on our financial position or results of operations upon adoption.

Accounting Standards Updates (“ASU”) 2014-10 Topic 915, Development Stage Entities

The objective of the guidance is to reduce cost and complexity in the financial reporting system by eliminating inception-to-date information from the financial statements of development stage entities. The new standard eliminates the concept of a development stage entity (“DSE”) from US GAAP. Therefore, the current incremental reporting requirements for a DSE, including inception-to-date information, will no longer apply. This standard is effective for annual reporting periods beginning after December 15, 2014. The Company has elected to early adopt this guidance effective with its June 30, 2014 consolidated financial statements.

ASU 3013-05 Topic 830, Accounting for Cumulative Translation Adjustments

The standards amends cumulative translation adjustment derecognition guidance in particular when (i) an entity ceases to have a controlling financial interest in certain subsidiaries or groups of assets within a foreign entity, or (ii) there is a loss of a controlling financial interest in a foreign entity or a step acquisition involving an equity method investment that is a foreign entity. This is effective for public entities for years, and interim periods within those years, beginning after December 15, 2013.

ASU 2013-11 Topic 740, Accounting for Cumulative Translation Adjustments

The standard amends guidance on financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. This is effective for public entities for years, and interim periods within those years, beginning after December 15, 2013.

F-15

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

4	Reverse acquisition

On January 25, 2013 (the “Closing Date”), the Company entered into and closed an exchange agreement (the “Exchange Agreement”), with DelMar (BC), Callco, Exchangeco, and the securityholders of DelMar (BC). Pursuant to the Exchange Agreement, (i) the Company issued 4,340,417 shares of common stock (the “Parent Shares”) to the shareholders of DelMar (BC) who are United States residents (the “U.S. Holders”) in exchange for the transfer to Exchangeco of all 4,340,417 outstanding common shares of DelMar (BC) held by the U.S. Holders, (ii) the shareholders of DelMar (BC) who are Canadian residents (the “Canadian Holders”) received, in exchange for the transfer to Exchangeco of all 8,729,583 outstanding common shares of DelMar (BC) held by the Canadian Holders, 8,729,583 exchangeable shares (the “Exchangeable Shares”) of Exchangeco, and (iii) outstanding warrants to purchase 3,360,000 common shares of DelMar (BC) and outstanding options to purchase 1,020,000 common shares of DelMar (BC) were deemed to be amended such that, rather than entitling the holder to acquire common shares of DelMar (BC), such options and warrants will entitle the holders to acquire shares of common stock of the Company. The Canadian Holders will be entitled to require Exchangeco to redeem (or, at the option of the Company or Callco, to have the Company or Callco purchase) the Exchangeable Shares, and upon such redemption or purchase to receive an equal number of shares of common stock of the Company. The aggregate of 13,070,000 shares of common stock of the Company issued to the former shareholders of DelMar (BC) (on an as-exchanged basis with respect to the Exchangeable Shares) represents 80.1% of the outstanding shares of common stock of the Company following the closing of the Exchange Agreement (the “Reverse Acquisition”).

Upon completion of the Reverse Acquisition, DelMar (BC) became a wholly-owned subsidiary of the Company. As a result of the shareholders of DelMar (BC) having a controlling interest in the Company subsequent to the Reverse Acquisition, for accounting purposes the transaction is a capital transaction with DelMar (BC) being the accounting acquirer even though the legal acquirer is Berry. No goodwill is recorded with respect to the transaction as it does not constitute a business combination. For accounting purposes, the transaction is reflected as a recapitalization of DelMar (BC) and consideration for the Reverse Acquisition was deemed to be the fair value of the shares that were issued by DelMar (BC) to acquire the net liabilities of Berry on January 25, 2013. The net identifiable liabilities of Berry on the Closing Date of the Reverse Acquisition were as follows:

$

Net liabilities (derivative liability)	2,041,680

The Company determined the fair value of the shares issued on the Reverse Acquisition to be $1,690,004. As a result of the Reverse Acquisition being treated as a recapitalization of DelMar (BC), the Company recognized the loss of $3,731,684 incurred upon the closing of the Reverse Acquisition as an adjustment to opening deficit in the consolidated statement of changes in stockholders’ equity (deficiency) at December 31, 2013.

F-16

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

5	Valent Technologies LLC agreement

On September 12, 2010 the Company entered into a Patent Assignment Agreement (the “Assignment Agreement”) with Valent to acquire patents and the prototype drug product related to VAL-083. In accordance with the Assignment Agreement the Company paid $250,000 to acquire the prototype drug product. In addition, under certain circumstances Valent agreed to assign, convey and transfer to the Company all its right, title and interest in and to the patents in exchange for share purchase warrants. The Company will then be responsible for the further development and commercialization of VAL-083. Valent retains an option to reacquire certain intellectual property until a Financing Transaction is completed by the Company. Under the Assignment Agreement, a ‘Financing Transaction’ is defined as a cumulative equity or debt financing(s), or a merger, acquisition, amalgamation, reverse takeover or other combination, or any combination of the foregoing, cumulatively totaling at least $2,000,000. In accordance with the terms of the Assignment Agreement, Valent is entitled to receive a future royalty on revenues derived from the development and commercialization of VAL-083. In the event that the Company terminates the agreement, the Company may be entitled to receive royalties from Valent’s subsequent development of VAL-083 depending on the development milestones the Company has achieved prior to the termination of the Assignment Agreement.

On January 25, 2013, in connection with the Company’s Reverse Acquisition (note 4), the Company issued to Valent 1,150,000 shares of common stock, in exchange for Valent reducing certain future royalties under the Assignment Agreement.

Pursuant to a loan agreement dated February 3, 2011, the Company received a loan from Valent for $250,000 for the purchase of the prototype drug product. The loan is unsecured and bears interest at 3.00% per year. The balance of the loan payable, including accrued interest, at June 30, 2014 is $276,439 (2013 - $272,372; 2012 - $264,352), including accrued interest of $26,439 (2013 - $22,372; 2012 - $14,352). The loan was originally due on demand but is now a five year term loan due, along with all accrued interest, on June 30, 2019. As a result, the Company has presented the full loan and accrued interest balance as a non-current liability at June 30, 2014 and December 31, 2013 and 2012.

Pursuant to the Assignment Agreement with Valent, the Company agreed to issue warrants to Valent under certain circumstances. The financing completed by the Company that closed in February 2012 constituted a Financing Transaction under the terms of the Assignment Agreement and resulted in the Company issuing 500,000 warrants to Valent on February 1, 2012 at an exercise price of CA$0.50 per warrant (note 9). In exchange for the warrants Valent has assigned all of its right, title and interest in and to the patents for VAL-083 to the Company. The fair value of the contingent warrants of $89,432 has been recognized as an expense and a corresponding increase to additional paid-in capital at December 31, 2011. As a result of the warrants being issued during 2012 the amount previously recognized as additional paid in capital has been reclassified to warrants during the year ended December 31, 2012.

F-17

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

6	Taxes and other receivables

	June 30, 2014 $	December 31, 2013 $	December 31, 2012 $

Government grants	562	-	34,168
Other receivables	9,010	11,062	11,331

	9,572	11,062	45,499

On June 15, 2014, the Company was granted a non-repayable financial contribution from the National Research Council of Canada Industrial Research Assistance Program (“IRAP”). The Company will be reimbursed for certain research and development costs to a maximum of $182,093 (CA$194,398) in the period from June 15, 2014 thru June 15, 2017. Under this IRAP grant the Company requested an aggregate total reimbursement of $562 to June 30, 2014.

On May 1, 2012, the Company was granted a non-repayable financial contribution from IRAP. The Company will be reimbursed for certain research and development costs to a maximum of $48,245 (CA$48,000) in the period from May 1, 2012 thru November 30, 2012. Under this IRAP grant the Company requested an aggregate total reimbursement of $40,542 and has received $6,374 to December 31, 2012 resulting in a receivable of $34,168 at December 31, 2012. Under this IRAP grant the Company did not incur all of the allowable expenses under the grant and as a result $7,703 has lapsed.

The total amount credited in the statement operations for all IRAP grants for the six months ended June 30, 2014 was $562 (2013 - $nil; 2012 - $40,542).

7	Accounts payable and accrued liabilities

	June 30, 2014 $	December 31, 2013 $	December 31, 2012 $

Trade payables	244,906	140,457	677,615
Payable to related parties (note 10)	54,960	109,030	447,777

	299,866	249,487	1,125,392

During the year ended December 31, 2012, the Company issued 500,000 common shares valued at $253,050 (CA$250,000) as partial settlement of the Company’s accounts payable balance with Valent (note 10). The fair value of the shares issued as partial settlement was based on the financing which occurred during the year ended December 31, 2012.

F-18

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

8	Derivative liability

The Company has issued stock purchase warrants. Based on the terms of certain of these warrants the Company determined that the warrants were a derivative liability which is recognized at fair value at the date of the transaction and re-measured at fair value each reporting period with the changes in fair value recorded in the consolidated statement of operations and comprehensive loss.

CA$0.50 Unit Warrants

The Company issued 4,150,000 units on January 23, 2012, 560,000 on February 27, 2012 and 50,000 on May 10, 2012. In addition, during the year ended December 31, 2011, the Company issued 500,000 units, on October 3, 2011, 100,000 units on October 7, 2011, and 50,000 units on November 11, 2011. In total, the Company issued 5,410,000 units for services in settlement of accounts payable and cash proceeds for an aggregate of $2,671,923 (CA$2,705,000).

The proceeds from the issuance of 3,000,000 of these units were held in escrow pursuant to an exclusive option investment agreement with a strategic investor. Subsequently, the Company elected to allow the option to expire and the related units were cancelled and the funds returned from escrow to the subscriber in order for the Company to retain control over certain intellectual property and commercial rights.

During the year ended December 31, 2013, 221,000 of these warrants were exercised for no additional consideration for 221,000 shares of common stock. As a result, $241,715 of the derivative liability was reclassified to equity.

During the six months ended June 30, 2014, 20,000 of these warrants were exercised for no additional consideration for 20,000 shares of common stock with $17,600 of the derivative liability being reclassified to equity. The warrants that have been exercised were revalued at their exercise date and then the reclassification to equity was recorded.

On January 25, 2014, the remaining 2,169,000 of these warrants expired. All of the CA$0.50 warrants outstanding at December 31, 2013 have now either been exercised or have expired as at June 30, 2014.

The warrants that were outstanding at December 31, 2013 were re-valued at December 31, 2013 using a simulated probability valuation model using the following assumptions: dividend rate - 0%, volatility - 72.8%, risk free rate - 0.09% and a term of one month.

F-19

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

Investor Warrants

In connection with the Reverse Acquisition (note 4), on January 25, 2013, January 31, 2013, February 8, 2013, February 21, 2013, February 28, 2013, March 1, 2013, and March 6, 2013, the Company entered into and closed a series of subscription agreements with accredited investors (the “Investors”), pursuant to which the Company issued an aggregate of 13,125,002 units at a purchase price of $0.80 per unit, for aggregate gross proceeds of $10,500,000 (the “Private Offering”). Each unit consists of one share of common stock and one five-year warrant (the “Investor Warrants”) to purchase one share of common stock at an exercise price of $0.80. The exercise price of the Investor Warrants is subject to adjustment in the event that the Company sells common stock at a price lower than the exercise price, subject to certain exceptions. The Investor Warrants are redeemable by the Company at a price of $0.001 per Investor Warrant at any time subject to the conditions that (i) the Company’s common stock has traded for twenty (20) consecutive trading days with a closing price of at least $1.60 per share with an average trading volume of 50,000 shares per day and (ii) the underlying shares of common stock are registered.

During the six months ended June 30, 2014, 277,313 warrants were exercised at $0.80 per warrant for 277,313 shares of common stock. The Company received proceeds of $221,850 from the exercise. As a result, $126,064 of the derivative liability has been reclassified to equity.

On June 6, 2014, pursuant to an Election to Exercise Warrants agreement, the Company reduced the Investor Warrant exercise price from $0.80 to $0.65 per share for warrants to purchase 3,652,211 shares of the Company’s common stock. In accordance with the agreements, the holders of the Investor Warrants exercised the Investor Warrants for cash at the foregoing reduced exercise price. The Company received net proceeds of $2,255,240 after paying a 5% warrant agent fee of $118,697. As a result, $984,484 of the derivative liability has been reclassified to equity.

All Investor Warrants that have been exercised were revalued at their exercise date and then the reclassification to equity was recorded.

On June 9, 2014, as amended on June 26, 2014, July 10, 2014, and July 29, 2014, the Company filed a tender offer statement with the Securities and Exchange Commission with respect to certain Investor Warrants to purchase common stock of the Company to provide the holders thereof with the opportunity to amend and exercise their warrants, upon the terms and subject to the conditions set forth in the Company’s tender offer statement. Pursuant to the tender offer, the Company offered to amend Investor Warrants to purchase an aggregate of 9,195,478 shares of common stock (the “Offer to Amend and Exercise”). There was no minimum participation requirement with respect to the Offer to Amend and Exercise.

F-20

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

Pursuant to the Offer to Amend and Exercise, the Investor Warrants subject to the tender offer were amended (the “Amended Warrants”) to: (i) reduce the exercise price of the Investor Warrants from $0.80 per share to $0.65 per share of common stock in cash, (ii) shorten the exercise period of the Investor Warrants so that they expire concurrently with the expiration of the Offer to Amend and Exercise at 5:00 p.m. (Pacific Time) on August 8, 2014, as may be extended by the Company in its sole discretion (“Expiration Date”), (iii) delete the price-based anti-dilution provisions contained in the Investor Warrants, (iv) restrict the ability of the holder of shares issuable upon exercise of the Amended Warrants to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of such shares without the prior written consent of the Company for a period of time twenty (20) days after the Expiration Date (the “ Lock-Up Period ”); and (v) provide that a holder, acting alone or with others, will agree not to effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period.

Upon the expiry of the Offer to Amend and Exercise on August 8, 2014, 762,227 Amended Warrants were exercised for net proceeds of $470,676 after paying a 5% warrant agent fee of $24,772. As a result, 8,433,251 Investor Warrants remain outstanding under their original terms subsequent to the tender offer.

The Investor Warrants outstanding at June 30, 2014 have been re-valued at June 30, 2014 using a simulated probability valuation model using the following assumptions: dividend rate - 0%, volatility - 75%, risk free rate - 1.19% and a term of approximately 3.5 years.

Dividend warrants

As a result of the Reverse Acquisition, warrants that Berry issued pursuant a warrant dividend became warrants of the Company (the “Dividend Warrants”). The Dividend Warrants are exercisable at $1.25 per share until January 24, 2018. The Dividend Warrants will only be exercisable at such times as the underlying shares of common stock are registered. The Dividend Warrants will be redeemable by the Company at a price of $0.001 per Dividend Warrant at any time commencing 18 months following the date of issuance subject to the conditions that (i) the Company’s common stock has traded for twenty (20) consecutive trading days with a closing price of at least $2.50 per share and (ii) the underlying shares of common stock are registered. Subject to the conditions set forth therein, the Dividend Warrants may be redeemed by the Company upon not less than ninety (60) days nor more than ninety (90) days prior written notice.

The Dividend Warrants have been measured at fair value at June 30, 2014 using a simulated probability valuation model using the following assumptions: dividend rate - 0%, volatility - 75%, risk free rate - 1.19% and a term of approximately 3.5 years.

Warrants issued for services

During the year ended December 31, 2013, the Company issued 300,000 warrants for services. The warrants were issued on September 12, 2013 and are exercisable on a cashless basis at an exercise price of $1.76 for five years. The Company has recognized $124,020 in expense in the consolidated statement of operations.

F-21

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

The warrants have been measured at fair value at their issue date of June 30, 2014 using a simulated probability valuation model using the following assumptions: dividend rate - 0%, volatility -76%, risk free rate - 1.38% and a term of approximately 4.25 years.

The Company’s derivative liability is summarized as follows:

	June 30, 2014 $	December 31, 2013 $	December 31, 2012 $

Opening balance	4,402,306	121,000	106,146

Issuance of units	-	3,681,372	333,356
Dividend warrant liability acquired on reverse acquisition	-	2,041,680	-
Warrants issued for services	-	124,020	-
Change in fair value of unexercised warrants	166,388	(1,324,051)	(318,502)
Change in fair value due to tender offer	(111,179)	-	-
Reclassification to equity upon exercise of warrants	(1,128,148)	(241,715)	-

Closing balance	3,329,367	4,402,306	121,000

9	Stockholders’ equity (deficiency)

Preferred stock

Authorized
5,000,000 preferred shares, $0.001 par value

Issued and outstanding at June 30, 2014 - 1 (December 31, 2013 - 1, December 31, 2012 - none)

In connection with the Exchange Agreement (note 4), on the Closing Date, the Company, Callco, Exchangeco and Computershare Trust Company of Canada (the “Trustee”) entered into a voting and exchange trust agreement (the “Trust Agreement”). Pursuant to the Trust Agreement, Company issued one share of Special Voting Preferred Stock (the “Special Voting Share”) to the Trustee, and the parties created a trust for the Trustee to hold the Special Voting Share for the benefit of the holders of the Exchangeable Shares (other than the Company and any affiliated companies) (the “Beneficiaries”). Pursuant to the Trust Agreement, the Beneficiaries will have voting rights in the Company equivalent to what they would have had they received shares of common stock in the same amount as the Exchangeable Shares held by the Beneficiaries.

F-22

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

In connection with the Exchange Agreement and the Trust Agreement, on January 17, 2013, the Company filed a certificate of designation of Special Voting Preferred Stock (the “Special Voting Certificate of Designation”) with the Secretary of State of Nevada. Pursuant to the Special Voting Certificate of Designation, one share of the Company’s blank check preferred stock was designated as Special Voting Preferred Stock. The Special Voting Preferred Stock votes as a single class with the common stock and is entitled to a number of votes equal to the number of Exchangeable Shares of Exchangeco outstanding as of the applicable record date (i) that are not owned by the Company or any affiliated companies and (ii) as to which the holder has received voting instructions from the holders of such Exchangeable Shares in accordance with the Trust Agreement.

The Special Voting Preferred Stock is not entitled to receive any dividends or to receive any assets of the Company upon any liquidation, and is not convertible into common stock of the Company.

The voting rights of the Special Voting Preferred Stock will terminate pursuant to and in accordance with the Trust Agreement. The Special Voting Preferred Stock will be automatically cancelled at such time as the share of Special Voting Preferred Stock has no votes attached to it.

Common stock

Authorized
200,000,000 common shares, $0.001 par value

Issued and outstanding at June 30, 2014 - 35,992,343 (December 31, 2013 - 31,534,819 (December 31, 2012 - 13,050,000). The issued and outstanding common shares at June 30, 2014 include 7,044,583 shares of common stock on an as-exchanged basis with respect to the Exchangeable Shares (note 4).

a)	Shares issued to founders

On May 27, 2010, the Company issued 7,000,000 common shares to its founders at $0.001 per share for total proceeds of $6,667. Of the 7,000,000 shares issued, 6,000,000 were issued to founders who are also officers or directors of the Company. In addition, of the 7,000,000 shares issued, 6,700,000 are subject to vesting provisions and a repurchase option to the Company. At any time prior to the expiration of 36 months from May 27, 2010 the Company at its sole discretion may repurchase some or all of the unvested 6,700,000 shares at $0.001 per share.

With respect to the 6,700,000 shares subject to vesting, 25% of the common shares vested immediately on May 27, 2010 and the remaining shares shall vest in twelve equal tranches on each quarterly anniversary of May 27, 2010 with the number of shares to vest on each such date to equal 1/16 of the number of shares issued on May 27, 2010. If any of the subscribers is or becomes a director, officer, employee or consultant of the Company or an affiliate of the Company, all unvested shares shall vest immediately if the subscriber is subsequently removed as a director or officer of the Company or its affiliate, or is subsequently terminated as an employee or consultant of the Company or its affiliate, in each case without cause.

F-23

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

b)	Shares issued to the DelMar Employees Share Purchase Trust

The Company has established the DelMar Employees Share Purchase Trust (the “Trust”). The purposes of the Trust are to (i) enhance the ability of the Company and its affiliates to attract, motivate, retain and reward directors, officers, employees and consultants, (b) facilitate employee ownership of shares of the Company and (c) promote closer alignment of interests between key employees of the Company and its shareholders. The Trust is overseen by a Trustee appointed by the Company and funds from the Company (“Settled Funds”) were used to subscribe for common shares (“Trust Shares”) in the capital of the Company. On May 27, 2010, the Company issued 2,000,000 common shares to the Trust. The Company used Settled Funds to pay for the trust Shares.

Number of shares held in Trust

Balance - April 6, 2010	-
Shares issued to the DelMar Employee Share Purchase Trust	2,000,000
Shares transferred to employees and consultants for services	(325,000)
Founders shares acquired by the Trust	68,750

Balance - December 31, 2010	1,743,750
Shares transferred to employees and consultants for services	(200,000)
Founders shares acquired by the Trust	46,875

Balance - December 31, 2011	1,590,625
Shares transferred to employees and consultants for services	(1,590,625)

Balance - June 30, 2014, December 31, 2013 and 2012	-

The Company has transferred shares from the Trust to various consultants for work or services performed for the Company. Shares held by the Trust are not issued and outstanding until the shares are transferred out of the Trust. For the year ended December 31, 2012, the Company recognized the fair value of the remaining Trust shares transferred as an expense with the offsetting charge to additional paid in capital for $781,846 (2011- $95,140; 2010 - $32,091). The Company did not recognize any expenses related to Trust shares for the period ended June 30, 2014 or the year ended December 31, 2013 as all shares have been issued from the Trust as of December 31, 2012.

Of the 1,590,625 shares transferred out of the Trust during the year ended December 31, 2012, 1,390,625 were transferred to directors of the Company. The related compensation expense was recorded in the consolidated statement of operations and comprehensive loss.

F-24

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

c)	Shares issued in private placements

On August 27, 2010, the Company issued 720,000 common shares at $0.095 (CA$0.10) per share for total proceeds of $68,414 and on September 8, 2010 the Company issued an additional 280,000 common shares at $0.096 (CA$0.10) per share for total proceeds of $26,989. Of the total proceeds of $68,414 from the August 27, 2010 issuance, $28,506 was received in 2011 and has been recorded as subscriptions receivable at December 31, 2010.

d)	Shares issued to Valent for settlement of accounts payable

During the year ended December 31, 2012, the Company issued 500,000 common shares to Valent for partial settlement of accounts payable (notes 7 and 10).

e)	Shares issued for the Reverse Acquisition

On January 25, 2013, the Company entered into and closed an Exchange Agreement with DelMar (BC) (note 4). The Reverse Acquisition resulted in the Company acquiring DelMar (BC) by issuing a sufficient number of shares such that the shareholders of DelMar (BC) owned a controlling interest in the Company subsequent to the completion of the Reverse Acquisition. At the time of the Reverse Acquisition, there were 13,070,000 common shares of DelMar (BC) and 3,250,007 shares of common stock of the Company issued and outstanding. All of the 13,070,000 shares of DelMar (BC) were acquired either directly or indirectly (through Exchangeco) by the Company resulting in DelMar (BC) becoming a wholly owned subsidiary of the Company.

As a result of the shareholders of DelMar (BC) owning a controlling interest in the Company subsequent to the Reverse Acquisition, for accounting purposes the transaction constitutes a reverse recapitalization with DelMar (BC) being the accounting acquirer even though legally the Company is the acquirer. Therefore, for accounting purposes, the Company is shown to have issued 3,250,007 common shares for the Reverse Acquisition (note 4).

F-25

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

f)	$0.80 Unit offering

In connection with the Reverse Acquisition, on January 25, 2013, January 31, 2013, February 8, 2013, February 21, 2013, February 28, 2013, March 1, 2013, and March 6, 2013, the Company entered into and closed a series of subscription agreements with accredited investors (the “Investors”), pursuant to which the Company issued an aggregate of 13,125,002 Units at a purchase price of $0.80 per Unit, for aggregate gross proceeds of $10,500,000 (the “Private Offering”). Each Unit consists of one share of common stock and one five-year warrant (the “Investor Warrants”) to purchase one share of common stock at an exercise price of $0.80. The exercise price of the Investor Warrants is subject to adjustment and the Investor Warrants are redeemable under certain circumstances (note 8).

The Company retained Charles Vista, LLC (the “Placement Agent”) as the placement agent for the Private Offering. The Company paid the Placement Agent a cash fee of $1,050,000 (equal to 10% of the gross proceeds), a non-accountable expense allowance of $315,000 (equal to 3% of the gross proceeds), and a one-year consulting fee of $60,000. In addition, the Company incurred other unit issue and closings costs of approximately $500,000 resulting in net proceeds to the Company of $8,575,000. Certain of the additional closing costs are not eligible to be treated as share issue costs and as a result they have been expensed. Net unit proceeds per the consolidated statement of cash flows include gross unit proceeds less cash share issue costs attributable to the shares only. The portion of the unit issue costs attributable to the derivative liability has been expensed.

In addition, the Company issued to the Placement Agent five-year warrants (the “Placement Agent Warrants”) to purchase 5,250,000 shares of common stock (equal to 20% of the shares of common stock (i) included as part of the Units sold in the Private Offering and (ii) issuable upon exercise of the Investor Warrants) at an exercise price of $0.80, exercisable on a cash or cashless basis. Pursuant to the cashless exercise provision in the Placement Agent Warrants, if the warrants are exercised on a cashless basis, the number of shares the Company will issue to the holder will be dependent on the closing price of the common stock for the immediately preceding 20 trading days.

The Company agreed to pay a warrant commission of 5% of the amount of funds raised by an agent upon the exercise of the Investor Warrants following such exercise.

In connection with the Private Offering, the Company entered into a registration rights agreement with the Investors, pursuant to which the Company agreed to file a registration statement (the “Registration Statement”) registering for resale all shares of common stock (a) included in the Units; and (b) issuable upon exercise of the Investor Warrants, no later than 90 days after the completion of the Private Offering (the “Filing Deadline”) and to use commercially reasonable efforts to cause the Registration Statement to become effective within 180 days of the Filing Deadline. The Company agreed to use commercially reasonably efforts to keep the Registration Statement effective while the Investor Warrants are outstanding.

Certain of the Private Offering costs were incurred by the Company prior to December 31, 2012. These costs of $90,771 were treated as issue costs during the year ended December 31, 2013.

F-26

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

g)	Shares issued to Valent for future royalty reduction

Simultaneous with the Reverse Acquisition, the Company issued to Valent 1,150,000 shares of common stock in exchange for Valent reducing certain future royalties under its Assignment Agreement with the Company (note 5).

h)	Shared issued for services

June 30, 2014 and June 30, 2013

Pursuant to a consulting agreement dated May 1, 2012, the Company issued 20,000 shares of common stock per month from June 1, 2012 to May 1, 2013 inclusive. Under this agreement the Company has issued a total of 100,000 shares of common stock during the six months ended June 30, 2013. The shares have been valued using the fair value of the Company shares based on the purchase price under recent shares issuance by the Company or the closing price of the common stock on the date the shares for services were issued. A total of $142,557 in expense has been recognized for these shares for the six months ended June 30, 2013.

During the six months ended June 30, 2014, the Company issued 500,000 (June 30, 2013 - 475,000) shares of common stock for services resulting in the recognition of $587,500 (June 30, 2013 - $855,000) in expense for total shares for services of $587,500 (June 30, 2013 - $997,557).

The total shares for services expense for the six month ended June 30, 2014 of $587,500 (June 30, 2013 - $997,557) in addition to the stock option expense for the period of $306,165 (June 30, 2013 - $522,930) results in a total share-based payment expense of $893,665 for the six months ended June 30, 2014 (June 30, 2013 - $1,520,487). This total expense has been recognized as to $144,587 (June 30, 2013 - $309,136) and $749,078 (June 30 2013 - $1,211,351) for research and development, and general and administrative respectively for the six months ended June 30, 2014.

December 31, 2013 and December 31, 2012

Pursuant to a consulting agreement dated May 1, 2012 noted above the Company issued 100,000 shares of common stock during the year ended December 31, 2013 (2012 - 140,000). A total of $142,557 in expense has been recognized for these shares for the year ended December 31, 2013 (2012 - $75,800).

In addition to the shares issued under the May 1, 2012 consulting agreement, during the year ended December 31, 2013, the Company issued 615,000 (2012 - nil) shares of common stock for services resulting in the recognition of $901,000 (2012 - $nil) in expense for total shares for services of $1,043,557 (2012 - $75,800).

F-27

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

The total shares for services expense for the year ended December 31, 2013 of $1,043,557 (2012 - $75,800) in addition to the stock option expense for the year of $1,103,209 (2012- $272,594) results in a total share-based payment expense of $2,146,766 for the year ended December 31, 2013 (2012 - $1,130,240 (includes fair value of the shares from the Trust of $781,846)). This total expense has been recognized as to $568,725 (2012 - $1,130,240) for research and development and $1,578,041 (2012 - $383,884) for general and administrative respectively for the year ended December 31, 2103.

Stock options

On February 1, 2012, the Company’s Board of Directors approved its stock option plan (the “Plan”). Under the Plan the number of common shares that will be reserved for issuance to officers, directors, employees and consultants under the Plan will not exceed 7.5% of the share capital of the Company on a fully diluted basis. The requisite service period of the options ranges from six months to three years and also has a range of six months to three years contractual term.

In the event of the sale of 66 2/3% of the equity securities of the Company where equity securities include shares, warrants, stock options, and any convertible securities of the Company, any options not yet granted under the Plan shall be deemed granted to the principle founders of the Company on a pro-rata basis in accordance with their ownership of the Company on a fully-diluted basis immediately prior to the closing of such a sale.

The following table sets forth the options outstanding under the Plan as of June 30, 2014:

	Number of stock options outstanding	Weighted average exercise price

Balance - December 31, 2011	-	-
Granted	1,020,000	0.47

Balance - December 31, 2012	1,020,000	0.47
Granted	2,340,000	1.15
Cancelled	(120,000)	0.47

Balance - December 31, 2013	3,240,000	0.96
Forfeited	(52,786)	0.47

Balance - June 30, 2014	3,187,214	0.96

F-28

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

The following table summarizes stock options currently outstanding and exercisable at June 30, 2014:

Exercise price $	Number Outstanding at June 30, 2014	Weighted average remaining contractual life (years)	Weighted average exercise price $	Number exercisable at June 30, 2014	Exercise price $

0.47	883,324	7.73	0.47	798,893	0.47
1.05	2,003,890	9.13	1.05	1,352,640	1.05
1.54	180,000	8.75	1.54	180,000	1.54
2.30	120,000	8.92	2.30	120,000	2.30

	3,187,214		0.96	2,451,533	0.96

Included in the number of stock options outstanding are 883,324 stock options granted at an exercise price of CA$0.50. The exercise prices shown in the above table have been converted to US$ using the period ending closing exchange rate resulting in an exercise price of $0.47. Certain stock options have been granted to non-employees and will be revalued at each reporting date until they have fully vested. The stock options have been valued using a Black-Scholes pricing model using the following assumptions:

	June 30, 2014 $	December 31, 2013 $	December 31, 2012 $

Dividend rate	0%	0%	0%
Volatility	73% to 76%	73% to 85%	74%
Risk-free rate	1.25%	1.00%	1.25%
Term - years	0.5 to 2.5	1 to 3	2.1

The Company has recognized the following amounts as stock-based compensation expense for the periods noted:

	Six months ended June 30,		Years ended December 31,
	2014	2013	2013	2012
	$	$	$	$

Research and development	144,587	309,136	522,725	196,281
General and administrative	161,578	213,794	580,484	76,313

	306,165	522,930	1,103,209	272,594
F-29

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

Of the total stock option expense for the six months ended June 30, 2014 of $306,165 (June 30, 2013 - $522,930), $300,967 (June 30, 2013 - $211,673) has been recognized as additional paid in capital and $5,198 (June 30, 2013 - $311,257) has been recognized as a stock option liability. Of the total stock option expense for the year ended December 31, 2013 of $1,103,209 (2012 - $272,594) $890,648 (2012 - $272,594) has been recognized as additional paid in capital and $212,561 (2012 - $nil) has been recognized as a stock option liability.

The aggregate intrinsic value of stock options outstanding at June 30, 2014 was $372,454 (December 31, 2013 - $422,910; 2012 - $306,000) and the aggregate intrinsic value of stock options exercisable at June 30, 2o14 was $336,853 (December 31, 2013 - $341,304; 2012 - $172,650). As of June 30, 2014 there was $130,048 in unrecognized compensation expense that will be recognized over the next 2.0 years. No stock options granted under the Plan have been exercised to June 30, 2014. Upon the exercise of stock options new shares will be issued.

A summary of status of the Company’s unvested stock options as of June 30, 2014 under all plans is presented below:

	Number of options	Weighted average exercise price $	Weighted average grant date fair value $

Unvested at December 31, 2011	-	-	-
Granted	1,020,000	0.47	0.30
Vested	(575,500)	0.47	0.30

Unvested at December 31, 2012	444,500	0.47	0.30
Granted	2,340,000	1.15	0.63
Cancelled	(120,000)	0.47	0.30
Vested	(985,129)	1.05	0.58

Unvested at December 31, 2013	1,679,371	1.08	0.59

Forfeited	(52,786)	0.87	0.49
Vested	(890,904)	1.09	0.60

Unvested at June 30, 2014	735,681	0.98	0.54

The aggregate intrinsic value of unvested stock options at June 30, 2014 was $35,601 (December 31, 2013 $81,606; 2012 - $133,350). The unvested stock options have a remaining weighted average contractual term of 9.0 years.

F-30

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

Warrants

	Number of warrants	Amount $

Balance - December 31, 2011	-	-

Warrants issued for patents (i)	500,000	89,432
Warrants issued as unit issue costs (ii)	105,000	14,295
Warrants issued for services (iii)	345,000	49,379

Balance - December 31, 2012	950,000	153,106
Warrants issued as unit issue costs (iv)	5,250,000	6,288,594
Warrants exercised on a cashless basis (v)	(200,000)	(239,600)

Balance - December 31, 2013	6,000,000	6,202,100

Expiry of broker warrants (ii)	(5,000)	(556)
Exercise of broker warrants (ii)	(8,000)	(1,099)

Balance - June 30, 2014	5,987,000	6,200,445

i)
At December 31, 2011, the Company recognized the fair value of the 500,000 contingent Valent warrants (note 5). The contingent warrants were recognized in additional paid in capital at December 31, 2011 and have been reclassified to warrants when the warrants were issued on February 1, 2012. The warrants have an exercise price of CA$0.50 per warrant and expire February 1, 2017.

ii)
The Company has issued broker warrants as finder’s fees in relation to the issuance of certain Units. All of the warrants were issued on March 1, 2012 and have an exercise price of CA$0.50 per warrant. Of the total, 100,000 expire March 1, 2015 and 5,000 expired March 1, 2014. During the six months ended June 30, 2014, 8,000 broker warrants were exercised for proceeds of $3,660 (CA$4,000).

iii)
The Company has issued 345,000 warrants for investor relations services. The warrants were issued on February 1, 2012 and they vest in 12 equal installments over a 12-month period commencing on March 1, 2012. The warrants have an exercise price of CA$0.50 per warrant and expire February 1, 2015.

F-31

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

iv)
As part of the Company’s unit offering the Company has issued 5,250,000 Placement Agent Warrants (note 9 (f)). The Placement Agent Warrants have been recognized as non-cash issue costs and the costs have been allocated to common stock and derivative liability. The portion allocated to additional paid in capital was $4,087,586 and the portion allocated to derivative liability was $2,201,008. The Placement Agent warrants have been valued using a simulated probability valuation model using the following assumptions: dividend rate - 0%, volatility - 104%, risk free rate - 1.0% and a term of five years.

v)	During the year ended December 31, 2013, 200,000 Placement Agent Warrants were exercised on a cashless basis for 123,810 shares of common stock.

The fair value of all of the warrants issued in 2012 and 2011 was based on the fair value of the warrants included as part of the unit issuances completed in 2011 and 2012. The fair value of the warrants issued in 2013 was determined by independent valuation as part of the valuation performed for the Company’s derivative liability (note 8).

Certain of the Company’s warrants have been recognized as a derivative liability (note 8).

The following table summarizes all of the Company’s outstanding warrants as of June 30, 2014:

Description	Number

CA$0.50 warrants (i)	-
Issued as broker warrants (ii)	92,000
Issued for patents (iii)	500,000
Issued for services (iv)	345,000
Investor Warrants (v)	9,195,478
Dividend warrants (vi)	3,250,007
Placement Agent (vii)	5,050,000
Issued for services (viii)	300,000

Closing balance - June 30, 2014	18,732,485

i)	Of the balance of 2,189,000 outstanding at December 31, 2013, 20,000 were exercised for no additional consideration and 2,169,000 expired on January 25, 2014 (note 8).

ii)
The Company has issued broker warrants as finder’s fees in relation to the issuance of certain of the CA$0.50 units issued during the years ended December 31, 2011 and 2012. All of the warrants were issued on March 1, 2012 and have an exercise price of CA$0.50 per warrant. Of the total, 100,000 expire March 1, 2015 and 5,000 expired March 1, 2014. During the six months ended June 30, 2014, 8,000 warrants were exercised for proceeds of $3,660 (CA$0.50).

iii)	The Company issued 500,000 warrants to Valent (note 5). The warrants have an exercise price of CA$0.50 per warrant and expire February 1, 2017.

F-32

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

iv)
The Company has issued 345,000 warrants for investor relations services. The warrants were issued on February 1, 2012 and they vested in 12 equal installments over a 12-month period commencing on March 1, 2012. The warrants have an exercise price of CA$0.50 per warrant and expire February 1, 2015.

v)
The Investor Warrants were issued as part of the Company’s $0.80 unit offering. They were issued in tranches on January 25, 2013, January 31, 2013, February 8, 2013, February 21, 2013, February 28, 2013, March 1, 2013, and March 6, 2013 respectively (note 9 (f)). Of the initial number issued of 13,125,002, 277,313 have been exercised at $0.80, 3,652,211 have been exercised at $0.65 and the remaining balances of 9,195,478 were the subject of a tender offer (note 8).

vi)	The Dividend Warrants are exercisable at $1.25 per warrant until January 24, 2018.

vii)	The Placement Agent Warrants are exercisable at $0.80 per warrant until March 6, 2018 but can be exercised on a cashless basis. The Placement Agent Warrants were all issued on March 6, 2013.

viii)	The warrants are exercisable on a cashless basis at a price of $1.76 per warrant until September 12, 2018.

10	Related party transactions

During the six months ended June 30, 2014

The Company paid total cash compensation to its officers of $192,000.

Included in accounts payable and accrued liabilities at June 30, 2014 is an aggregate amount owing of $54,960 to the Company’s officers and directors for fees and expenses. The Company pays related party payables incurred for fees and expenses under normal commercial terms.

The Company also has a loan payable of $276,439, including aggregate accrued interest of $26,439, due to Valent (note 5). The Company accrued $4,067 on this during the six months ended June 30, 2014. One of the directors and officers of the Company is also a Principal of Valent. As a result of the Company not expecting to repay Valent within the next twelve months, the balance of the loan and accrued interest has been disclosed as a long-term liability.

The Company recorded $48,500 in directors’ fees.

During the six months ended June 30, 2013

The Company paid total cash compensation to its officers of $220,704.

The Company accrued $3,947 on its loan payable to Valent.

F-33

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

On January 25, 2013, in connection with the Reverse Acquisition (note 4), the Company issued to Valent 1,150,000 shares of common stock in exchange for Valent reducing certain future royalties under the Assignment Agreement (note 9(g)). As a result of the share issuance, the Company has recognized an expense of $598,000 for the six months ended June 30, 2013.

The Company recognized $15,000 in directors’ fees.

During the year ended December 31, 2013

The Company paid total cash compensation to its officers of $454,549.

Included in accounts payable and accrued liabilities at December 31, 2013 is an aggregate amount owing of $65,023 to the Company’s officers and directors for fees and expenses. The Company pays related party payables incurred for fees and expenses under normal commercial terms.

Included in related party payables at December 31, 2013 is an amount of $44,007 relating to clinical development costs incurred by Valent on behalf of the Company. Additionally, the Company also has a loan payable of $272,372, including accrued interest of $22,372, due to Valent (note 4). One of the directors and officers of the Company is also a Principal of Valent. As a result of the Company not expecting to repay Valent within the next twelve months, the balance of the loan and accrued interest has been disclosed as a long-term liability.

On January 25, 2013, in connection with the Reverse Acquisition (note 4), the Company issued to Valent 1,150,000 shares of common stock in exchange for Valent reducing certain future royalties under the Assignment Agreement (note 9(g)). As a result of the share issuance the Company has recognized an expense of $598,000 for the year ended December 31, 2013.

The Company granted an aggregate 1,410,000 stock options at an exercise price of $1.05 to its officers and directors (note 9).

The Company recognized $44,333 in directors’ fees.

During the year ended December 31, 2012

Pursuant to consulting agreements with the Company’s officers and directors the Company paid a total of $27,022 (CA$27,000) per month to its officers and directors during the year. Under two of these agreements the directors have elected to receive a portion of their aggregate compensation in the form of units. The Company issued 360,000 units for a total amount of $180,144. The units issued relate to an amount of $15,012 (CA$15,000) per month from January to December 2012 inclusive. All of the units were issued in February 2012. The Company has recognized $180,144 in services for the year ended December 31, 2012. Of the $180,144, $60,389 has been recognized as general and administrative and $119,755 has been recognized as research and development.

F-34

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

Additionally, under the consulting agreements the Company has paid its officers and directors cash compensation totaling an aggregate $12,006 (CA$12,000) per month. An amount of $144,072 (CA$144,000) has been paid in cash to the two individuals for the year ended December 31, 2012.

Included in related party payables at December 31, 2012 is an aggregate amount owing of $133,658 to the Company’s directors in relation to their respective consulting agreements and for reimbursable expenses.

Also included in related party payables December 31, 2012 is an amount of $314,119 relating to clinical development costs incurred by Valent on behalf of the Company. On April 30, 2012, Valent was issued 500,000 common shares for partial settlement of the Company’s accounts payable balance with Valent. The total settlement amount was $253,050. Additionally, the Company has a loan payable, including accrued interest, of $264,352 due to Valent (note 5).

Through a Company owned by one of the Company’s directors, a $25,000 retainer was paid pursuant to the unit financing completed by the Company (note 9). The $25,000 is included in accounts payable and accrued liabilities at December 31, 2012.

The Company granted an aggregate 450,000 stock options at an exercise price of $0.47 (CA$0.50) to its directors (note 9).

The Company transferred a total of 1,390,625 shares from the DelMar Employee Share Purchase Trust to the Company’s directors (note 9).

11	Current and future income taxes

The Company has the following non-capital losses available to reduce taxable income of future years:

Expiry date	$

2029	70,637
2030	1,131,510
2031	1,229,147
2033	4,121,312
2034	2,398,163
F-35

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

Significant components of the Company’s future tax assets are shown below:

	June 30, 2014 $	December 31, 2013 $	December 31, 2012 $

Non-capital losses carried forward	2,686,530	1,822,341	323,910
Financing costs	7,737	4,115	4,302
Scientific research and development	144,235	121,490	11,193

	2,838,502	1,947,946	339,405
Valuation allowance	(2,838,502)	(1,947,946)	(339,405)

Net future tax assets	-	-	-

The income tax benefit of these tax attributes has not been recorded in these consolidated financial statements because of the uncertainty of their recovery.

The Company’s effective income tax rate differs from the statutory income tax rate of 34% (2013 - 34%; 2012 - 34%).

The differences arise from the following items:

	June 30, 2014 $	December 31, 2013 $	December 31, 2012 $

Tax recovery at statutory income tax rates	(989,430)	(2,818,834)	(324,049)
Permanent differences	110,113	979,359	133,365
Effect of rate differentials between jurisdictions	149,219	320,965	-
Other	(8,713)	-	13,087
Effect of tax rate changes on future taxes	-	(305,647)	-
Change in valuation allowance	738,811	1,824,157	177,597

	-	-	-

12	Commitments and contingencies

Office lease

The Company currently rents its offices pursuant to a one-year lease that commenced on November 1, 2013 at a rate of $2,185 (CA$2,325) per month. During the six month period ended June 30, 2014, the Company recorded $12,867 as rent expense (June 30, 2013 - $13,659). During the year ended December 31, 2013, the Company recorded $22,323 as rent expense (2012 - $12,699; 2011 - $480).

F-36

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

13	Financial risk management

Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices will affect the Company’s income or valuation of its financial instruments.

The Company is exposed to financial risk related to fluctuation of foreign exchange rates. Foreign currency risk is limited to the portion of the Company’s business transactions denominated in currencies other than the United Sates dollar, primarily general and administrative expenses incurred in Canadian dollars. The Company believes that the results of operations, financial position and cash flows would be affected by a sudden change in foreign exchange rates, but would not impair or enhance its ability to pay its Canadian dollar accounts payable. The Company manages foreign exchange risk by converting its US$ to CA$ as needed. The Company maintains the majority of its cash in US$. As at June 30, 2014, Canadian dollar denominated accounts payable and accrued liabilities exposure in US$ totaled $128,164.

a)	Foreign exchange risk

Foreign exchange risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates. If foreign exchange rates were to fluctuate within +/-10% of the closing rate at year-end, the maximum exposure is $12,816.

Balances in foreign currencies at June 30, 2014, December 31, 2013 and 2012 are as follows:

	June 30, 2014 balances CA$	December 31, 2013 balances CA$	December 31, 2012 balances CA$

Trade payables	136,825	95,835	359,088
Cash	65,513	75,474	17,873

b)	Interest rate risk

The Company is subject to interest rate risk on its cash and cash equivalents and believes that the results of operations, financial position and cash flows would not be significantly affected by a sudden change in market interest rates relative to the investment interest rates due to the short-term nature of the investments. As at June 30, 2014, cash and cash equivalents held in Canadian dollar accounts or short-term investments were $61,366. The Company’s cash balance currently earns interest at standard bank rates. If interest rates were to fluctuate within +/-10% of the closing rate at year end the impact of the Company’s interest bearing accounts will be insignificant.

The only financial instruments that expose the Company to interest rate risk are its cash and cash equivalents.

F-37

DelMar Pharmaceuticals, Inc.
Notes to Consolidated Financial Statements
June 30, 2014

(in US dollars unless otherwise noted)

Liquidity risk

Liquidity risk (note 2) is the risk that the Company will encounter difficulty in raising funds to meet cash flow requirements associated with financial instruments. The recent problems in the global credit markets have resulted in a drastic reduction in the ability of companies to raise capital through the public markets. See note 2 Liquidity risk, for additional comments. The Company continues to manage its liquidity risk based on the outflows experienced for the period ended June 30, 2014 and is undertaking efforts to conserve cash resources wherever possible. The maximum exposure of the Company’s liquidity risk is $576,305 at June 30, 2014.

Credit risk

Credit risk arises from cash and cash equivalents, deposits with banks and financial institutions, as well as outstanding receivables. The Company limits its exposure to credit risk, with respect to cash and cash equivalents, by placing them with high quality credit financial institutions. The Company’s cash equivalents consist primarily of operating funds with commercial banks. Of the amounts with financial institutions on deposit, the following table summarizes the amounts at risk should the financial institutions with which the deposits are held cease trading:

The maximum exposure of the Company’s credit risk is $9,572 at June 30, 2014.

Cash and cash equivalents $	Insured amount $	Non-insured amount $

4,759,711	61,366	4,698,345

Concentration of credit risk

Financial instruments that subject the Company to credit risk consist primarily of cash and cash equivalents.

The Company places its cash and cash equivalents in accredited financial institutions and therefore the Company’s management believes these funds are subject to minimal credit risk. The Company has no significant off-balance sheet concentrations of credit risk such as foreign currency exchange contracts, option contracts or other hedging arrangements.

14	Subsequent events

Subsequent to June 30, 2014, 92,000 broker warrants exercisable at a price of CDN $0.50 per warrant were cancelled.

F-38

DelMar Pharmaceuticals, Inc.

Consolidated Condensed Interim Financial Statements

(Unaudited)

For the six months ended December 31, 2014

(expressed in US dollars unless otherwise noted)

F-39

DelMar Pharmaceuticals, Inc.

Consolidated Condensed Interim Balance Sheets

(Unaudited)

(expressed in US dollars unless otherwise noted)

	Note	December 31, 2014 $	June 30, 2014 $

Assets

Current assets
Cash and cash equivalents		3,958,439	4,759,711
Taxes and other receivables		14,082	9,572
Prepaid expenses		155,857	234,627

		4,128,378	5,003,910

Liabilities

Current liabilities
Accounts payable and accrued liabilities		256,527	244,906
Related party payables	4	37,659	54,960

		294,186	299,866

Loan payable to Valent	3	-	276,439

Stock option liability	6	180,350	217,759

Derivative liability	5	1,567,291	3,329,367

		2,041,827	4,123,431

Stockholders’ Equity

Preferred stock
Authorized
5,000,000 shares, $0.001 par value
Issued and outstanding
278,530 Series A shares at December 31, 2014
(June 30, 2014 - none)	3	278,530	-
1 special voting share at December 31, 2014
(June 30, 2014 - 1)	6	-	-

Common stock
Authorized
200,000,000 shares, $0.001 par value
Issued and outstanding
38,580,306 at December 31, 2014 (June 30, 2014 – 35,992,343)	6	38,580	35,992

Additional paid-in capital	6	16,625,081	13,286,278

Warrants	6	6,187,805	6,200,445

Accumulated deficit		(21,064,623)	(18,663,414)

Accumulated other comprehensive income		21,178	21,178

		2,086,551	880,479

		4,128,378	5,003,910

Nature of operations and liquidity risk (note 1)

Subsequent event (note 8)

F-40

DelMar Pharmaceuticals, Inc.

Consolidated Condensed Interim Statement of Loss and Comprehensive Loss

(Unaudited)

(expressed in US dollars unless otherwise noted)

	Note	Three months ended December 31, 2014 $	Three months ended December 31, 2013 $	Six months ended December 31, 2014 $	Six months ended December 31, 2013 $

Expenses
Research and development		612,169	566,060	1,283,796	1,126,295
General and administrative		656,229	636,182	1,101,229	1,377,550

		1,268,398	1,202,242	2,385,025	2,503,845

Other (income) loss
Change in fair value of derivative liability	5	(435,200)	(372,487)	(66,606)	(8,466,826)
Change in fair value of derivative liability due to change in warrant terms	5	143,532	-	(23,658)	-
Loss on exchange of warrants	5	92,843	-	92,843	-
Foreign exchange loss		7,295	34,797	9,686	31,963
Interest expense		-	2,044	2,091	4,073
Interest income		(109)	(620)	(261)	(1,311)

		(191,639)	(336,266)	14,095	(8,432,101)

Net and comprehensive loss (income) for the period		1,076,759	865,976	2,399,120	(5,928,256)

Basic loss (income) per share		0.03	0.03	0.06	(0.19)
Diluted loss (income) per share		0.03	0.03	0.06	0.00

Basic weighted average number of shares		37,798,183	31,523,732	37,125,074	31,477,137
Diluted weighted average number of shares		37,798,183	31,523,732	37,125,074	41,742,401

F-41

DelMar Pharmaceuticals, Inc.

Consolidated Condensed Interim Statement of Cash Flows

(Unaudited)

(expressed in US dollars unless otherwise noted)

	Six months ended December 31,
	2014 $	2013 $

Cash flows from operating activities
(Loss) income for the period	(2,399,120)	5,928,256
Items not affecting cash
Accrued interest	2,091	4,073
Change in fair value of derivative liability	(66,606)	(8,466,826)
Change in fair value of derivative liability due to change in warrant terms	(23,658)	-
Loss on exchange of warrants	92,843	-
Warrants issued for services	-	124,020
Share-based compensation	260,510	626,279

	(2,133,940)	(1,784,198)
Changes in non-cash working capital
Taxes and other receivables	(4,510)	5,832
Prepaid expenses	78,770	50,379
Accounts payable and accrued liabilities	11,621	(290,770)
Related party payables	(17,301)	(127,432)

	68,580	(361,991)

	(2,065,360)	(2,146,189)
Cash flows from financing activities
Net proceeds from the exercise of warrants	1,266,177	-
Series A preferred stock dividend	(2,089)	-

	1,264,088	-

Increase in cash and cash equivalents	(801,272)	(2,146,189)
Cash and cash equivalents - beginning of period	4,759,711	6,282,992

Cash and cash equivalents - end of period	3,958,439	4,136,803

Supplementary information
Issuance of preferred shares for the settlement of the loan payable to Valent (note 3)	278,530	-
Reclassification of derivative liability to equity upon the exercise of Investor Warrants (note 5)	391,422	-
Reclassification of derivative liability to equity upon the exchange of Investor Warrants (note 5)	305,112	-
Reclassification of derivative liability to equity upon the amendment of Dividend Warrants (note 5)	975,278	-
Reclassification of stock option liability upon the forfeiture of stock options (note 6)	38,038	-

F-42

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

December 31, 2014

(expressed in US dollars unless otherwise noted)

1	Nature of operations and liquidity risk

 Nature of operations

DelMar Pharmaceuticals, Inc. (the “Company”) is a Nevada corporation formed on June 24, 2009 under the name Berry Only, Inc. Prior to a reverse acquisition undertaken on January 25, 2013 Berry did not have any significant assets or operations. The Company is the parent company of Del Mar Pharmaceuticals (BC) Ltd. (“DelMar (BC)”), a British Columbia, Canada corporation incorporated on April 6, 2010, which is an early stage company with a focus on the development of drugs for the treatment of cancer. The Company is also the parent company of 0959454 B.C. Ltd., a British Columbia corporation (“Callco”), and 0959456 B.C. Ltd., a British Columbia corporation (“Exchangeco”). Callco and Exchangeco were formed to facilitate the reverse acquisition.

Pursuant to the reverse acquisition, the Company acquired (either directly or indirectly (through Exchangeco)) all of the issued and outstanding shares of DelMar (BC) on January 25, 2013. As a result of the shareholders of DelMar (BC) owning a controlling interest in the Company subsequent to the reverse acquisition, for accounting purposes the transaction is a capital transaction with DelMar (BC) being the accounting acquirer even though the legal acquirer is Berry. Therefore, the historic financial statements of DelMar (BC) are presented as the comparative balances for the periods prior to the reverse acquisition.

References to the Company, “we”, “us”, and “our” refer to the Company and its wholly-owned subsidiaries, DelMar (BC), Callco and Exchangeco. References to Berry relate to the Company prior to the reverse acquisition.

The Company is focused on the discovery and development of new medicines with the potential to treat cancer patients who have failed modern targeted or biologic therapy. The Company has initiated a clinical trial with its drug candidate VAL-083 for the treatment of refractory glioblastoma multiforme (“GBM”). The Phase I/II study is an open-label, single arm dose-escalation study designed to evaluate the safety, tolerability, pharmacokinetics and anti-tumor activity of VAL-083 in patients with histologically confirmed initial diagnosis of primary WHO Grade IV malignant glioma, now recurrent. Patients with prior low-grade glioma or anaplastic glioma are eligible to participate in the study, if histologic assessment of their condition demonstrates transformation to GBM.

The address of the Company’s administrative offices is Suite 720 - 999 West Broadway, Vancouver, British Columbia, V5Z 1K5 with clinical operations located at 3485 Edison Way, Suite R, Menlo Park, California, 94025.

F-43

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

December 31, 2014

(expressed in US dollars unless otherwise noted)

Liquidity risk

For the six-month period ended December 31, 2014, the Company reported a loss of $2,399,120 and an accumulated deficit of $21,064,623 at that date. As at December 31, 2014, the Company had cash and cash equivalents on hand of $3,958,439. The Company does not have the prospect of achieving revenues in the near future and the Company will require additional funding to maintain its research and development projects and for general operations. There is a great degree of uncertainty with respect to the expenses the Company will incur in executing its business plan. In addition, the Company has not begun to commercialize or generate revenues from any product candidate.

Consequently, management is pursuing various financing alternatives to fund the Company’s operations so it can continue as a going concern (note 5) in the medium to longer term. During the six months ended December 31, 2014 the Company received an aggregate $1,266,177 in net proceeds from the exercise of 1,986,074 warrants. We believe, based on our current estimates, that we will be able to fund our operations until at least the end of first quarter of calendar 2016.

There is no assurance that our cost estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding. The ability of the Company to meet its obligations and continue the research and development of its product candidate is dependent on its ability to continue to raise adequate financing. There can be no assurance that such financing will be available to the Company in the amount required at any time or for any period or, if available, that it can be obtained on terms satisfactory to the Company. The Company may tailor its drug candidate program based on the amount of funding the Company raises.

2	Significant accounting policies

Basis of presentation

The consolidated condensed interim financial statements of the Company have been prepared in accordance with United States Generally Accepted Accounting Principles (“U.S. GAAP”) and are presented in United States dollars. The Company’s functional currency is the United States dollar.

In the quarter ended March 31, 2013, the Company’s functional currency changed from Canadian dollars to United States dollars as a result of various objective factors. Therefore translation of goods and services in a foreign currency are re-measured to the functional currency of the Company with gains and losses on re-measurement recorded in the consolidated condensed interim statement of loss. Any gains and losses that were previously recorded in accumulated other comprehensive income are unchanged from the date of the change of functional currency which was January 1, 2013.

F-44

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

December 31, 2014

(expressed in US dollars unless otherwise noted)

The accompanying consolidated condensed interim financial statements include the accounts of the Company and its wholly-owned subsidiaries, DelMar BC, Callco, and Exchangeco. All intercompany balances and transactions have been eliminated.

The principal accounting policies applied in the preparation of these financial statements are set out below and have been consistently applied to all periods presented.

Unaudited interim financial data

The accompanying unaudited December 31, 2014 consolidated condensed interim balance sheet, the consolidated condensed interim statements of loss and comprehensive loss for the three and six months ended December 31, 2014 and 2013, and consolidated condensed cash flows for the six months ended December 31, 2014 and 2013, and the related interim information contained within the notes to the consolidated condensed interim financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all of the information and the notes required by U.S. GAAP for complete financial statements. These consolidated condensed interim financial statements should read in conjunction with the audited financial statements of the Company as at June 30, 2014 and December 31, 2013 filed in our Form 10-KT filed with the Securities and Exchange Commission on August 28, 2014. In the opinion of management, the unaudited consolidated condensed interim financial statements reflect all adjustments, consisting of normal and recurring adjustments, necessary for the fair statement of the Company’s financial position at December 31, 2014 and results of its operations for the three and six months ended December 31, 2014 and 2013, and its cash flows for the six months ended December 31, 2014 and 2013. The results for three and six months ended December 31, 2014 are not necessarily indicative of the results to be expected for the fiscal year ending June 30, 2015 or for any other future annual or interim period.

Use of estimates

The preparation of consolidated condensed interim financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions about future events that affect the reported amounts of assets, liabilities, expenses, contingent assets and contingent liabilities as at the end or during the reporting period. Actual results could significantly differ from those estimates. Significant areas requiring management to make estimates include the derivative liability and the valuation of equity instruments, including stock options, issued for services. We have updated our estimates and models for the issuance of any new awards issued during the period.

Loss per share

Loss per share is calculated based on the weighted average number of common shares outstanding. For the three and six month periods ended December 31, 2014 and for the three months ended December 31, 2013 diluted loss per share does not differ from basic loss per share since the effect of the Company’s warrants and stock options are anti-dilutive. At December 31, 2014, potential common shares of 15,409,745 (December 31, 2013 – 24,864,009) relating to warrants and 3,415,000 (December 31, 2013 – 3,240,000) relating to stock options were excluded from the calculation of net loss per common share because their inclusion would be anti-dilutive.

F-45

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

December 31, 2014

(expressed in US dollars unless otherwise noted)

For the six months ended December 31, 2013 diluted income per share has also been presented.  Diluted income per share is calculated using the treasury stock method which uses the weighted average number of common shares outstanding during the period and also includes the dilutive effect of potentially issuable common shares from outstanding stock options and warrants.

Recent accounting pronouncements

The Company reviews new accounting standards as issued. The accounting pronouncements issued subsequent to the date of these financial statements that were considered significant by management were evaluated for the potential effect on these financial statements. Management does not believe any of the subsequent pronouncements will have a material effect on these financial statements as presented and does not anticipate the need for any future restatement of these financial statements because of the retro-active application of any accounting pronouncements issued subsequent to December 31, 2014 through the date these financial statements were issued.

Accounting Standards Update (“ASU”) 2014-15 - Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern

The objective of the guidance is to require management to explicitly assess an entity's ability to continue as a going concern, and to provide related footnote disclosures in certain circumstances. In connection with each annual and interim period, management will assess if there is substantial doubt about an entity's ability to continue as a going concern within one year after the issuance date of an entity’s financial statements. The new standard defines substantial doubt and provides examples of indicators thereof. The definition of substantial doubt incorporates a likelihood threshold of "probable" similar to the current use of that term in U.S. GAAP for loss contingencies. The new standard will be effective for all entities in the first annual period ending after December 15, 2016 (December 31, 2016 for calendar year-end entities). Earlier application is permitted. The Company is currently assessing this standard for its impact on future reporting periods.

3	Valent Technologies LLC agreement

On September 30, 2014, the Company entered into an exchange agreement (the “Exchange Agreement”) with Valent Technologies, LLC (“Valent”), an entity owned by Dr. Dennis Brown, the Company’s Chief Scientific Officer and director, and DelMar (BC). Pursuant to the Exchange Agreement, Valent exchanged its loan payable in the outstanding amount of $278,530 (including aggregate accrued interest to September 30, 2014 of $28,530), issued to Valent by DelMar (BC), for 278,530 shares of the Company’s Series A Preferred Stock.

Effective September 30, 2014, the Company filed a Certificate of Designation of Series A Preferred Stock (the “Series A Certificate of Designation”) with the Secretary of State of Nevada. Pursuant to the Series A Certificate of Designation, the Company designated 278,530 shares of preferred stock as Series A Preferred Stock. The shares of Series A Preferred Stock have a stated value of $1.00 per share and are not convertible into common stock. The holder of the Series A Preferred Stock will be entitled to dividends at the rate of 3% of the Stated Value per year, payable quarterly in arrears. Upon any liquidation of the Company, the holder of the Series A Preferred Stock will be entitled to be paid, out of any assets of the Company available for distribution to stockholders, the Stated Value of the shares of Series A Preferred Stock held by such holder, plus any accrued but unpaid dividends thereon, prior to any payments being made with respect to the common stock.

F-46

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

December 31, 2014

(expressed in US dollars unless otherwise noted)

For the three months ended December 31, 2014, the Company accrued $2,089 related to the dividend payable to Valent. The dividend has been recorded as a direct increase in accumulated deficit and was paid subsequent to December 31, 2014. For the three months ended December 31, 2013 the Company accrued $2,044 in interest on its loan payable with Valent.

For the six months ended December 31, 2014, the Company accrued $2,089 related to the dividend payable to Valent and $2,091 related to interest from June 30, 2014 to September 30, 2014 when the loan was converted to preferred shares. The dividend of $2,089 has been recorded as a direct increase in accumulated deficit while the $2,091 has been recorded as interest expense. For the six months ended December 31, 2013 the Company accrued $4,073 in interest expense on its loan payable with Valent.

4	Related party transactions

During the six months ended December 31, 2014

Effective September 30, 2014, the Company entered into and closed an agreement with Valent to exchange its loan with Valent for 278,530 shares of preferred stock of the Company (note 3).

Pursuant to consulting agreements with the Company’s officers the Company recognized a total of $265,000 in compensation expense for the six months ended December 31, 2014.

Included in accounts payable at December 31, 2014 is an aggregate amount of $37,659 (June 30, 2014 - $54,960) owed to the Company’s officers and directors for fees and expenses. The Company pays related party payables incurred for fees and expenses under normal commercial terms.

The Company recognized $48,500 in directors’ fees during the six months ended December 31, 2014.

During the six months ended December 31, 2013

Pursuant to consulting agreements with the Company’s officers the Company recognized a total of $215,000 in compensation expense for the six months ended December 31, 2013.

The Company recognized $29,333 in directors’ fees during the six months ended December 31, 2013.

5	Derivative liability

The Company has issued common stock purchase warrants. Based on the terms of certain of these warrants the Company determined that the warrants were a derivative liability which is recognized at fair value at the date of the transaction and re-measured at fair value each reporting period with the changes in fair value recorded in the consolidated condensed statement of loss and comprehensive loss.

F-47

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

December 31, 2014

(expressed in US dollars unless otherwise noted)

Investor Warrants

Tender offer – Investor Warrant exercise price reduction

On June 9, 2014, as amended on June 26, 2014, July 10, 2014, and July 29, 2014, the Company filed a tender offer statement with the Securities and Exchange Commission with respect to certain warrants to purchase common stock of the Company issued to investors (the “Investor Warrants”) to provide the holders thereof with the opportunity to amend and exercise their warrants, upon the terms and subject to the conditions set forth in the Company’s tender offer statement. Pursuant to the tender offer, the Company offered to amend Investor Warrants to purchase an aggregate of 9,195,478 shares of common stock (the “Offer to Amend and Exercise”). There was no minimum participation requirement with respect to the Offer to Amend and Exercise.

Pursuant to the Offer to Amend and Exercise, the Investor Warrants subject to the tender offer were amended (the “Amended Warrants”) to: (i) reduce the exercise price of the Investor Warrants from $0.80 per share to $0.65 per share of common stock in cash, (ii) shorten the exercise period of the Investor Warrants so that they expire concurrently with the expiration of the Offer to Amend and Exercise at 5:00 p.m. (Pacific Time) on August 8, 2014, as may be extended by the Company in its sole discretion (“Expiration Date”), (iii) delete the price-based anti-dilution provisions contained in the Investor Warrants, (iv) restrict the ability of the holder of shares issuable upon exercise of the Amended Warrants to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any of such shares without the prior written consent of the Company for a period of time twenty (20) days after the Expiration Date (the “ Lock-Up Period ”); and (v) provide that a holder, acting alone or with others, will agree not to effect any purchases or sales of any securities of the Company in any “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, or any type of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) or similar arrangements, or sales or other transactions through non-U.S. broker dealers or foreign regulated brokers through the expiration of the Lock-Up Period.

Upon the expiration of the Offer to Amend and Exercise on August 8, 2014, 762,227 Amended Warrants were exercised for net proceeds of $470,676 after payment by the Company of a 5% warrant agent fee of $24,772.

Investor Warrant exercises

In addition, during the six months ended December 31, 2014, 1,223,847 Investor Warrants were exercised at $0.65 per warrant for 1,223,847 shares of common stock. The Company received proceeds of $795,501 from these exercises.

All Investor Warrants that have been exercised during the period, including those exercised under the tender offer, were revalued at their respective exercise dates and then a reclassification to equity was recorded. As a result of all of the Investor Warrant exercises, for the six months ended December 31, 2014 an aggregate $391,422 of the derivative liability has been reclassified to equity.

To date, including Investor Warrants exercised prior to June 30, 2014, a total of 5,195,598 Investor Warrants have been exercised for cash for total gross proceeds of $3,886,736.

F-48

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

December 31, 2014

(expressed in US dollars unless otherwise noted)

Investor Warrant exchange

On December 31, 2014, the Company issued 414,889 shares of common stock in exchange for 1,244,666 Investor Warrants. The Investor Warrants that have been exchanged were revalued at their exchange date and then a reclassification to equity was recorded. The reclassification to equity upon the exchange was $305,112. The Company recognized a loss of $92,843 at the time of the exchange.

The remaining 5,964,738 Investor Warrants outstanding at December 31 , 2014 have been re-valued at December 31, 2014 using a simulated probability valuation model using the following assumptions: dividend rate - 0%, volatility - 73%, risk free rate – 1.34% and a term of approximately 3.0 years.

All 5,964,738 Investor Warrants outstanding at December 31, 2014 have an exercise price of $0.80.

Dividend Warrants

In connection with the reverse acquisition, effective January 24, 2013, the Company effected a warrant dividend (the “Warrant Dividend”) pursuant to which the Company issued one five-year warrant to purchase one share of common stock at an exercise price of $1.25 for each outstanding share of common stock (the “Dividend Warrants”). Pursuant to the Warrant Dividend, the Company issued an aggregate of 3,250,007 Dividend Warrants.

On October 31, 2014, the Company and all of its Dividend Warrant holders entered into amendments to the Dividend Warrants such that the Company’s redemption rights and certain provisions of the Dividend Warrant agreements relating to potential cash settlement of the Dividend Warrants were removed. The Dividend Warrants were revalued to the date of the amendment on October 31, 2014 which resulted in a reclassification to equity of $975,278.

Warrants issued for services

The Company has issued 300,000 warrants for services. The warrants were issued on September 12, 2013 and are exercisable on a cashless basis at an exercise price of $1.76 for five years. The warrants have been measured at December 31, 2014 using a simulated probability valuation model using the following assumptions: dividend rate - 0%, volatility - 74%, risk free rate – 1.49% and a term of approximately 3.5 years.

F-49

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

December 31, 2014

(expressed in US dollars unless otherwise noted)

The Company’s derivative liability is summarized as follows:

	December 31, 2014 $	June 30, 2014 $

Opening balance	3,329,367	4,402,306

Change in fair value of warrants	(66,606)	166,388
Change in fair value due to change in warrant terms	(23,658)	(111,179)
Reclassification to equity upon amendment of warrants	(975,278)	-
Reclassification to equity upon exchange of warrants	(305,112)	-
Reclassification to equity upon exercise of warrants	(391,422)	(1,128,148)

Closing balance	1,567,291	3,329,367

6	Stockholders’ equity

Preferred stock

Authorized

5,000,000 preferred shares, $0.001 par value

Issued and outstanding

Special voting shares – at December 31 and June 30, 2014 – 1

Series A shares – at December 31, 2014 – 278,530 (June 30, 2014 – none)

Effective September 30, 2014 pursuant to the Company’s Exchange Agreement with Valent (note 3), the Company filed the Series A Certificate of Designation with the Secretary of State of Nevada. Pursuant to the Series A Certificate of Designation, the Company designated 278,530 shares of preferred stock as Series A Preferred Stock. The shares of Series A Preferred Stock have a stated value of $1.00 per share and are not convertible into common stock. The holder of the Series A Preferred Stock will be entitled to dividends at the rate of 3% of the Stated Value per year, payable quarterly in arrears. Upon any liquidation of the Company, the holder of the Series A Preferred Stock will be entitled to be paid, out of any assets of the Company available for distribution to stockholders, the Stated Value of the shares of Series A Preferred Stock held by such holder, plus any accrued but unpaid dividends thereon, prior to any payments being made with respect to the common stock.

Common stock

Authorized

200,000,000 common shares, $0.001 par value

Issued and outstanding

December 31, 2014 – 38,580,306 (June 30, 2014 – 35,992,343)

F-50

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

December 31, 2014

(expressed in US dollars unless otherwise noted)

The issued and outstanding common shares at December 31, 2014 include 4,256,042 shares of common stock on an as-exchanged basis with respect to the shares of Exchangeco that can be exchanged for shares of common stock of the Company.

	Shares of common stock outstanding	Common stock	Additional paid-in capital	Warrants

Balance – June 30, 2014	35,992,343	35,992	13,286,278	6,200,445

Exercise of Investor Warrants – net of issue costs	1,986,074	1,986	1,264,191	-
Reclassification of derivative liability to equity on exercise of warrants	-	-	391.422	-
Shares issued upon warrant exchange	414,889	415	397,540	-
Reclassification of derivative liability to equity on amendment of warrant terms	-	-	975,278	-
Shares issued for services	187,000	187	181,000	-
Expiration of Broker Warrants	-	-	12,640	(12,640)
Reclassification of stock option liability upon forfeiture of stock options	-	-	38,038	-
Stock-based compensation	-	-	78,694	-

Balance – December 31, 2014	38,580,306	38,580	16,625,081	6,187,805

a)	Expiration of Broker Warrants

During the six months ended December 31, 2014 92,000 warrants issued for certain broker services (“Broker Warrants”) exercisable at a price of CDN $0.50 per warrant expired.

F-51

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

December 31, 2014

(expressed in US dollars unless otherwise noted)

Stock Options

The following table sets forth the options outstanding:

	Number of stock options outstanding	Weighted average exercise price $

Balance – June 30, 2014	3,187,214	0.96
Issued	300,000	1.00
Forfeited	(72,214)	0.58
Balance – December 31, 2014	3,415,000	0.97

The following table summarizes stock options currently outstanding and exercisable at December 31, 2014:

Exercise price $	Number outstanding at December 31, 2014	Weighted average remaining contractual life (years)	Weighted average exercise price $	Number exercisable at December 31, 2014	Exercise price $

0.43	825,000	7.12	0.43	803,417	0.45
1.00	300,000	4.75	1.00	50,000	1.00
1.05	1,990,000	8.62	1.05	1,616,889	1.05
1.54	180,000	8.25	1.54	180,000	1.54
2.30	120,000	8.42	2.30	120,000	2.30
	3,415,000		0.97	2,770,306	0.96

Included in the number of stock options outstanding are 825,000 stock options granted at an exercise price of CDN $0.50. The exercise prices shown in the above table have been converted to $0.43 USD using the period ending closing exchange rate. Certain stock options have been granted to non-employees and will be revalued at each reporting date until they have fully vested. The stock options have been re-valued using a Black-Scholes pricing model using the following assumptions:

December 31, 2014

Dividend rate	0%
Volatility	73.8% to 91.9%
Risk-free rate	1.25%
Term - years	0.25 to 2.0

F-52

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

December 31, 2014

(expressed in US dollars unless otherwise noted)

The Company has recognized the following amounts as stock-based compensation expense for the periods noted:

	Three months ended December 31,		Six months ended December 31,
	2014 $	2013 $	2014 $	2013 $

Research and development	(8,077)	163,514	13,056	213,589
General and administrative	38,460	176,889	66,267	366,690

	30,383	340,403	79,323	580,279

Of the total stock option expense of $79,323 (December 31, 2013 - $580,279) for the six months ended December 31, 2014, $78,694 (December 31, 2013 - $678,975) has been recognized as additional paid in capital and $629 (December 31, 2013 – a reduction of $(98,696)) has been recognized as a stock option liability. The aggregate intrinsic value of stock options outstanding at December 31, 2014 was $312,675 (December 31, 2013 - $422,910) and the aggregate intrinsic value of stock options exercisable at December 31, 2014 was $304,495 (December 31, 2013 - $341,304). As of December 31, 2014 there was $80,089 in unrecognized compensation expense that will be recognized over the next 1.50 years. No stock options granted under the Plan have been exercised to December 31, 2014. Upon the exercise of stock options new shares will be issued.

A summary of the status of the Company’s unvested stock options under all plans is presented below:

	Number of Options	Weighted average exercise price $	Weighted average grant date fair value $

Unvested at June 30, 2014	735,681	0.98	0.54
Issued	300,000	1.00	0.25
Vested	(318,773)	1.03	0.57
Forfeited	(72,214)	0.58	0.36

Unvested at December 31, 2014	644,694	1.01	0.63

Certain of the Company’s warrants have been recognized as a derivative liability (note 5). The following table summarizes all of the Company’s outstanding warrants as of December 31, 2014:

Description	Number

Balance – June 30, 2014	18,732,485
Broker Warrants (i)	(92,000)
Investor Warrants exercised (ii)	(1,986,074)
Investor Warrants exchanged (iii)	(1,244,666)

Balance - December 31, 2014	15,409,745

F-53

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

December 31, 2014

(expressed in US dollars unless otherwise noted)

i)	During the six months ended December 31, 2014, 92,000 Broker Warrants expired.
ii)	During the six months ended December 31, 2014, 1,986,074 Investor Warrants were exercised for 1,986,074 shares of common stock (note 5).
iii)	During the six months ended December 31, 2014, 1,244,666 Investor Warrants were exchanged for 414,889 shares of common stock (notes 5 and 8).
7	Financial instruments

The Company has financial instruments that are measured at fair value. To determine the fair value, we use the fair value hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs market participants would use to value an asset or liability and are developed based on market data obtained from independent sources. Unobservable inputs are inputs based on assumptions about the factors market participants would use to value an asset or liability. The three levels of inputs that may be used to measure fair value are as follows:

•	Level one - inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities;

•	Level two - inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly such as interest rates, foreign exchange rates, and yield curves that are observable at commonly quoted intervals; and

•	Level three - unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurements. Changes in the observability of valuation inputs may result in a reclassification of levels for certain securities within the fair value hierarchy.

The Company’s financial instruments consist of cash and cash equivalents, other receivables, accounts payable, related party payables and derivative liability. The carrying values of cash and cash equivalents, other receivables, accounts payable and related party payables approximate their fair values due to the immediate or short-term maturity of these financial instruments.

As quoted prices for the derivative liability are not readily available, the Company has used a simulated probability valuation model, as described in note 2 to estimate fair value. The derivative liability utilizes Level 3 inputs as defined above.

F-54

DelMar Pharmaceuticals, Inc.

Notes to Consolidated Condensed Interim Financial Statements

(Unaudited)

December 31, 2014

(expressed in US dollars unless otherwise noted)

The Company has the following liabilities under the fair value hierarchy:

			December 31, 2014

Liability	Level 1	Level 2	Level 3

Derivative liability	-	-	1,567,291

		June 30, 2014

Liability	Level 1	Level 2	Level 3

Derivative liability	-	-	3,329,367

8	Subsequent events

Tender offer warrant exchange

On January 8, 2015 (note 5) , the Company filed a tender offer statement with the Securities and Exchange Commission, and on January 23, 2015, the Company filed an amendment thereto , with respect to certain Investor Warrants to purchase common stock of the Company. The tender offer provided the holders of the Investor Warrants with the opportunity to receive one share of common stock for every three Investor Warrants that are tendered. The tender offer was available to all 5,964,738 Investor Warrants outstanding at December 31, 2014. If all outstanding Investor Warrants were tendered, the Company would have issued 1,988,246 shares of common stock. To participate in the tender offer the Investor Warrant holders were required to deliver completed exchange documents to the Company, prior to the expiration of the tender offer, which was 5:00 p.m. (Pacific Time) on February 9, 2015.

The tender offer expired on February 9, 2015. A total of 1,591,875 Investor Warrants were exchanged for 530,625 shares of common stock resulting in a net increase in stockholder’s equity of approximately $400,957.

F-55

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution.

We will pay all expenses in connection with the registration and sale of the common stock by the selling shareholders.  The estimated expenses of issuance and distribution are set forth below.

SEC filing fee	$9,253
Legal expenses	$200,000	*
Accounting expenses	$50,000	*
Miscellaneous	$5,000	*
Total	$264,253	*

* Estimate

Item 14.   Indemnification of Directors and Officers.

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute ("NRS"). NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

II-1

Item 15.    Recent Sales of Unregistered Securities.

DelMar (BC) issued 4,150,000 units on January 23, 2012, 560,000 units on February 27, 2012, and 50,000 units on May 10, 2012, at a purchase price Cdn $0.50 per unit or total consideration of Cdn $2,380,000 (U.S. $2,361,353). The proceeds from the issuance of 3,000,000 of these units were held in escrow pursuant to an exclusive option investment agreement. Subsequently, DelMar (BC) elected to allow the option to expire and the related units were cancelled and the funds returned to the subscriber.

Included in the total consideration of Cdn $2,380,000 (US $2,361,353) was Cdn $180,000 (US $180,144) relating to non-cash consideration received for the provision of services by officers and directors of DelMar (BC). All of the units issued pursuant to the consulting agreements were issued in February 2012.

Between June 1, 2012 and January 1, 2013 inclusive DelMar (BC) issued 160,000 common shares for services.

On April 30, 2012, DelMar (BC) issued 500,000 common shares in settlement of accounts payable in the amount of Cdn $250,000 (U.S. $253,050) owed to Valent.

On January 25, 2013 the Company entered into and closed an exchange agreement, with DelMar BC, 0959454 B.C. Ltd., Callco, Exchangeco, and securityholders of DelMar (BC). Pursuant to the Exchange Agreement, (i) the Company issued 4,340,417 shares of common stock  to the U.S. Holders in exchange for the transfer to Exchangeco of all 4,340,417 outstanding common shares of DelMar (BC) held by the U.S. Holders, (ii) the Canadian Holders received, in exchange for the transfer to Exchangeco of all 8,729,583 outstanding common shares of DelMar (BC) held by the Canadian Holders, 8,729,583 Exchangeable Shares of Exchangeco, and (iii) outstanding warrants to purchase 3,360,000 common shares of DelMar (BC) and outstanding options to purchase 1,020,000 common shares of DelMar (BC) were deemed to be amended such that,  rather than entitling the holder to acquire common shares of DelMar (BC), such options and warrants will entitle the holders to acquire shares of common stock of the Company. The Canadian Holders will be entitled to require Exchangeco to redeem (or, at the option of the Company or Callco, to have the Company or Callco purchase) the Exchangeable Shares, and upon such redemption or purchase to receive an equal number of shares of common stock of the Company.

On January 25, 2013, January 31, 2013, February 8, 2013, February 21, 2013, February 28, 2013, March 1, 2013, and March 6, 2013, the Company entered into and closed a series of subscription agreements with accredited investors, pursuant to which the Company issued an aggregate of 13,125,002 Units at a purchase price of $0.80 per Unit, for aggregate gross proceeds of $10,500,000. Each Unit consists of one share of common stock and one five-year warrant to purchase one share of common stock at an exercise price of $0.80.

The Company retained Charles Vista, LLC as the Placement Agent for the Private Offering. The Company paid the Placement Agent a cash fee of $1,050,000 (equal to 10% of the gross proceeds), a non-accountable expense allowance of $315,000 (equal to 3% of the gross proceeds), and a one-year consulting fee of $60,000.  Also, the Company issued to the Placement Agent five-year warrants to purchase 5,250,000 shares of common stock (equal to 20% of the shares of common stock (i) included as part of the Units sold in the Private Offering and (ii) issuable upon exercise of the Investor Warrants) at an exercise price of $0.80, exercisable on a cash or cashless basis.

On January 25, 2013, the Company, Callco, Exchangeco and Computershare Trust Company of Canada (the “Trustee”) entered into a voting and exchange trust agreement (the “Trust Agreement”). Pursuant to the Trust Agreement, Company issued one share of Special Voting Preferred Stock (the “Special Voting Share”) to the Trustee, and the parties created a trust for the Trustee to hold the Special Voting Share for the benefit of the holders of the Exchangeable Shares (other than the Company and any affiliated companies) (the “Beneficiaries”). Pursuant to the Trust Agreement, the Beneficiaries will have voting rights in the Company equivalent to what they would have had they received shares of common stock in the same amount as the Exchangeable Shares held by the Beneficiaries.

On January 25, 2013, the Company issued 1,150,000 shares of common stock to Valent, a company owned by Dennis Brown, the Company’s Chief Scientific Officer, in exchange for Valent agreeing to reduce certain royalties payable to it pursuant to a patent assignment agreement between Valent and DelMar (BC).

On April 17, 2013, the Company issued an aggregate of 555,000 shares of restricted common stock to consultants for services.

During the three months ended September 30, 2013, the Company issued an aggregate of 1,469,810 shares of common stock, including 40,000 shares of common stock for services, 206,000 shares upon the exercise of 206,000 warrants for no additional consideration, 123,810 shares upon the cashless exercise of 200,000 warrants, and 1,100,000 shares upon the exchange of Exchangeable Shares. On September 12, 2013, the Company issued five-year warrants to purchase 300,000 shares of common stock for services. The warrants are exercisable on a cashless basis at an exercise price of $1.76.

During the three months ended December 31, 2013, the Company issued 15,000 shares of common stock upon the exercise of 15,000 warrants for no additional consideration and 255,000 shares of common stock upon the exchange of 255,000 Exchangeable Shares.

During the period from January 1, 2014 to April 14, 2014 the Company issued 305,313 shares of common stock upon the exercise of warrants, including 20,000 shares for no additional consideration, 8,000 shares for proceeds of CDN $4,000, and 277,313 shares for proceeds of $221,850.  In addition, during the period from January 1, 2014 to April 14, 2014 the Company issued 250,000 shares of common stock for services, and 205,000 shares of common stock upon the exchange of 205,000 Exchangeable Shares.

During the three months ended June 30, 2014, the Company issued 250,000 shares of common stock for services, 125,000 shares of common stock upon the exchange of 125,000 Exchangeable Shares, and 8,000 shares of common stock upon exercise of warrants at an exercise price of $0.46 per share.

II-2

On August 8, 2014, the Company consummated its offer (the “Warrant Tender Offer”) to amend certain of its outstanding warrants held by investors who participated in the Company’s private placement financings that closed on January 25, 2013, January 31, 2013, February 8, 2013, February 21, 2013, February 28, 2013, March 1, 2013, and March 6, 2013 (the “Investor Warrants”). Pursuant to the Warrant Tender Offer, an aggregate of 762,227 Investor Warrants were tendered by their holders and were amended and exercised in connection therewith for an aggregate exercise price of approximately $495,448. The Company received net proceeds of approximately $470,676 after paying a 5% warrant agent fee of approximately $24,772.

Effective October 31, 2014, the Company entered into election to exercise warrants agreements (the “Investor Warrant Amendments”) with certain holders of warrants to purchase shares of common stock issued to investors (the “Investor Warrants”), pursuant to which the Company reduced the exercise price from $0.80 to $0.65 per share for 1,136,347 Investor Warrants, and in accordance with the agreements, the holders of such Investor Warrants exercised the Investor Warrants for cash at the foregoing reduced exercise price, such that the Company received aggregate gross proceeds from such exercises of $738,626. Previously, in September 2014, pursuant to election to exercise warrant agreements, the Company reduced the exercise price from $0.80 to $0.65 of 87,500 Investor Warrants, and the holders of such Investor Warrants exercised such Investor Warrants for cash in accordance with such agreements, such that the Company received aggregate gross proceeds of $56,875 from such exercises.

On December 31, 2014, the Company entered into separate warrant exchange agreements (collectively, the “Exchange Agreements”) with each of certain holders of the Company’s outstanding warrants to purchase common stock issued in connection with its private placement financings that closed on January 25, 2013, January 31, 2013, February 8, 2013, February 21, 2013, February 28, 2013, March 1, 2013, and March 6, 2013. Pursuant to the Exchange Agreements, on December 31, 2014, the Company issued an aggregate of 414,889 shares of Common Stock to these holders in exchange for the surrender of warrants to purchase an aggregate of 1,244,666 shares of common stock.

During the three months ended December 31, 2014, the Company issued 187,000 shares of common stock for services.

On February 9, 2015, the Company issued an aggregate of 530,625 shares of common stock in exchange for the cancellation of 1,591,875 warrants pursuant to an exchange offer.

The transactions described above were exempt from registration under Section 4(a)(2) of the Securities Act and/or under Regulation S promulgated by the SEC.

Item 16.   Exhibits.

Exhibit Number	Description
2.1	Exchange Agreement, dated January 25, 2013, among the Company, Exchangeco, Callco, DelMar (BC) and securityholders of DelMar (BC) (1)
3.1	Articles of Incorporation of the Company (2)
3.2	Articles of Merger of the Company (3)
3.3	Certificate of Designation of Special Voting Preferred Stock of the Company (3)
3.4	Bylaws of the Company (2)
3.5	Amendment to Bylaws of the Company (4)
3.6	Certificate of Designation of Series A Preferred Stock (7)
5.1	Opinion of Sichenzia Ross Friedman Ference LLP (previously filed)
10.1	Intercompany Funding Agreement, dated January 25, 2013, between the Company and Exchangeco (1)
10.2	Support Agreement, dated January 25, 2013, among the Company, Exchangeco and Callco (1)
10.3	Voting and Exchange Trust Agreement, dated January 25, 2013, among the Company, Callco, Exchangeco, and the Trustee (1)
10.4	Form of Subscription Agreement (1)
10.5	Form of Registration Rights Agreement (1)
10.6	Form of Investor Warrant (1)
10.7	Form of Dividend Warrant (1)
10.8 †	Memorandum of Understanding and Collaboration Agreement between Guangxi Wuzhou Pharmaceutical (Group) Co. Ltd. and DelMar (BC) (1)
10.9 †	Patent Assignment Agreement, dated September 12, 2010, between DelMar (BC) and Valent (5)
10.10	Amendment, dated January 21, 2013, to Patent Assignment Agreement, dated September 12, 2010, between DelMar (BC) and Valent (5)
10.11	Loan Agreement, dated February 3, 2011, between DelMar (BC) and Valent (5)
10.12	Consulting Agreement, dated August 1, 2011, between DelMar (BC) and Jeffrey Bacha (5)
10.13	Consulting Agreement, dated August 1, 2011, between DelMar (BC) and Dennis Brown (5)
10.14	Consulting Agreement, dated August 1, 2011, between DelMar (BC) and William Garner (5)
10.15	Consulting Agreement, dated February 1, 2013, between DelMar (BC) and Scott Praill (5)
10.16	Form of Election to Exercise Warrants (6)
10.17	Form of Investor Warrant Amendment (8)
10.18	Form of Dividend Warrant Amendment (8)
10.19	Form of Exchange Agreement (9)
16	Letter from John Kinross-Kennedy (1)
21	Subsidiaries (previously filed)
23.1	Consent of PricewaterhouseCoopersLLP*
23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)
99.1	Pro forma financial information (1)

II-3

EX-101.INS	XBRL Instance Document*
EX-101.SCH	XBRL Taxonomy Extension Schema Document*
EX-101.CAL	XBRL Taxonomy Extension Calculation Linkbase*
EX-101.DEF	XBRL Taxonomy Extension Definition Linkbase*
EX-101.LAB	XBRL Taxonomy Extension Labels Linkbase*
EX-101.PRE	XBRL Taxonomy Extension Presentation Linkbase*

†   Confidential treatment has been granted for certain confidential portions of this exhibit pursuant to Rule 24b-2 under the Exchange Act. In accordance with Rule 24b-2, these confidential portions have been omitted from this exhibit and filed separately with the Commission

* Filed herewith.

(1) Filed as exhibit to 8-K filed on January 31, 2013 and incorporated herein by reference.

(2) Filed as an exhibit to S-1 filed August 17, 2010 and incorporated herein by reference.

(3) Filed as an exhibit to 8-K filed January 23, 2013 and incorporated herein by reference.

(4) Filed as an exhibit to 8-K filed February 14, 2013 and incorporated herein by reference.

(5) Filed as exhibit to 8-K/A filed on March 14, 2103 and incorporated herein by reference.

(6) Filed as an exhibit to 8-K filed June 9, 2014 and incorporated herein by reference.

(7) Filed as an exhibit to 8-K filed October 3, 2014 and incorporated herein by reference.

(8) Filed as an exhibit to 8-K filed November 6, 2014 and incorporated herein by reference.

(9) Filed as an exhibit to 8-K filed January 7, 2015 and incorporated herein by reference.

Item 17.   Undertakings.

1.      The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (B)(1)(i) and (B)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

2.      The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-4

3.      The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4.      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5.      The undersigned registrant hereby undertakes that, for the purposes of determining liability to any purchaser:

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the undersigned registrant according the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, British Columbia, Canada, on March 6, 2015.

DELMAR PHARMACEUTICALS, INC.

By:	/s/ Jeffrey Bacha
Jeffrey Bacha
Its:	CEO and Chairman

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jeffrey Bacha	March 6, 2015
Jeffrey Bacha
Chief Executive Officer and Director (Principal Executive Officer)

/s/ Scott Praill	March 6, 2015
Scott Praill Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Dennis Brown	March 6, 2015
Dennis Brown
Director

/s/ William Garner	March 6, 2015
William Garner
Director

/s/ John K. Bell	March 6, 2015
John K. Bell
Director

/s/ Robert J. Toth, Jr.	March 6 , 2015
Robert J. Toth, Jr.
Director

/s/ Lynda Cranston	March 6, 2015
Lynda Cranston
Director

II-6